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Filed Pursuant to Rule 424(b)(3)
Registration No. 333-200218

PROSPECTUS

Niska Gas Storage Canada ULC
Niska Gas Storage Canada Finance Corp.

Offer to Exchange
up to
$575,000,000 of 6.50% Senior Notes due 2019
that have been registered under the Securities Act of 1933
for
$575,000,000 of 6.50% Senior Notes due 2019
that have not been registered under the Securities Act of 1933

        We are offering to exchange up to $575,000,000 aggregate principal amount of our new 6.50% Senior Notes due 2019, which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), referred to in this prospectus as the "new notes," for any and all of our outstanding unregistered 6.50% Senior Notes due 2019, referred to in this prospectus as the "old notes." We issued the old notes on March 17, 2014 in a transaction not requiring registration under the Securities Act. We are offering you new notes in exchange for old notes in order to satisfy our registration obligations from that previous transaction. The old notes and the new notes are collectively referred to in this prospectus as the "notes," and they will be treated as a single class under the indenture governing them.

        We will exchange the new notes for all outstanding old notes that are validly tendered and not withdrawn before expiration of the exchange offer. You may withdraw tenders of old notes at any time prior to the expiration of the exchange offer. The exchange procedure is more fully described in "Exchange Offer—Procedures for Tendering." If you fail to tender your old notes, you will continue to hold unregistered notes that you will not be able to transfer freely.

        The terms of the new notes are substantially identical to the old notes, except that the transfer restrictions, registration rights and provisions for additional interest applicable to the old notes do not apply to the new notes. Please read "Description of New Notes" for more details on the terms of the new notes. We will not receive any cash proceeds from the issuance of the new notes in the exchange offer.

        Each broker-dealer that receives new notes for its own account pursuant to this exchange offer must acknowledge in the letter of transmittal that it will deliver a prospectus in connection with any resale of such new notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for old notes where such old notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that, for a period of up to 180 days after the exchange date (as such period may be extended), we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. Please read "Plan of Distribution."

        You should carefully consider the risks set forth under "Risk Factors" beginning on page 10 of this prospectus before participating in the exchange offer.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 3, 2014.

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the "SEC" or the "Commission").

        In making your decision to participate in this exchange offer, you should rely only on the information contained in or incorporated by reference into this prospectus and in the letter of transmittal accompanying this prospectus. We have not authorized anyone to provide you with any other information. If you receive any unauthorized information, you must not rely on it. We are not making an offer to sell these securities or soliciting an offer to buy these securities in any state or jurisdiction where an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone whom it is unlawful to make an offer or solicitation. You should not assume that the information contained in this prospectus or in the documents incorporated by reference into this prospectus are accurate as of any date other than the date on the front cover of this prospectus or the date of such incorporated documents, as the case may be

        This prospectus incorporates by reference important business and financial information about us that is not included or delivered with this prospectus. Such information is available without charge upon written or oral request directed to: Niska Gas Storage Partners LLC, 170 Radnor Chester Road, Suite 150, Radnor, PA 19087; telephone number: (484) 367-7432. To obtain timely delivery, you must request the information no later than December 30, 2014, or the date which is five business days before the expiration of the exchange offer.

i

 PROSPECTUS SUMMARY

        This summary highlights some of the information included in or incorporated by reference into this prospectus. It may not contain all of the information that is important to you. This prospectus includes information about the exchange offer and includes or incorporates by reference information about our business and our financial and operating data. Before deciding to participate in the exchange offer, you should read this entire prospectus carefully, including the financial data and related notes incorporated by reference into this prospectus and the "Risk Factors" section beginning on page 8 of this prospectus. In addition, certain statements include forward looking information that involves risks and uncertainties. See "Cautionary Statement Regarding Forward-Looking Statements."

        In this prospectus, references to "Niska Canada" refer to Niska Gas Storage Canada ULC and references to "Canada Finco" refer to Niska Gas Storage Canada Finance Corp. In this prospectus, Niska Canada and Canada Finco are each referred to as an "Issuer" and are collectively referred to as the "Issuers."

        Unless the context clearly indicates otherwise, references in this prospectus to "Niska," "Niska Predecessor," "we," "our," "us" or similar terms when used in a historical context refer to Niska GS Holdings I, L.P. and Niska GS Holdings II, L.P., which were formed to own and operate natural gas storage assets and, together with the Issuers, Niska Gas Storage US, LLC and Niska Gas Storage US Finance Corp., were contributed to Niska Gas Storage Partners LLC in connection with its initial public offering, which was completed on May 17, 2010, or the IPO, and when used in the present tense or prospectively, or in an historical context with respect to dates on and after May 17, 2010, those terms refer to Niska Gas Storage Partners LLC and, unless the context indicates otherwise, its subsidiaries(including the Issuers). References to the "MLP" refer to Niska Gas Storage Partners LLC and its subsidiaries (including the Issuers). References to the "manager" refer to Niska Gas Storage Management LLC. References to the "Carlyle/Riverstone Funds" refer to Carlyle/Riverstone Global Energy and Power Fund II, L.P. and Carlyle/Riverstone Global Energy Power Fund III, L.P. and affiliated entities, collectively. Unless otherwise indicated, all references to "dollars" and "$" in this document are to U.S. dollars and amounts are presented in U.S. dollars. The Issuers are wholly-owned subsidiaries of Niska.

        References in this prospectus to the "notes" refer to the 6.50% Senior Notes Due 2019 of the Issuers. References to the "indenture" refer to the indenture dated as of March 17, 2014, as amended or supplemented from time to time, which governs the notes. In this prospectus we refer to the notes to be issued in the exchange offer as the "new notes" and the notes issued on March 17, 2014 as the "old notes."

 Niska Gas Storage Partners LLC

Overview

        We are a Delaware limited liability company formed in 2006 to own and operate natural gas storage assets. Our assets are located in key North American natural gas producing and consuming regions and are connected at strategic points on the natural gas transmission network, providing access to multiple end-use markets. Our locations provide us and our customers with substantial liquidity, meaning access to multiple counterparties for transactions to buy and sell natural gas.

        Because the supply of natural gas remains relatively stable over the course of a year compared to the demand for natural gas, which fluctuates seasonally, natural gas storage facilities are needed to reallocate excess gas supply from periods of low demand to periods of high demand. We capitalize on the imbalance between supply of and demand for natural gas by providing our customers and ourselves with the ability to store gas for resale or use in a higher value period. Our natural gas storage facilities allow us to offer our customers "multi-cycle" gas contracts, which permit them to inject and withdraw their natural gas multiple times in one year, providing more flexibility to capture market opportunities.

        You may find more information about us on our website at www.niskapartners.com. Our headquarters is located in Radnor, PA, and our operations center is located in Calgary, Alberta, Canada.

Risk Factors

        Investing in the new notes involves risks. You should carefully consider all the information contained in this prospectus prior to participating in the exchange offer. In particular, we urge you to consider carefully the factors set forth under "Risk Factors" beginning on page 8 of this prospectus and the risk factors described under "Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended March 31, 2014 (the "2014 Annual Report"), together with all of the other information included or incorporated by reference in this prospectus.

 The Exchange Offer

        On March 17, 2014, we completed a private offering of the old notes. As part of this private offering, we entered into a registration rights agreement with the initial purchasers of the old notes in which we agreed, among other things, to deliver this prospectus and to use our reasonable best efforts to complete the exchange offer within 365 days of March 17, 2014.

Old notes	On March 17, 2014, we issued $575.0 million aggregate principal amount of 6.50% Senior Notes due 2019.
New notes

The terms of the new notes are substantially identical to the terms of the old notes, except that the transfer restrictions, registration rights and provisions for additional interest relating to the old notes do not apply to the new notes. The new notes offered hereby, together with any old notes that remain outstanding after the completion of the exchange offer, will be treated as a single class for all purposes under the indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase. The new notes will have a CUSIP number different from that of any old notes that remain outstanding after the completion of the exchange offer.

Exchange offer

We are offering to exchange up to $575.0 million aggregate principal amount of new notes that have been registered under the Securities Act for an equal amount of the old notes that have not been so registered to satisfy our obligations under the registration rights agreement that we entered into when we issued the old notes in a transaction exempt from registration under the Securities Act.

Expiration date	The exchange offer will expire at 5:00 p.m., New York City time, on January 7, 2015, unless we decide to extend it.
Condition to the exchange Offer

The registration rights agreement does not require us to accept old notes for exchange if the exchange offer or the making of any exchange by a holder of the old notes would violate any applicable law or interpretation of the staff of the Commission or if any legal action has been instituted or threatened that would impair our ability to proceed with the exchange offer. A minimum aggregate principal amount of old notes being tendered is not a condition to the exchange offer. Please read "Exchange Offer—Conditions to the Exchange Offer" for more information about the conditions to the exchange offer.

Procedures for tendering old notes

All of the old notes are held in book-entry form through the facilities of The Depository Trust Company, or "DTC." To participate in the exchange offer, you must follow the automatic tender offer program, or "ATOP," procedures established by DTC for tendering notes held in book-entry form. The ATOP procedures require that the exchange agent receive, prior to the expiration date of the exchange offer, a computer-generated message known as an "agent's message" that is transmitted through ATOP, and that DTC confirm that:

• DTC has received your instructions to exchange your old notes; and
• you agree to be bound by the terms of the letter of transmittal in Annex A hereto.
For more details, see "Exchange Offer—Terms of the Exchange Offer," "—Procedures for Tendering," and "Description of the Notes—Book-Entry, Delivery and Form."
Guaranteed delivery procedures	None.
Withdrawal of tenders

You may withdraw your tender of old notes at any time prior to the expiration date. To withdraw, you must submit a notice of withdrawal to the exchange agent using ATOP procedures before 5:00 p.m., New York City time, on the expiration date of the exchange offer. Please read "Exchange Offer—Withdrawal of Tenders."

Acceptance of old notes and delivery of new notes

If you fulfill all conditions required for proper acceptance of old notes, we will accept any and all old notes that you properly tender in the exchange offer before 5:00 p.m., New York City time, on the expiration date of the exchange offer. We will return any old notes that we do not accept for exchange to you without expense promptly after the expiration date of the exchange offer. We will deliver the new notes promptly after the expiration date of the exchange offer. Please read "Exchange Offer—Terms of the Exchange Offer."

Fees and Expenses	We will bear expenses related to the exchange offer. Please read "Exchange Offer—Fees and Expenses."
Use of proceeds	The issuance of the new notes will not provide us with any new proceeds. We are making the exchange offer solely to satisfy our obligations under the registration rights agreement.

Consequences of failure to exchange old notes

If you do not exchange your old notes in the exchange offer, you will no longer be able to require us to register the old notes under the Securities Act, except in the limited circumstances provided under the registration rights agreement. In addition, you will not be able to resell, offer to resell or otherwise transfer the old notes unless we have registered the old notes under the Securities Act, or unless you resell, offer to resell or otherwise transfer them under an exemption from the registration requirements of, or in a transaction not subject to, the Securities Act.

U.S. federal income tax considerations	The exchange of new notes for old notes in the exchange offer will not be a taxable event for U.S. federal income tax purposes. Please read "Certain United States Federal Income Tax Consequences."
Exchange agent

We have appointed The Bank of New York Mellon as exchange agent for the exchange offer. You should direct questions and requests for assistance with respect to the procedures for tendering old notes and requests for additional copies of this prospectus (including the letter of transmittal) to the exchange agent addressed as follows: The Bank of New York Mellon, as Exchange Agent, c/o The Bank of New York Mellon Corporation, Corporate Trust Operations—Reorganization Unit, 111 Sanders Creek Parkway, East Syracuse, NY 13057, Facsimile: (732) 667-9408.
Attention: Dacia Brown-Jones,
Telephone: (315) 414-3349

 Terms of the New Notes

        The new notes will be substantially identical to the old notes, except that the new notes are registered under the Securities Act and will not have restrictions on transfer, registration rights or provisions for additional interest. The new notes will evidence the same debt as the old notes, and the same indenture will govern the new notes and the old notes.

        The following summary contains basic information about the new notes and is not intended to be complete. It does not contain all information that is important to you. For a more complete understanding of the new notes, see "Description of the Units" and "Description of the Notes."

Issuers	Niska Canada, an Alberta unlimited liability corporation, and its wholly-owned subsidiary, Canada Finco, a Canadian corporation.
Securities	$575.0 million aggregate principal amount of 6.50% Senior Notes due 2019.
Maturity date	The notes will mature on April 1, 2019.
Interest	The notes bear interest at the rate of 6.50% per annum.
Interest payment dates

Interest on the new notes will accrue from the most recent interest payment date, October 1, 2014, and will be paid semi-annually in arrears on April 1 and October 1 of each year to holders of record as of the preceding March 15 and September 15, respectively.

Ranking

The notes are equal in right of payment with all of the Issuers' existing and future senior unsecured obligations and will be senior in right of payment to any of the Issuers' future obligations that are, by their terms, expressly subordinated in right of payment to the notes. The notes are effectively subordinated to the Issuers' existing and future secured indebtedness, including the Issuers' guarantees of the asset-based revolving credit facility, to the extent of the value of the collateral security such indebtedness. The notes and guarantees will be structurally subordinated to all indebtedness and obligations of our subsidiaries (other than the Issuers) that do not guarantee the notes.

Guarantees	The notes are unconditionally guaranteed on a senior unsecured basis by Niska and its existing and future direct and indirect subsidiaries, subject to exceptions.

Each guarantee is a senior unsecured obligation of its guarantor and is effectively junior, to the extent of the value of the collateral, of its guarantor's secured obligations, equal in right of payment with all existing and future senior unsecured indebtedness of its guarantor and senior in right of payment to any future subordinated indebtedness of its guarantor.

Optional redemption

At any time prior to October 1, 2016, the Issuers may on any one or more occasions redeem up to 35% of the aggregate principal amount of the notes with the net cash proceeds of certain equity offerings at a redemption price equal to 106.500% of the principal amount of the notes, plus any accrued and unpaid interest to the date of redemption. See "Description of the Notes—Optional Redemption."

On or after October 1, 2016, we may redeem all or part of the notes, in each case at the redemption prices described under "Description of the Notes—Optional Redemption," together with any accrued and unpaid interest to the date of redemption.

In addition, prior to October 1, 2016, we may redeem all or part of the notes at a "make-whole" redemption price described under "Description of the Notes—Optional Redemption," together with any accrued and unpaid interest to the date of redemption.

Offers to repurchase

Upon the occurrence of a change of control, unless we have exercised our optional redemption right with respect to the notes, holders of the notes will have the right to require us to purchase all or any part of the notes at a price equal to 101% of the aggregate principal amount of the notes, together with any accrued and unpaid interest to, but not including, the date of purchase. In connection with certain asset dispositions, we will be required to use the net cash proceeds of the asset dispositions to make an offer to purchase the notes at 100% of the principal amount, together with any accrued and unpaid interest to the date of purchase.

Certain covenants	The indenture contains covenants that limit our ability and our restricted subsidiaries' ability to, among other things:
• make distributions;

• incur additional indebtedness or guarantee other indebtedness;
• grant liens or make certain negative pledges;
• make certain loans or investments;
• engage in transactions with affiliates;
• make any material change to the nature of our business;
• make a disposition of assets; or
• enter into a merger or plan to consolidate, liquidate, wind up or dissolve.

These covenants are subject to a number of important limitations and exceptions, and certain important changes, including, if at any time the notes are assigned an investment grade rating, as described under "Description of the Notes—Changes in Covenants When Notes Rated Investment Grade."

Transfer restrictions; absence of a public market for the new notes

The new notes generally will be freely transferable, but will also be new securities for which there will not initially be a market. There can be no assurance as to the development or liquidity of any market for the new notes. The new notes will not be freely tradeable in Canada under applicable Canadian securities laws.

We do not intend to apply to list the new notes on any securities exchange or automated dealer quotation system.

 Ratio of Earnings to Fixed Charges

        The following table sets forth our ratio of consolidated earnings to fixed charges for the periods presented:

	Niska Predecessor	Niska
	Fiscal Year Ended March 31,					Six Months Ended September 30,
	2010	2011(1)	2012	2013	2014	2014
Ratio of earnings to fixed charges	4.1x	1.3x	-1.3x	0.1x	0.7x	-1.4x
Dollar amount (in thousands) of deficiency in earnings to fixed charges	—	—	(105,872)	—	—	(36,882)

(1)
Represents data from Niska Predecessor for the period from April 1, 2010 to May 16, 2010 and data from Niska for the period from May 17, 2010 to March 31, 2011.

        For purposes of computing the ratio of earnings to fixed charges, "earnings" consists of pre-tax income from continuing operations plus fixed charges (excluding capitalized interest). "Fixed charges" represents interest incurred (whether expenses or capitalized) and amortized premiums, discounts and capitalized expenses related to indebtedness.

RISK FACTORS

        Before deciding to participate in the exchange offer, you should carefully read all of the other information included in this prospectus and the documents we have incorporated by reference into this prospectus. If any of these risks were to occur, our business, financial condition, results of operations or prospects could be materially adversely affected. In that case, our ability to fulfill our obligations under the notes and the trading price of the notes could be materially affected, and you could lose all or part of your investment.

        This prospectus and the documents we have incorporated by reference into this prospectus also contain forward-looking statements that involve risks and uncertainties, some of which are described in the documents incorporated by reference into this prospectus. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including the risks and uncertainties faced by us described below or incorporated by reference into this prospectus.

Risks Related to the Exchange Offer

If you fail to exchange old notes, existing transfer restrictions will remain in effect, and the market value of old notes may be adversely affected because they may be more difficult to sell.

        If you fail to exchange old notes for new notes under the exchange offer, then you will continue to be subject to the existing transfer restrictions on the old notes. In general, the old notes may not be offered or sold unless they are registered or exempt from registration under the Securities Act and applicable state securities laws. Except in connection with this exchange offer or as required by the registration rights agreement, we do not intend to register resales of the old notes.

        The tender of old notes under the exchange offer will reduce the principal amount of the currently outstanding old notes. Due to the corresponding reduction in liquidity, this may have an adverse effect upon, and increase the volatility of, the market price of any currently outstanding old notes that you continue to hold following the completion of the exchange offer.

Risks Related to the Notes

Parent and the issuers conduct our operations and own our operating assets.

        Parent and the issuers are holding companies, and their subsidiaries conduct all operations and own operating assets. Parent and the issuers have no significant assets other than the ownership interests in the equity in their respective subsidiaries. As a result, the issuers' ability to make required payments on the notes depends on the performance of their respective subsidiaries and those subsidiaries' ability to distribute funds to the issuers. The ability of their respective subsidiaries to make distributions to the issuers may be restricted by, among other things, our asset-based revolving credit facility and applicable state partnership or limited liability company laws and other laws and regulations. Pursuant to our asset-based revolving credit facility, we may be required to establish cash reserves for the future repayment of outstanding letters of credit under such facility. If we are unable to obtain the funds necessary to pay the principal amount of the notes at maturity, we may be required to adopt one or more alternatives, such as a refinancing of the notes. We cannot assure you that we would be able to refinance the notes on satisfactory terms or at all.

Your right to receive payments on the notes and the guarantees is unsecured and will be effectively subordinated to our existing and future secured indebtedness.

        The notes are effectively subordinated to claims of the issuers' secured creditors and the guarantees are effectively subordinated to the claims of the guarantors' secured creditors, in each case, including the lenders under our asset-based revolving credit facility. Secured creditors, including the lenders under our asset-based revolving credit facility, have claims that are prior to claims of holders of the notes with respect to the assets securing those obligations. In the event of a liquidation, dissolution, reorganization, bankruptcy or any similar proceeding, our assets and those of our subsidiaries will be available to pay obligations on the notes and the guarantees only after holders of our secured creditors have been paid the value of the assets securing such debt.

Your right to receive payments on the notes could be adversely affected if any of our non-guarantor subsidiaries declares bankruptcy, liquidates or reorganizes.

        Although all of Parent's subsidiaries (other than the issuers) will initially guarantee the notes, in the future the guarantees may be released under certain circumstances and certain subsidiaries may not be required to become guarantors. The notes will be structurally subordinated to the claims of all creditors, including unsecured indebtedness, trade creditors and tort claimants, of any non-guarantor subsidiaries. In the event of the insolvency, bankruptcy, liquidation, reorganization, dissolution or winding up of the business of a non-guarantor subsidiary, creditors of that non-guarantor subsidiary would generally have the right to be paid in full before any distribution is made to us or the holders of the notes. We do not expect any of our subsidiaries to be non-guarantors.

U.S. investors in the notes may have difficulty enforcing certain civil liabilities.

        The issuers are governed by the laws of Alberta, Canada, certain of the guarantors of the notes exist under the laws of Canada or a province thereof and certain of the officers of the issuers and the guarantors (including Parent) are residents of Canada or other jurisdictions outside of the United States. Moreover, all of the assets of the issuers, certain of the Canadian guarantors and such officers and a substantial portion of the assets of Parent are located outside of the United States. We will agree, in accordance with the terms of the indenture governing the notes, to accept service of process in any action, suit or proceeding with respect to the notes, the related guarantees and the indenture brought in any federal or state court located in The City of New York by designating an agent for such purposes, and to submit to the jurisdiction of such courts in connection with such actions, suits or proceedings. However, it may be difficult for holders of the notes to effect service of process upon the issuers, Canadian guarantors or such persons within the United States or to enforce against the issuers, the Canadian guarantors or such persons, in the United States, judgments of courts of the United States predicated upon the civil liability provisions of U.S. federal or state securities laws or other laws of the United States. There is doubt as to the enforceability in certain jurisdictions outside the United States of liabilities predicated solely upon U.S. federal or state securities laws against the issuers, the Canadian guarantors and certain of such officers who are not residents of the United States, in original actions or actions for enforcements of judgments of U.S. courts.

We do not have the same flexibility as other types of organizations to accumulate cash, which may limit cash available to service the notes or to repay them at maturity.

        Unlike a corporation, our partnership agreement requires us to distribute, on a quarterly basis, all of our available cash to our unitholders of record and our general partner subject to the limitations on restricted payments in our asset-based revolving credit facility and the indenture governing the notes. Available cash is generally all of our cash and cash equivalents on hand and the amount of any cash reserves established by our general partner. Our general partner will determine the amount and timing of such distributions and has broad discretion to establish and make additions to our reserves or the reserves of our operating partnership in amounts the general partner determines in its reasonable discretion to be necessary or appropriate:

  •
  to provide for the proper conduct of our business and the businesses of our operating partnership (including reserves for future capital expenditures and for our anticipated future credit needs);

  •
  to provide funds for distributions to our unitholders and the general partner for any one or more of the next four calendar quarters; or

  •
  to comply with applicable law or any of our loan or other agreements, including the indentures governing the notes and our asset-based revolving credit facility.

        Although our payment obligations to our unitholders are subordinated to our payment obligations to you, the value of our common units decreases in correlation with decreases in the amount we distribute per unit. Accordingly, if we experience a liquidity problem in the future, we may not be able to issue equity to recapitalize.

We may incur additional indebtedness to fund our expansion projects or for other purposes, which would increase our leverage and could negatively affect our business or financial condition.

        Our business strategy includes expansion projects that we believe will have a positive effect on our current business and operations. We expect to continue to pursue opportunities to expand our business and may incur additional indebtedness to finance the expansions. Our incurrence of additional indebtedness would increase our leverage and our interest expense, which could have a negative effect on our business or financial condition.

Restrictions in the agreements governing our indebtedness could limit our ability to meet our debt service obligations.

        We are dependent upon the cash flow generated by our operations in order to meet our debt service obligations. The operating and financial restrictions and covenants in the credit agreement governing our asset-based revolving credit facility, the indenture governing the notes and any future financing agreements could restrict our ability to finance future operations or capital needs or to expand or pursue our business activities. For example, our credit agreement governing our asset-based revolving credit facility and the indenture governing the notes will restrict or limit our ability to, among other things:

  •
  make distributions;

  •
  incur additional indebtedness or guarantee other indebtedness;

  •
  grant liens or make certain negative pledges;

  •
  make certain loans or investments;

  •
  engage in transactions with affiliates;

  •
  make any material change to the nature of our business;

  •
  make a disposition of assets; or

  •
  enter into a merger or plan to consolidate, liquidate, wind up or dissolve.

        Furthermore, our credit agreement governing our asset-based revolving credit facility contains covenants, including that we maintain a fixed charge coverage ratio of 1.1 to 1.0 at the end of each fiscal quarter when excess availability under both revolving credit facilities is less than 15% of the aggregate amount of availability under both revolving credit facilities. Such fixed charge coverage ratio will be tested at the end of each quarter until such time as average excess availability exceeds 15% for thirty consecutive days. Our ability to comply with the fixed charge coverage ratio and other covenants may be affected by events beyond our control, including prevailing economic, financial and industry conditions. If we violate certain of the restrictions, covenants, ratios or tests in our credit agreement or the indenture governing our senior notes, the lenders or the note holders, as the case may be, will be able to accelerate the maturity of all borrowings and demand repayment of amounts outstanding, our lenders' commitment to make further loans to us may terminate, and we may be prohibited from making distributions to our members. We might not have, or be able to obtain, sufficient funds to make these accelerated payments.

        The indenture that governs the notes prohibits us from making distributions to unitholders if any default or event of default (as defined in the applicable indenture) exists. In addition, our credit agreement contains covenants limiting our ability to pay distributions to unitholders. The covenants apply differently depending on our fixed charge coverage ratio (defined substantively the same in the indenture and the credit agreement). If the fixed charge coverage ratio is greater than 1.75 to 1.0, we will be permitted to make restricted payments, including distributions to our unitholders, if the aggregate restricted payments since the date of our IPO, excluding certain types of permitted payments, are less than the sum of a number of items including, most importantly, available cash (defined similarly to the definition in our operating agreement) calculated as of the end of our preceding fiscal quarter and the aggregate net cash proceeds received by us as a capital contribution or from the issuance of equity interests, including the net proceeds received from our IPO. The indenture governing the notes contains an additional general restricted payment basket of $75 million not contained in our credit agreement governing the asset-based revolving credit facility.

        See "Management's Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources—Our $400.0 Million Credit Agreement" and "—Our 6.50% Senior Notes Due 2019" in our 2014 Annual Report incorporated by reference herein. Any subsequent replacement of our credit agreement or any new indebtedness could have similar or greater restrictions.

In the event of the bankruptcy or insolvency of either of the issuers or any of the guarantors, the ability of the holders of the notes to enforce the notes and the guarantees will be subject to certain bankruptcy and insolvency law limitations.

        The ability of the trustee who represents the holders of the notes to obtain payment of interest and principal will be subject to certain bankruptcy and insolvency law limitations in the event that any of the issuers or the guarantors become subject to bankruptcy, insolvency, liquidation, reorganization or similar proceedings.

        Accordingly, there can be no assurance:

  •
  that payments under the notes would be made following commencement of or during such proceedings;

  •
  whether or when the holders of the notes and the trustee could exercise their rights in respect of the notes and guarantees; and

  •
  whether and to what extent holders of the notes would be compensated for any delay in payment or would recover the full amount owing to them.

If the issuers, Canadian guarantors, or any of their other subsidiaries become subject to Canadian bankruptcy, insolvency, receivership, liquidation, reorganization or similar proceedings, the rights of the holders of the notes and the trustee to enforce remedies in respect of the notes and the guarantees are likely to be significantly affected.

        The ability of the trustee who represents the holders of the notes to enforce remedies in respect of the notes and the guarantees will be subject to certain bankruptcy and insolvency law limitations in the event that any of the issuers or guarantors become subject to bankruptcy, insolvency, receivership, liquidation, reorganization or similar proceedings. For example, both the Bankruptcy and Insolvency Act (Canada) ("BIA") and the Companies' Creditors Arrangement Act (Canada) provide for a stay of proceedings that may prevent the exercise of remedies and prohibit the payment of pre-filing obligations without leave of the court. Pursuant to proceedings under such legislation, among other things, the assets of an insolvent debtor may be sold, and the proceeds distributed to creditors in accordance with their priority, or an insolvent debtor may prepare and file a proposal or a plan of compromise or arrangement, as the case may be, for consideration by all or some of its creditors, to be voted on by the various classes of creditors affected thereby. Such a proposal or plan, if accepted by the requisite majorities of each affected class of creditors and if approved by the court, would affect creditors within any such class who may not otherwise be willing to accept the proposal or plan. Moreover, in such proceedings, the court may, subject to certain conditions, create court-ordered charges on the assets of the debtor to secure new financing, professional fees, post-filing amounts owing to critical suppliers, director liabilities or other amounts. A secured creditor may exercise remedies to enforce its security, including the appointment of a receiver either privately pursuant to it security or byway of court order pursuant to the BIA and/or provincial legislation. Typically a court order appointing a receiver will include a general stay of proceedings that may prevent the exercise of remedies while realization steps are taken.

        Accordingly, there can be no assurance:

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  that payments under the notes would be made following commencement of or during such proceedings;

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  whether or when the holders of the notes and the trustee could exercise their rights in respect of the notes and guarantees; and

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  whether and to what extent holders of the notes would be compensated for any delay in payment or would recover the full amount owing to them.

U.S. federal and state statutes allow courts, under specific circumstances, to void a guarantor's guarantee and require note holders to return payments received in respect thereof.

        Various applicable fraudulent conveyance laws have been enacted for the protection of creditors. A court may use fraudulent conveyance laws to subordinate or void the guarantees of the notes issued by any of the guarantors. It is also possible that under certain circumstances a court could hold that the direct obligations of a guarantor of the notes could be superior to the obligations under that guarantee.

        A court could void or subordinate the guarantee of the notes in favor of that entity's other debts or liabilities to the extent that the court determined either of the following were true at the time the guarantor issued the guarantee:

  •
  that guarantor incurred the guarantee with the intent to hinder, delay or defraud any of its present or future creditors or that guarantor contemplated insolvency with a design to favor one or more creditors to the total or partial exclusion of others; or

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  that guarantor did not receive fair consideration or reasonably equivalent value for issuing the guarantee and, at the time it issued the guarantee, that guarantor (i) was insolvent or rendered insolvent by reason of the issuance of the guarantee, (ii) was engaged or about to engage in a business or transaction for which the remaining assets of that guarantor constituted unreasonably small capital or (iii) intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they matured.

        The measure of insolvency for purposes of the foregoing will vary depending upon the law of the relevant jurisdiction. Generally, however, an entity would be considered insolvent for purposes of the foregoing if the sum of its debts, including contingent liabilities, were greater than the fair saleable value of all of its assets at a fair valuation, or if the present fair saleable value of its assets were less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and matured.

        Among other things, a legal challenge of a guarantor's guarantee of the notes on fraudulent conveyance grounds may focus on the benefits, if any, realized by that guarantor as a result of the issuer's issuance of the notes. To the extent a guarantor's guarantee of the notes is avoided as a result of fraudulent conveyance or held unenforceable for any other reason, the note holders would cease to have any claim in respect of that guarantee and the notes would be structurally subordinated to all liabilities of that guarantor.

        The indenture governing the notes will contain a "savings clause," which limits the liability of each guarantor on its guarantee to the maximum amount that such guarantor can incur without risk that its guarantee will be subject to avoidance as a fraudulent transfer. We cannot assure you that this limitation will protect such guarantees from fraudulent transfer challenges or, if it does, that the remaining amount due and collectible under the guarantees would suffice, if necessary, to pay the notes in full when due. Furthermore, in a recent case, Official Committee of Unsecured Creditors of TOUSA, Inc. v. Citicorp North America, Inc., the U.S. Bankruptcy Court in the Southern District of Florida held that a savings clause similar to the savings clause that will be included in the indenture governing the notes was unenforceable. As a result, the guarantor guarantees were found to be fraudulent conveyances. The United States Court of Appeals for the Eleventh Circuit recently affirmed the liability findings of the Bankruptcy Court without ruling directly on the enforceability of savings clauses generally. If the TOUSA decision were followed by other courts, the risk that the guarantees would be deemed fraudulent conveyances would be significantly increased.

Certain provisions of Canadian insolvency law may affect the priority and/or delay or impair the enforceability of your right to receive payment on the notes.

        If one or more creditors initiated a lawsuit or the issuers, a Canadian guarantor or another guarantor became subject to Canadian bankruptcy, insolvency, liquidation, reorganization or similar proceedings, payments made to the holders of notes may be required to be returned or the guarantees may be avoided or set aside under Canadian federal or provincial legislation if it is judicially determined that, among other things:

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  at the time of the payment or of the making of the guarantee, the payor or guarantor, as the case may be, was insolvent and the payment or guarantee had the effect of or was given with a view to giving a preference to, or conferred a fraudulent or unjust preference on, the recipient or another guarantor;

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  the payment or making of the guarantee was a transfer at undervalue and at the time of the repayment or the making of the guarantee the payor or the guarantor, as the case may be, was insolvent or was rendered insolvent by the payment or the making of the guarantee;

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  the payment or making of the guarantee was intended to defeat, hinder, delay or defraud creditors; or

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  the payment or making of the guarantee was oppressive to creditors.

        The measures of insolvency for purposes of these preference and impeachable transaction laws will vary depending upon the law applied in any such proceeding and upon the valuation assumptions and methodology applied by the court. Generally, however, a party would be considered insolvent if:

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  it is unable to meet its obligations as they generally become due;

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  it has ceased paying its current obligations in the ordinary course of business as they generally become due; or

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  the aggregate of its property is not, at a fair valuation, sufficient, or, if disposed at a fairly conducted sale under legal process, would not be sufficient to enable payment of all its liabilities, due and accruing due.

        As it relates to the guarantees, on the basis of historical financial information, recent operating history and other factors (including rights of contribution against other guarantors), we believe that none of the guarantors will be rendered insolvent by giving effect to such guarantor's guarantee. We cannot assure you, however, as to what standard a court would apply in making the relevant determinations or that a court would agree with our conclusions in this regard. The guarantees could be subject to the claim that, since the guarantees were given for the benefit of the issuers, and only indirectly for the benefit of the guarantors, the obligations of the guarantors thereunder were incurred for less than fair market value or fair or good consideration.

We may not be able to repurchase the notes upon a change of control or if we do not properly apply the proceeds of certain asset sales.

        If we experience a change of control, as defined in the indenture, the holders of the notes will have the right to require the issuers to repurchase the notes at 101% of their principal amount, plus accrued and unpaid interest. If we sell assets and do not use the excess proceeds for specified purposes, the issuers may be required to use such excess proceeds to offer to repurchase some of the notes at 100% of their principal amount, plus accrued and unpaid interest. See "Description of the Notes—Repurchase at the Option of the Holders." Our ability to repurchase the notes under such circumstances would be limited by our access to funds at the time of the repurchase and the terms of our other debt agreements.

        Upon a change of control or asset sale event, we may be required immediately to repay the outstanding principal, any accrued interest on and any other amounts owed by us under our asset-based revolving credit facility, the notes and any other outstanding indebtedness. The source of funds for these repayments would be our available cash or cash generated from other sources. However, we cannot assure you that we will have sufficient funds available or that we will be permitted by our other debt instruments to fulfil these obligations. Furthermore, certain change of control events would constitute an event of default under the agreement governing our asset-based revolving credit facility.

Many of the covenants in the indenture will terminate if the notes are rated investment grade by both Moody's and S&P.

        If the notes achieve investment grade ratings by both Moody's and S&P, and no default or event of default has occurred and is continuing under the indenture, many of the covenants (including those that will restrict our ability to pay distributions, incur debt and to enter into certain other transactions) will be suspended. There can be no assurance that the notes will ever be rated investment grade, or that if they are rated investment grade, that the notes will maintain these ratings. However, termination of these covenants would allow us to engage in certain transactions that would not be permitted while these covenants were in force. See "Description of the Notes—Certain Covenants—Changes in Covenants When Notes Rated Investment Grade."

Your ability to transfer the notes may be limited by the absence of a trading market.

        The notes will be new securities for which there is no trading market. We do not currently intend to apply for listing of the notes on any securities exchange. Although the initial purchasers have informed us that they currently intend to make a market in the notes, they are not obligated to do so. In addition, the initial purchasers may discontinue any such market-making at any time without notice. The liquidity of any market for the notes will depend on the number of holders of the notes, the interest of securities dealers in making a market in the notes and other factors. Accordingly, we cannot assure you as to the development or liquidity of any market for the notes.

Risks Relating to Our Business

We may not have sufficient cash following the payment of fees and expenses to enable us to make payments on our indebtedness.

        Our ability to generate sufficient cash to make payments on our indebtedness is subject to the following factors:

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  the rates that we are able to charge new or renewing storage customers that are influenced by, among other things, weather and the seasonality and volatility of natural gas demand and supply;

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  our ability to continue to buy, sell and store natural gas for profit at our facilities, increased regulatory oversight over business operations, as well as the cost of natural gas that we purchase for our own account and the duration for which we store it;

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  the risk that changes in the regulatory status of one or more of our facilities could remove the right to negotiate market-based rates, instead imposing cost of service rates, could adversely impact the rates we charge;

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  technical and operating performance at our facilities;

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  the level of our operating and maintenance and general and administrative costs; and

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  nonpayment or other nonperformance by our customers.

        In addition, the actual amount of cash we will have available for making payments on our indebtedness will depend on other factors, including:

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  the level of capital expenditures we make;

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  the cost of acquisitions that we make, if any;

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  fluctuations in interest rates and currency exchange rates;

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  fluctuations in our working capital needs;

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  our ability to borrow funds and access capital markets;

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  the amount of cash reserves established by our board;

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  fluctuations or changes in tax rates, including Canadian income and withholding taxes; and

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  prevailing economic conditions.

Our level of exposure to the market value of natural gas storage services could adversely affect our revenues and our ability to service our debt obligations.

        As portions of our third-party natural gas storage contract portfolio come up for replacement or renewal, and capacity becomes available, adverse market conditions may prevent us from replacing or renewing the contracts on terms favorable to us. The market value of our storage capacity, realized through the value customers are willing to pay for LTF contracts or via the opportunities to be captured by our STF contracts or optimization activities, could be adversely affected by a number of factors beyond our control, including:

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  prolonged reduced natural gas price volatility;

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  a material reduction in the difference between winter and summer prices on the natural gas futures market, sometimes referred to as the seasonal spread, due to real or perceived changes in supply and demand fundamentals;

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  a decrease in demand for natural gas storage in the markets we serve;

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  increased competition for storage in the markets we serve;

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  interest rates which, when higher, increase the cost of carrying owned or customer inventory; and

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  over supply of natural gas due to the shale development.

        A prolonged downturn in the natural gas storage market due to the occurrence of any of the above factors could result in our inability to renegotiate or replace a number of our LTF contracts upon their expiration, leaving more capacity exposed to the value that could be generated through STF contracts or optimization. STF and optimization values would be impacted by the same factors, and market conditions could deteriorate further before the opportunity to extract value with those strategies could be realized.

        Further, our lines of business and assets are concentrated solely in the natural gas storage industry. Thus, adverse developments, including any of the industry-specific factors listed above, would have a more severe impact on our business, financial condition and results of operations than if we maintained a more diverse business.

We face significant competition that may cause us to lose market share, negatively affecting our business.

        Our ability to renew or replace existing contracts with our customers at rates sufficient to maintain current revenue and cash flows could be adversely affected by the activities of our competitors. The natural gas storage business is competitive. The principal elements of competition among storage facilities are rates, terms of service, types of service, deliverability, supply and market access, flexibility and reliability of service. Our operations compete primarily with other storage facilities in the same markets in the storage of natural gas. The California Public Utilities Commission ("CPUC") has adopted policies that favor the development of new storage projects and there are numerous projects, including expansions of existing facilities and greenfield construction projects, at various stages of development in the market where our Wild Goose facility operates. These projects, if developed and placed into service, may compete with our storage operations.

        We also compete with certain pipelines, marketers and liquefied natural gas ("LNG") facilities that provide services that can substitute for certain of the storage services we offer. In addition, natural gas as a fuel competes with other forms of energy available to end-users, including electricity, coal and liquid fuels. Increased demand for such forms of energy at the expense of natural gas could lead to a reduction in demand for natural gas storage services. Some of our competitors have greater financial resources and may now, or in the future, have greater access to expansion or development opportunities than we do.

        If our competitors substantially increase the resources they devote to the development and marketing of competitive services or substantially decrease the prices at which they offer their services, we may be unable to compete effectively. Some of these competitors may expand or construct new storage facilities that would create additional competition for us. The storage facility expansion and construction activities of our competitors could result in storage capacity in excess of actual demand, which could reduce the demand for our services, and potentially reduce the rates that we receive for our services.

        We also face competition from alternatives to natural gas storage—ways to increase supply of or reduce demand for natural gas at peak times such that storage is less necessary. For example, excess production or supply capability with sufficient delivery capacity on standby until required for peak demand periods or ability for significant demand to quickly switch to alternative fuels at peak times would represent alternatives to natural gas storage.

        Competition could intensify the negative impact of factors that significantly decrease demand for natural gas at peak times in the markets served by our storage facilities, such as competing or alternative forms of energy, a recession or other adverse economic conditions, weather, higher fuel costs and taxes or governmental or regulatory actions that directly or indirectly increase the cost or limit the use of natural gas. Increased competition could reduce the volumes of natural gas stored in our facilities or could force us to lower our storage rates.

If third-party pipelines interconnected to our facilities become unavailable or more costly to transport natural gas, our business could be adversely affected.

        We depend upon third-party pipelines that provide delivery options to and from our storage facilities for our benefit and the benefit of our customers. Because we do not own these pipelines, their continuing operation and the terms on which they provide service are not within our control. These pipelines may become unavailable for a number of reasons, including testing, maintenance, line repair, reduced operating pressure, lack of operating capacity or curtailments of receipt or deliveries due to insufficient capacity. In addition, these third-party pipelines may become unavailable to us and our customers because of the failure of the interconnects that transport natural gas between our facilities and the third-party pipelines. Because of the limited number of interconnects at our facilities (Wild Goose is connected to third- party pipelines by two interconnects, AECO Hub by two interconnects (one at each facility) and Salt Plains by two interconnects), the failure of any interconnect could materially impact our ability or the ability of our customers to deliver natural gas into the third-party pipelines. If the costs to us or our customers to access and transport on these third-party pipelines significantly increase, our profitability could be reduced. If third-party pipelines become partially or completely unavailable, our ability to operate could be restricted, thereby reducing our profitability. A prolonged or permanent interruption at any key pipeline interconnect could have a material adverse effect on our business, financial condition, results of operations and ability to service our debt obligations or comply with our debt covenants.

Our operations are subject to operational hazards and unforeseen interruptions, which could have a material adverse effect on our business.

        Our operations are subject to the many hazards inherent in the storage of natural gas, including, but not limited to:

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  negative unpredicted performance by our storage reservoirs that could cause us to fail to meet expected or forecasted operational levels or contractual commitments to our customers;

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  unanticipated equipment failures at our facilities;

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  damage to storage facilities and related equipment caused by tornadoes, hurricanes, floods, earthquakes, fires, extreme weather conditions and other natural disasters and acts of terrorism;

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  damage from construction and farm equipment or other surface uses;

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  leaks of or other losses of natural gas as a result of the malfunction of equipment or facilities;

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  migration of natural gas through faults in the rock or to some area of the reservoir where the existing wells cannot drain the natural gas effectively;

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  blowouts (uncontrolled escapes of natural gas from a well), fires and explosions;

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  operator error; and

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  environmental pollution or release of toxic substances.

        These risks could result in substantial losses due to breaches of our contractual commitments, personal injury or loss of life, damage to and destruction of property and equipment and pollution or other environmental damage and may result in curtailment or suspension of our operations. In addition, operational interruptions or disturbances, mechanical malfunctions, faulty measurements or other acts, omissions, or errors may result in significant costs or lost revenues. Natural gas that moves outside of the effective drainage area through migration could be permanently lost and will need to be replaced to maintain design storage performance.

Information technology systems present potential targets for cyber security attacks.

        We are reliant on technology to improve efficiency in our business. Information technology systems are critical to the operations of the Company. These systems could be a potential target for a cybersecurity attack as they are used to store and process sensitive information regarding our operations, financial position, and information pertaining to our customers and vendors. While we take the utmost precautions, we cannot guarantee safety from all threats and attacks. Any successful breach of security could result in the spread of inaccurate or confidential information, disruption of operations, environmental harm, endangerment of employees, damage to our assets, and increased costs to respond. Any of these instances could have a negative impact on cash flows, litigation status and/or our reputation, which could have a material adverse effect on our business, financial conditions and results of operations. There is no guarantee that adequate insurance to cover the effects of a cybersecurity attack will be available at rates we believe are reasonable in the near future or that the cost of responding to a breach will be covered by insurance or recoverable in rates.

We are not fully insured against all risks incident to our business, and if an accident or event occurs that is not fully insured it could adversely affect our business.

        We may not be able to obtain the levels or types of insurance we desire, and the insurance coverage we do obtain may contain large deductibles or fail to cover certain hazards or cover all potential losses. The occurrence of any operating risks not covered by insurance could have a material adverse effect on our business, financial condition, results of operations and ability to service our debt obligations or comply with our debt covenants.

We are exposed to the credit risk of our customers, and any material nonpayment or nonperformance by our key customers could adversely affect our financial results and our ability to service our debt obligations or comply with our debt covenants.

        We are subject to the risk of loss resulting from nonpayment or nonperformance by our customers. Our credit procedures and policies may not be adequate to fully eliminate customer credit risk. If we fail to adequately assess the creditworthiness of existing or future customers or unanticipated deterioration in their creditworthiness, any resulting increase in nonpayment or nonperformance by them and our inability to re-market or otherwise use the capacity could have a material adverse effect on our business, financial condition, results of operations and ability to service our debt obligations or comply with our debt covenants.

Our debt levels may limit our flexibility in obtaining additional financing and in pursuing other business opportunities, in addition to impairing our ability to fulfill our debt obligations.

        Our level of debt could have important consequences to us, including the following:

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  additional financing for working capital, capital expenditures, acquisitions or other purposes may be impaired or such financing may not be available on favorable terms;

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  we will need a substantial portion of our cash flow to make principal and interest payments on our indebtedness, reducing the funds that would otherwise be available for operations, future business opportunities and distributions to members; and

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  we may be more vulnerable to competitive pressures or a downturn in our business or the economy generally than our competitors with less debt.

        Our ability to service our debt will depend upon, among other things, our future financial and operating performance, which will be affected by prevailing economic conditions and financial, business, regulatory and other factors, some of which are beyond our control. In addition, our ability to service our debt under our credit facilities will depend on market interest rates because the interest rates applicable to our borrowings will fluctuate with movements in interest rate markets. If our operating results are not sufficient to service our current or future indebtedness, we will be forced to take actions such as reducing or terminating distributions and reducing or delaying our business activities, acquisitions, investments or capital expenditures. In addition, we may take actions such as selling assets, restructuring or refinancing our debt or seeking additional equity capital although we may not be able to effect any of these actions on satisfactory terms, or at all. Our inability to obtain additional financing on terms favorable to us or our inability to service our debt could have a material adverse effect on our business, financial condition and results of operation. See "Management's Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources" in our 2014 Annual Report incorporated by reference herein.

If we do not successfully complete expansion projects or make and integrate acquisitions that are accretive, our future growth may be limited.

        A principal focus of our strategy is to expand our business. Our ability to grow depends on our ability to complete expansion and development projects and make acquisitions that result in an increase in cash per unit generated from operations. We may be unable to successfully complete accretive expansion or development projects or acquisitions for any of the following reasons:

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  we are unable to identify attractive expansion or development projects or acquisition candidates or we are outbid by competitors;

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  we are unable to obtain necessary regulatory and/ or government approvals;

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  we are unable to realize anticipated costs savings or successfully integrate the businesses we build or acquire;

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  we are unable to raise financing on acceptable terms;

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  we make or rely upon mistaken assumptions about volumes, revenues and costs, including synergies and potential growth;

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  we are unable to secure adequate customer commitments to use the newly expanded or acquired facilities;

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  we are unable to hire, train or retain qualified personnel to manage and operate our business and assets;

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  we are unable to complete expansion projects on schedule and within budgeted costs;

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  we assume unknown liabilities when making acquisitions for which we are not indemnified or for which our indemnity is inadequate;

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  our management's and employees' attention is diverted because of other business concerns; or

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  we experience unforeseen difficulties operating in new product areas or new geographic areas.

        If any expansion or development project or acquisition eventually proves not to be accretive to our cash flow per unit, our business, financial condition and results of operations may be materially adversely affected.

Exposure to currency exchange rate fluctuations will result in fluctuations in our cash flows and operating results.

        Currency exchange rate fluctuations could have an adverse effect on our results of operations. Historically, a portion of our revenue has been generated in Canadian dollars, but we incur operating and administrative expenses in both U.S. dollars and Canadian dollars and financing expenses in U.S. dollars. If the Canadian dollar weakens significantly, we would be required to convert more Canadian dollars to U.S. dollars to satisfy our obligations, which would cause us to have less cash available for distribution.

        A significant strengthening of the U.S. dollar could result in an increase in our financing expenses and could materially affect our financial results under U.S. GAAP. In addition, because we report our operating results in U.S. dollars, changes in the value of the U.S. dollar also result in fluctuations in our reported revenues and earnings. In addition, under U.S. GAAP, all foreign currency-denominated monetary assets and liabilities such as cash and cash equivalents, accounts receivable, restricted cash, accounts payable, long-term debt, capital lease obligations and asset retirement obligations are revalued and reported based on the prevailing exchange rate at the end of the reporting period. This revaluation may cause us to report significant non-monetary foreign currency exchange gains and losses in certain periods.

Our operations are subject to environmental and worker safety laws and regulations that may expose us to significant costs and liabilities.

        Our natural gas storage activities are subject to stringent and complex federal, state, provincial and local environmental and worker safety laws and regulations. We may incur substantial costs in order to conduct our operations in compliance with these laws and regulations. Moreover, new, stricter environmental laws, regulations or enforcement policies could be implemented that significantly increase our compliance costs or the cost of any remediation of environmental contamination that may become necessary, and these costs could be material. For instance, the United States Environmental Protection Agency ("EPA") has recently released air emissions rules for oil and gas facilities and for reciprocating engines. Additionally, the California Air Resources Board has continued its implementation of AB 32 and has proposed amendments to the implementing regulations concerning greenhouse gas emissions from oil and gas facilities. In addition, laws and regulations to reduce emissions of greenhouse gases could affect the production or consumption of natural gas and, adversely affect the demand for our storage services and the rates we are able to charge for those services. Nonetheless, we do not believe that these regulatory changes concerning emission of conventional air pollutants and greenhouse gases from our operations will have a material effect on our business, the financial results of our operations, or our financial position.

        In addition to the "Business—Regulation" discussion in our 2014 Annual Report, which is incorporated by reference herein and contains more information about environmental risks affecting our business, we believe that we are currently operating in material compliance with all applicable environmental and worker safety laws and regulations affecting our business, including requirements to maintain and comply with environmental and worker safety permits, licenses, and approvals. Our day to day operations involve the handling of materials that could constitute "hazardous substances" if released into the environment in certain quantities. We are not aware, however, of any releases of hazardous substances that are present on properties where we conduct business, or from locations where we have arranged for the disposal of hazardous substances, that will have a material effect on our business, the financial results of our operations, or our financial position. From time to time we may inadvertently operate inconsistently with the complex environmental regulations or permit terms that govern our operations. We believe we have adequate controls in place to ensure that our operations are brought into compliance with regulations and permit terms, and that any such inconsistency is unlikely to have a material impact on our business, the financial results of our operations, or our financial position. We currently maintain no material contingent environmental liabilities, nor any accruals to address environmental non-compliance conditions or new or pending environmental regulations, which in either case might be required in connection with our business or operations.

A change in the jurisdictional characterization of our assets by regulatory agencies or a change in policy by those agencies may result in increased regulation of our assets, which may cause our revenues to decline and operating expenses to increase.

        AECO Hub in Alberta is not currently subject to rate regulation. The Alberta Energy Resources Conservation Board (the "ERCB"), has jurisdiction to regulate the technical aspects of construction, development, and operation of storage facilities. If approved to do so by the Alberta Government, the AUC, may also set prices for natural gas stored in Alberta. It is not currently Alberta Government policy to disturb market-based prices of independent natural gas storage facilities. If, however, the AUC was authorized to regulate the rates we charge, it could materially adversely affect our business. In addition, a connected pipeline tolling structure is available to our customers at AECO Hub , allowing them to inject and withdraw natural gas without incremental transportation costs. There has been a decision to include the previously provincially-regulated Alberta System under the jurisdiction of the Federal National Energy Board ("NEB"), and it is possible that the NEB could assume federal jurisdiction over, and set rates for, connected storage facilities, including AECO Hub , or invoke transportation toll design changes that negatively impact AECO Hub .

        Our Wild Goose operations are regulated by the CPUC. The CPUC has authorized us to charge our Wild Goose customers market-based rates because, as an independent storage provider, we, rather than ratepayers, bear the risk of any underutilized or discounted storage capacity. If the CPUC changes this determination, for instance as a result of a complaint, we could be limited to charging rates based on our cost of providing service plus a reasonable rate of return, which could have an adverse impact on our revenues associated with providing storage services.

        Our Salt Plains operations are subject to primary regulation by the OCC and are permitted to conduct a limited amount of storage service in interstate commerce under Federal Energy Regulatory Commission ("FERC") regulations and policies that allow pipeline and storage companies to engage in interstate commerce (commonly known as NGPA section 311 services under the Natural Gas Policy Act of 1978), which services are not subject to FERC's broader jurisdiction under the Natural Gas Act. These section 311 services are provided by Salt Plains pursuant to a Statement of Operating Conditions which is on file with FERC. FERC has permitted Salt Plains to charge market-based rates for its section 311 services. Market-based rate authority allows Salt Plains to negotiate rates with individual customers based on market demand. This right to charge market-based rates may be challenged by a party filing a complaint with FERC. Our market-based rate authorization may also be re-examined if we add substantial new storage capacity through expansion or acquisition and as a result obtain market power. Any successful complaint or protest against our rates, or re-examination of those rates by FERC, could limit us to charging rates based on our cost of providing service plus a reasonable rate of return, and could have an adverse impact on our revenues associated with providing storage services. Should FERC or the OCC change their relevant policies, should FERC expand the level of regulatory oversight over our business operations, or should we no longer qualify for primary regulation by the OCC, our results of operations could be materially adversely affected.

        Our current natural gas storage operations in the United States are generally exempt from the jurisdiction of FERC, under the Natural Gas Act of 1938 (the "Natural Gas Act") or, in the case of Salt Plains, are providing services under NGPA section 311. If our operations become subject to FERC regulation under the Natural Gas Act, such regulation may extend to such matters as:

  •
  rates, operating terms and conditions of service;

  •
  the types of services we may offer to our customers;

  •
  the expansion of our facilities;

  •
  creditworthiness and credit support requirements;

  •
  relationships among affiliated companies involved in certain aspects of the natural gas business; and

  •
  various other matters.

        In the event that our operations become subject to FERC regulation, and should we fail to comply with all applicable FERC-administered statutes, rules, regulations and orders, we could be subject to substantial penalties and fines. Under the Energy Policy Act of 2005 ("EPA Act 2005"), FERC has civil penalty authority under the Natural Gas Act to impose penalties for certain violations of up to $1,000,000 per day for each violation. FERC also has the authority to order disgorgement of profits from transactions deemed to violate the Natural Gas Act and the EPA Act 2005.

We hold title to our storage reservoirs under various types of leases and easements, and our rights thereunder generally continue only for so long as we pay rent or, in some cases, minimum royalties.

        Our rights under storage easements and leases continue for so long as we conduct storage operations and pay our grantors for our use, or otherwise pay rent owing to the applicable lessor. If we were unable to operate our storage facilities for a prolonged period of time (generally one year) or did not pay the rent or minimum royalty, as applicable, to maintain such storage easements and leases in good standing, we might lose title to our natural gas storage rights underlying our storage facilities. In addition, title to some of our real property assets may have title defects which have not historically materially affected the ownership or operation of our assets. In either case, to recover our lost rights or to remove the title defects, we would be required to utilize significant time and resources. In addition, we might be required to exercise our power of condemnation to the extent available. Condemnation proceedings are adversarial proceedings, the outcomes of which are inherently difficult to predict, and the compensation we might be required to pay to the parties whose rights we condemn could be significant and could materially adversely affect our business, financial condition and results of operations.

Our financial results are seasonal and generally lower in the second and third quarters of the calendar year.

        Our cash expenditures related to our optimization activities are highest during summer months, and our cash receipts from our optimization activities are highest during winter months. As a result, our results of operations for the summer are generally lower than for the winter. With lower cash flow during the second and third calendar quarters, we may be required to borrow money in order to pay distributions to our members. Any restrictions on our ability to borrow money could restrict our ability to pay interest on the notes.

Our risk management policies cannot eliminate all commodity price risk. In addition, any non-compliance with our risk management policies could result in significant financial losses.

        While our hedging policies are designed to minimize commodity price risk, some degree of exposure to unforeseen fluctuations in market conditions remains. We have in place risk management systems that are intended to quantify and manage risks, including risks related to our hedging activities such as commodity price risk and basis risk. We monitor processes and procedures to prevent unauthorized trading and to maintain substantial balance between purchases and future sales and delivery obligations. However, these steps may not detect and prevent all violations of our risk management policies and procedures, particularly if deception or other intentional misconduct is involved. There is no assurance that our risk management procedures will prevent losses that would negatively affect our business, financial condition and results of operations. See "Management's Discussion and Analysis of Financial Condition and Results of Operations—Risk Management Policy and Practices."

Derivatives legislation could have an adverse impact on our ability to hedge risks associated with our business and on the cost of our hedging activities.

        We use over-the-counter ("OTC") derivative products to hedge commodity risks and, to a lesser extent, our currency risks. Comprehensive financial reform legislation, known as the Dodd-Frank Wall Street Reform and Consumer Protection Act (the "Dodd-Frank Act"), was enacted that establishes federal oversight and regulation of the over-the-counter derivatives market and entities, including us, that participate in that market. In its rulemaking under the Dodd-Frank Act the U.S. Commodity Futures Trading Commission ("CFTC") is in the process of issuing regulations to set position limits for certain futures and option contracts in the major energy markets and for swaps that are their economic equivalents. Certain bona fide hedging transactions would be exempt from these position limits. The CFTC also has finalized other regulations, including critical rulemakings on the definition of "swap," "security-based swap," "swap dealer" and "major swap participant." The Dodd-Frank Act and CFTC Rules also may require us in connection with certain derivatives activities to comply with clearing and trade-execution requirements (or take steps to qualify for an exemption to such requirements). In addition, these regulations may require us to comply with margin requirements. The Dodd-Frank Act also may require the counterparties to our derivative instruments to spin off some of their derivatives activities to a separate entity, which may not be as creditworthy as the current counterparty.

        The Dodd-Frank Act and any new regulations could significantly increase the cost of derivative contracts (including from swap recordkeeping and reporting requirements and through requirements to post collateral which could adversely affect our available liquidity), materially alter the terms of derivative contracts, reduce the availability of derivatives to protect against risks we encounter, reduce our ability to monetize or restructure our existing derivative contracts, and increase our exposure to less creditworthy counterparties. If we reduce our use of derivatives as a result of the Dodd-Frank Act and regulations, our results of operations may become more volatile and our cash flows may be less predictable. Our revenues could also be adversely affected if a consequence of the Dodd-Frank Act and regulations is to lower commodity prices. Any of these consequences could have a material adverse effect on our business, financial condition and results of operations.

We may enter into commercial obligations that exceed the physical capabilities of our facilities.

        We enter into fee-based contracts and proprietary optimization transactions based on our understanding of the injection, withdrawal and working gas storage capabilities of our facilities as well as the expected usage patterns of our customers. If our understanding of the capabilities of our facilities or our expectations of the usage by customers is inaccurate we may be obligated to customers to inject, withdraw or store natural gas in manners which our facilities are not physically able to satisfy. If we are unable to satisfy our obligations to our customers we may be liable for damages, the customers could have the right to terminate their contracts with us, and our reputation and customer relationships may be damaged.

Our operations could be affected by terrorist activities and catastrophic events that could result from terrorism.

        In the event that our storage facilities are subject to terrorist activities, such activities could significantly impair our operations and result in a decrease in revenues and additional costs to repair and insure our assets. The effects of, or threat of, terrorist activities could result in a significant decline in the North American economy and the decreased availability and increased cost of insurance coverage. Any of these factors could have a material adverse effect on our business, financial condition, results of operations and ability to service our debt obligations.

We depend on a limited number of customers for a significant portion of our revenues. The loss of any of these customers could result in a decline in our revenues and our ability to service our debt obligations.

        We rely on a limited number of customers for a significant portion of our revenues. The loss of all or a portion of the revenues attributable to our key customers as a result of competition, creditworthiness, inability to negotiate extensions or replacements of contracts or otherwise, could have a material adverse effect on our business, financial condition, results of operations and ability to service our debt obligations.

EXCHANGE OFFER

        We issued the old notes on March 17, 2014 pursuant to the indenture. The old notes were subsequently offered by the initial purchasers to qualified institutional buyers pursuant to Rule 144A under the Securities Act and to non-U.S. persons pursuant to Regulation S under the Securities Act.

Purpose of the Exchange Offer

        We sold the old notes in transactions that were exempt from or not subject to the registration requirements under the Securities Act. Accordingly, the old notes are subject to transfer restrictions. In general, you may not offer or sell the old notes unless either they are registered under the Securities Act or the offer or sale is exempt from, or not subject to, registration under the Securities Act and applicable state securities laws.

        In connection with the sale of the old notes, we entered into a registration rights agreement with the initial purchasers of the old notes. In that agreement, we agreed to use our reasonable best efforts to file an exchange offer registration statement after the closing date following the offering of the old notes. Now, to satisfy our obligations under the registration rights agreement, we are offering holders of the old notes who are able to make certain representations described below the opportunity to exchange their old notes for the new notes in the exchange offer. The exchange offer will be open for a period of at least 20 business days. During the exchange offer period, we will exchange the new notes for all old notes properly surrendered and not withdrawn before the expiration date. The new notes will be registered under the Securities Act, and the transfer restrictions, registration rights and provisions for additional interest relating to the old notes will not apply to the new notes.

        Neither the old notes are, nor will the new notes be, freely transferable under applicable Canadian securities laws. Any resale of the new notes must be made in accordance with, or pursuant to an exemption from, or in a transaction not subject to, the prospectus requirements of applicable Canadian securities. Noteholders are advised to seek Canadian legal advice prior to any resale of the notes.

Resale of New Notes

        Based on no-action letters of the staff of the Commission issued to third parties, we believe that the new notes may be offered for resale, resold and otherwise transferred by you without further compliance with the registration and prospectus delivery provisions of the Securities Act if:

  •
  you are not an "affiliate" of the Issuers within the meaning of Rule 405 under the Securities Act;

  •
  such new notes are acquired in the ordinary course of your business; and

  •
  you do not intend to participate in a distribution of the new notes.

        The staff of the Commission, however, has not considered the exchange offer for the new notes in the context of a no-action letter, and the staff of the Commission may not make a similar determination as in the no-action letters issued to these third parties.

        If you tender in the exchange offer with the intention of participating in any manner in a distribution of the new notes, you:

  •
  cannot rely on such interpretations by the staff of the Commission; and

  •
  must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction.

        Unless an exemption from registration is otherwise available, any securityholder intending to distribute new notes should be covered by an effective registration statement under the Securities Act.

The registration statement should contain the selling securityholder's information required by Item 507 of Regulation S-K under the Securities Act.

        This prospectus may be used for an offer to resell, resale or other transfer of new notes only as specifically described in this prospectus. If you are a broker-dealer, you may participate in the exchange offer only if you acquired the old notes as a result of market-making activities or other trading activities. Each broker-dealer that receives new notes for its own account in exchange for old notes, where such old notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge by way of the letter of transmittal that it will deliver this prospectus in connection with any resale of the new notes. Please read the section captioned "Plan of Distribution" for more details regarding the transfer of new notes.

Terms of the Exchange Offer

        Subject to the terms and conditions described in this prospectus and in the letter of transmittal, we will accept for exchange any old notes properly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the expiration date of the exchange offer. We will issue new notes in principal amount equal to the principal amount of old notes surrendered in the exchange offer. Old notes may be tendered only for new notes and only in denominations of $2,000 or integral multiples of $1,000 in excess thereof, provided that the untendered portion of any old notes and the unaccepted portion of any tendered old notes must be in a minimum principal amount of $2,000. We will deliver the new notes promptly after the expiration date of the exchange offer.

        The exchange offer is not conditioned upon any minimum aggregate principal amount of old notes being tendered in the exchange offer.

        As of the date of this prospectus, $575.0 million in aggregate principal amount of our 6.50% Senior Notes due 2019 representing old notes are outstanding. This prospectus is being sent to DTC, the sole registered holder of the old notes, as of the date of this prospectus. There will be no fixed record date for determining registered holders of old notes entitled to participate in the exchange offer.

        We intend to conduct the exchange offer in accordance with the provisions of the registration rights agreement, the applicable requirements of the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission. Old notes whose holders do not tender for exchange in the exchange offer will remain outstanding and continue to accrue interest. These old notes will continue to be entitled to the rights and benefits such holders have under the indenture relating to the notes and the registration rights agreement.

        We will be deemed to have accepted for exchange properly tendered old notes when we have given oral (promptly confirmed in writing) or written notice of the acceptance to the exchange agent and complied with the applicable provisions of the registration rights agreement. The exchange agent will act as agent for the tendering holders for the purposes of receiving the new notes from us.

        If you tender old notes in the exchange offer, you will not be required to pay brokerage commissions or fees or, subject to the letter of transmittal, transfer taxes with respect to the exchange of old notes. We will pay all charges and expenses, other than certain applicable taxes described below, in connection with the exchange offer. Please read "—Fees and Expenses" for more details regarding fees and expenses incurred in connection with the exchange offer.

        We will return any old notes that we do not accept for exchange for any reason without expense to their tendering holders promptly after the expiration or termination of the exchange offer, as applicable.

Expiration Date

        The exchange offer will expire at 5:00 p.m., New York City time, on January 7, 2015, unless, in our sole discretion, we extend it.

Extensions, Delays in Acceptance, Termination or Amendment

        We expressly reserve the right, at any time or various times, to extend the period of time during which the exchange offer is open. We may delay acceptance of any old notes by giving written notice of such extension to their holders at any time until the exchange offer expires or terminates. During any such extensions, all old notes previously tendered will remain subject to the exchange offer, and we may accept them for exchange.

        To extend the exchange offer, we will notify the exchange agent orally (promptly confirmed in writing) or in writing of any extension. We will notify the holders of old notes of the extension via a press release issued no later than 9:00 a.m., New York City time, on the business day after the previously scheduled expiration date.

        If any of the conditions described below under "—Conditions to the Exchange Offer" have not been satisfied, we reserve the right, in our sole discretion to:

  •
  extend the exchange offer,

  •
  delay accepting any old notes or to terminate the exchange offer and not accept any notes for exchange, or

  •
  terminate the exchange offer,

by giving oral (promptly confirmed in writing) or written notice of such delay, extension or termination to the exchange agent. Subject to the terms of the registration rights agreement, we also reserve the right to amend the terms of the exchange offer in any manner.

        Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by written notice thereof to holders of the old notes. Any notice relating to the extension of the exchange offer will disclose the number of securities tendered as of the date of the notice, as required by Rule 14e-1(d) under the Exchange Act. If we amend the exchange offer in a manner that we determine to constitute a material change, we will promptly disclose such amendment by means of a prospectus supplement. The prospectus supplement will be distributed to holders of the old notes. Depending upon the significance of the amendment and the manner of disclosure to holders, we will extend the exchange offer if it would otherwise expire during such period. If an amendment constitutes a material change to the exchange offer, including the waiver of a material condition, we will extend the exchange offer, if necessary, to remain open for at least five business days after the date of the amendment. In the event of any increase or decrease in the consideration we are offering for the old notes or in the percentage of old notes being sought by us, we will extend the exchange offer to remain open for at least 10 business days after the date we provide notice of such increase or decrease to the registered holders of old notes.

        If we delay accepting any old notes or terminate the exchange offer, we will promptly pay the consideration offered, or return any old notes deposited, pursuant to the exchange offer as required by Rule 14e-1(c).

Conditions to the Exchange Offer

        We will not be required to accept for exchange, or exchange any new notes for, any old notes if the exchange offer, or the making of any exchange by a holder of old notes, would violate applicable law or any applicable interpretation of the staff of the Commission. Similarly, we may terminate the exchange offer as provided in this prospectus before accepting old notes for exchange in the event of such a potential violation.

        We will not be obligated to accept for exchange the old notes of any holder that has not made to us the representations described under "—Procedures for Tendering" and "Plan of Distribution" and such other representations as may be reasonably necessary under applicable Commission rules, regulations or interpretations to allow us to use an appropriate form to register the new notes under the Securities Act.

        Additionally, we will not accept for exchange any old notes tendered, and will not issue new notes in exchange for any such old notes, if at such time any stop order has been threatened or is in effect with respect to the exchange offer registration statement of which this prospectus constitutes a part or the qualification of the indenture under the Trust Indenture Act of 1939.

        We expressly reserve the right to amend or terminate the exchange offer, and to reject for exchange any old notes not previously accepted for exchange, upon the occurrence of any of the conditions to the exchange offer specified above. We will give written notice of any extension, amendment, non-acceptance or termination to the exchange agent and the holders of the old notes as promptly as practicable.

        These conditions are for our sole benefit, and we may assert them or waive them in whole or in part at any time or at various times prior to the expiration of the exchange offer in our sole discretion. If we fail at any time to exercise any of these rights, this failure will not mean that we have waived our rights. Each such right will be deemed an ongoing right that we may assert at any time or at various times prior to the expiration of the exchange offer.

Procedures for Tendering

        To participate in the exchange offer, you must properly tender your old notes to the exchange agent as described below. We will only issue new notes in exchange for old notes that you timely and properly tender. Therefore, you should allow sufficient time to ensure timely delivery of the old notes, and you should follow carefully the instructions on how to tender your old notes. It is your responsibility to properly tender your old notes. We have the right to waive any defects. However, we are not required to waive defects, and neither we nor the exchange agent is required to notify you of any defects in your tender.

        If you have any questions or need help in exchanging your old notes, please call the exchange agent whose address and phone number are described in the letter of transmittal included as Annex A to this prospectus.

        All of the old notes were issued in book-entry form, and all of the old notes are currently represented by global certificates registered in the name of Cede & Co., the nominee of DTC. We have confirmed with DTC that the old notes may be tendered using ATOP. The exchange agent will establish an account with DTC for purposes of the exchange offer promptly after the commencement of the exchange offer, and DTC participants may electronically transmit their acceptance of the exchange offer by causing DTC to transfer their old notes to the exchange agent using the ATOP procedures. In connection with the transfer, DTC will send an "agent's message" to the exchange agent. The agent's message will state that DTC has received instructions from the participant to tender old notes and that the participant agrees to be bound by the terms of the letter of transmittal.

        By using the ATOP procedures to exchange old notes, you will not be required to deliver a letter of transmittal to the exchange agent. However, you will be bound by its terms just as if you had signed it.

        There is no procedure for guaranteed late delivery of the old notes.

        Each broker-dealer that receives new notes for its own account in exchange for old notes, where such old notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. Please read "Plan of Distribution."

        Determinations Under the Exchange Offer.    We will determine in our sole discretion all questions as to the validity, form, eligibility, time of receipt, acceptance of tendered old notes and withdrawal of tendered old notes. Our determination will be final and binding. We reserve the absolute right to reject any old notes not properly tendered or any old notes our acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the right to waive any defect, irregularities or conditions of tender as to particular old notes. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, all defects or irregularities in connection with tenders of old notes must be cured within such time as we shall determine. Although we intend to notify holders of defects or irregularities with respect to tenders of old notes, neither we, the exchange agent nor any other person will incur any liability for failure to give such notification. Tenders of old notes will not be deemed made until such defects or irregularities have been cured or waived. Any old notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned to the tendering holder promptly after the expiration date of the exchange offer.

        When We Will Issue New Notes.    In all cases, we will issue new notes for old notes that we have accepted for exchange under the exchange offer only after the exchange agent receives, prior to 5:00 p.m., New York City time, on the expiration date of the exchange offer:

  •
  a book-entry confirmation of such old notes into the exchange agent's account at DTC; and

  •
  a properly transmitted agent's message.

        Return of Old Notes Not Accepted or Exchanged.    If we do not accept any tendered old notes for exchange or if old notes are submitted for a greater principal amount than the holder desires to exchange, the unaccepted or non-exchanged old notes will be returned without expense to their tendering holder. Such non-exchanged old notes will be credited to an account maintained with DTC. These actions will occur promptly upon the expiration or termination of the exchange offer, as applicable.

        Your Representations to Us.    By agreeing to be bound by the letter of transmittal, you will represent to us that, among other things:

  •
  any new notes that you receive will be acquired in the ordinary course of your business;

  •
  you have not engaged in and have no intent to engage in (nor have you entered into any arrangement or understanding with any person or entity to participate in) a distribution of the new notes in violation of the provisions of the Securities Act;

  •
  you are not an "affiliate" (within the meaning of Rule 405 under the Securities Act) of the Issuers or the guarantors; and

  •
  if you are a broker-dealer that will receive new notes for your own account in exchange for old notes that were acquired as a result of market-making or other trading activities, then you will deliver a prospectus (or, to the extent permitted by law, make available a prospectus to purchasers) in connection with any resale of the new notes.

Withdrawal of Tenders

        Except as otherwise provided in this prospectus, you may withdraw your tender at any time prior to 5:00 p.m., New York City time, on the expiration date of the exchange offer. For a withdrawal to be effective you must comply with the appropriate ATOP procedures. Any notice of withdrawal must specify the name and number of the account at DTC to be credited with withdrawn old notes and otherwise comply with the ATOP procedures.

        We will determine all questions as to the validity, form, eligibility and time of receipt of a notice of withdrawal. Our determination shall be final and binding on all parties. We will deem any old notes so withdrawn not to have been validly tendered for exchange for purposes of the exchange offer.

        Any old notes that have been tendered for exchange but that are not exchanged for any reason will be credited to an account maintained with DTC for the old notes. This return or crediting will take place as soon as practicable after withdrawal, rejection of tender, expiration or termination of the exchange offer. You may retender properly withdrawn old notes by following the procedures described under "—Procedures for Tendering" above at any time on or prior to 5:00 p.m., New York City time on the expiration date of the exchange offer.

Fees and Expenses

        We will bear the expenses of soliciting tenders. The principal solicitation is being made by mail; however, we may make additional solicitation by telephone or in person by our officers and regular employees and those of our affiliates.

        We have not retained any dealer-manager in connection with the exchange offer and will not make any payments to broker-dealers or others soliciting acceptances of the exchange offer. We will, however, pay the exchange agent reasonable and customary fees for its services and reimburse it for its related reasonable out-of-pocket expenses.

        We will pay the cash expenses to be incurred in connection with the exchange offer. They include:

  •
  commission registration fees;

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  fees and expenses of the exchange agent and trustee;

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  accounting and legal fees and printing costs; and

  •
  related fees and expenses.

Transfer Taxes

        We will pay all transfer taxes, if any, applicable to the exchange of old notes under the exchange offer. Each tendering holder, however, will be required to pay any transfer taxes, whether imposed on the registered holder or any other person, if a transfer tax is imposed for any reason other than the exchange of old notes under the exchange offer.

Consequences of Failure to Exchange

        If you do not exchange your old notes for new notes under the exchange offer, the old notes you hold will remain outstanding and continue to accrue interest, but will continue to be subject to the existing restrictions on transfer. In general, you may not offer or sell the old notes except under an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. We do not intend to register old notes under the Securities Act unless the registration rights agreement requires us to do so.

Accounting Treatment

        We will record the new notes in our accounting records at the same carrying value as the old notes. This carrying value is the aggregate principal amount of the old notes, as reflected in our accounting records on the date of exchange. Accordingly, we will not recognize any gain or loss for accounting purposes in connection with the exchange offer, other than the recognition of the fees and expenses of the offering as stated under "—Fees and Expenses."

Other

        Participation in the exchange offer is voluntary, and you should consider carefully whether to accept. You are urged to consult your financial and tax advisors in making your own decision on what action to take.

        We may in the future seek to acquire untendered old notes in open market or privately negotiated transactions, through subsequent exchange offers or otherwise. We have no present plans to acquire any old notes that are not tendered in the exchange offer or to file a registration statement to permit resales of any untendered old notes.

RATIO OF EARNINGS TO FIXED CHARGES

        The following table sets forth our ratio of consolidated earnings to fixed charges for the periods presented:

	Niska Predecessor	Niska
	Fiscal Year Ended March 31,					Six Months Ended September 30,
	2010	2011(1)	2012	2013	2014	2014
Ratio of earnings to fixed charges	4.1x	1.3x	-1.3x	0.1x	0.7x	-1.4x
Dollar amount (in thousands) of deficiency in earnings to fixed charges	—	—	(105,872)	—	—	(36,882)

(1)
Represents data from Niska Predecessor for the period from April 1, 2010 to May 16, 2010 and data from Niska for the period from May 17, 2010 to March 31, 2011.

        For purposes of computing the ratio of earnings to fixed charges, "earnings" consists of pre-tax income from continuing operations plus fixed charges (excluding capitalized interest). "Fixed charges" represents interest incurred (whether expenses or capitalized) and amortized premiums, discounts and capitalized expenses related to indebtedness.

 USE OF PROCEEDS

        The exchange offer is intended to satisfy our obligations under the registration rights agreement. We will not receive any proceeds from the issuance of the new notes in the exchange offer. In consideration for issuing the new notes as contemplated by this prospectus, we will receive old notes in a like principal amount. The form and terms of the new notes are substantially identical to the form and terms of the old notes, except the new notes do not include certain transfer restrictions, registration rights or provisions for additional interest. Old notes surrendered in exchange for the new notes will be retired and canceled and will not be reissued. Accordingly, the issuance of the new notes will not result in any change in our outstanding indebtedness

 DESCRIPTION OF THE NOTES

        We are offering to exchange up to $575.0 million aggregate principal amount of our new 6.50% Senior Notes due 2019, which have been registered under the Securities Act, referred to in this prospectus as the "new notes," for any and all of our outstanding unregistered 6.50% Senior Notes due 2019, referred to in this prospectus as the "old notes," that we issued on March 17, 2014 in a transaction not requiring registration under the Securities Act. We are offering you new notes in exchange for old notes in order to satisfy our registration obligations from that previous transaction. The new notes will be treated as a single class with any old notes that remain outstanding after the completion of the exchange offer. The old notes and the new notes are collectively referred to in this prospectus as the "notes." The old notes were issued, and the new notes will be issued, under an indenture dated as of March 17, 2014, among Niska Gas Storage Canada ULC and Niska Gas Storage Canada Finance Corp., as issuers, each of the Guarantors (as defined below) party thereto and The Bank of New York Mellon, as trustee.

        You can find the definitions of certain terms used in this description under the subheading "Certain Definitions." Certain defined terms used in this description but not defined below under "—Certain Definitions" have the meanings assigned to them in the indenture. In this description, the term "Parent" refers only to Niska Gas Storage Partners LLC and not to any of its subsidiaries, the term "ULC Issuer" refers to Niska Gas Storage Canada ULC, the term "Finance Corp." refers to Niska Gas Storage Canada Finance Corp. and the term "Issuers" refers to ULC Issuer and Finance Corp., the terms "us," "our," and "we" refer to Parent and its consolidated subsidiaries.

        The following description is a summary of certain provisions of the indenture. The following description does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture, including the definitions of certain terms therein. We urge you to read the indenture because it, and not this description, defines your rights as holders of the notes. Copies of the indenture are available as set forth below under "Where You Can Find More Information."

Brief Description of the Notes and the Note Guarantees

The Notes

        The notes will be:

  •
  senior obligations of the Issuers;

  •
  effectively junior, to the extent of the value of the collateral, to the Issuers' secured obligations; including the collateral securing the Issuers' obligations under the Credit Agreement;

  •
  structurally subordinated in right of payment to all existing and future Indebtedness and other liabilities of any of Parent's Subsidiaries that do not Guarantee or issue the notes;

  •
  pari passu in right of payment with all existing and future senior Indebtedness of the Issuers; and

  •
  senior in right of payment to any future subordinated Indebtedness of the Issuers.

The Note Guarantees

        The notes will be Guaranteed on a senior basis (i) on the issue date, by Parent and each of its Restricted Subsidiaries (other than the Issuers) and (ii) after the issue date, by certain newly created Restricted Subsidiaries of Parent as set forth in "—Certain Covenants—Additional Note Guarantees."

        Each Guarantee of a Guarantor will be:

  •
  a senior obligation of such Guarantor;

  •
  effectively junior, to the extent of the value of the collateral, to such Guarantor's secured obligations;

  •
  pari passu in right of payment with all existing and future senior Indebtedness of that Guarantor; and

  •
  senior in right of payment to any future subordinated Indebtedness of that Guarantor.

        As of the date hereof, each of the Subsidiaries of Parent, including the Issuers, are "Restricted Subsidiaries." However, under the circumstances described below under the caption "—Certain Covenants—Designation of Restricted and Unrestricted Subsidiaries," Parent will be permitted to designate certain of its Subsidiaries, other than the Issuers, as "Unrestricted Subsidiaries." Such Unrestricted Subsidiaries will not be subject to many of the restrictive covenants in the indenture. Such Unrestricted Subsidiaries will not Guarantee the notes.

Principal, Maturity and Interest

        The Issuers issued the old notes with an initial aggregate principal amount of $575.0 million. In addition to the new notes offered hereby and the old notes, the Issuers may issue additional notes under the indenture from time to time. Any issuance of additional notes is subject to all of the covenants in the indenture, including the covenant described below under the caption "—Certain Covenants—Incurrence of Indebtedness and Issuance of Disqualified Stock." Any old notes remaining outstanding after the completion of the exchange offer and any additional notes subsequently issued under the indenture, together with all new notes, will be substantially identical other than the issuance dates and the dates from which the interest will accrue and will be treated as a single class for all purposes under the indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase; provided that, if the additional notes are not issued as part of a "qualified reopening" of the notes for U.S. federal income tax purposes, the additional notes will have a separate CUSIP, ISIN, or other identifying number. The notes will be issued in denominations of $2,000 and integral multiples of $1,000 in excess of $2,000. The notes will mature on April 1, 2019.

        Interest on the notes accrues at the rate of 6.50% per annum and is payable semiannually in arrears on April 1 and October 1. Interest on overdue principal and interest will accrue at a rate that is 1% higher than the then applicable interest rate on the notes. The Issuers will make each interest payment to the holders of record on the immediately preceding March 15 and September 15 (whether or not a business day).

        In the case of the new notes, all interest accrued on the old notes from the most recent interest payment date, October 1, 2014, will be treated as having accrued on the new notes that are issued in exchange for the old notes, receipt of which accrued interest being deemed waived by the holders of the tendered old notes. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Methods of Receiving Payments on the Notes

        If a holder of notes has given wire transfer instructions to the trustee by the time provided for in the indenture, the Issuers will pay all principal, interest and premium, if any, on that holder's notes in accordance with those instructions, subject to surrender in the case of payments of principal and premium. All other payments on the notes will be made at the office or agency of the paying agent within the City and State of New York unless an Issuer elects to make interest payments by check mailed to the noteholders at their address set forth in the register of holders.

Paying Agent and Registrar for the Notes

        The trustee will initially act as paying agent and registrar. The Issuers may change the paying agent or registrar without prior notice to the holders of the notes, and Parent or any of its Subsidiaries may act as paying agent or registrar.

Transfer and Exchange

        A holder may transfer or exchange notes in accordance with the provisions of the indenture. The registrar and the trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents in connection with a transfer of notes. Holders or beneficial owners of the notes will be required to pay all taxes due on transfer. The Issuers will not be required to transfer or exchange any note selected for redemption. Also, the Issuers will not be required to transfer or exchange any note for a period of 15 days before a selection of notes to be redeemed.

Note Guarantees

        The obligations of each Guarantor under its Note Guarantee will be limited as necessary to prevent that Note Guarantee from constituting a fraudulent conveyance under applicable law. See "Risk Factors—Risks Related to the Notes—U.S. federal and state statutes allow courts, under specific circumstances, to void a guarantor's guarantee and require note holders to return payments received in respect thereof" and "Risk Factors—Risks Related to the Notes—Certain provisions of Canadian insolvency law may affect the priority and/or delay or impair the enforceability of your right to receive payment on the notes." A Subsidiary Guarantor may not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge or amalgamate with or into (whether or not such Subsidiary Guarantor is the surviving Person) another Person, other than Parent, the Issuers or another Subsidiary Guarantor, unless:

  (1)
  immediately after giving effect to that transaction, no Default or Event of Default exists; and

  (2)
  either:

  (a)
  the Person acquiring the assets in any such sale or disposition or the Person formed by or surviving any such consolidation, merger or amalgamation (the "Successor Guarantor") assumes all the obligations of that Subsidiary Guarantor under its Note Guarantee and the indenture pursuant to a supplemental indenture (subject to certain exceptions set forth in such Note Guarantee and indenture); or

  (b)
  subject to the covenant described under "—Certain Covenants—Merger, Consolidation or Sale of Assets," the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of the indenture.

        The Note Guarantee of a Subsidiary Guarantor will be released:

  (1)
  in connection with any sale or other disposition of all or substantially all of the assets of that Subsidiary Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) Parent or a Restricted Subsidiary of Parent, if the sale or other disposition does not violate the "Asset Sale" provisions of the indenture;

  (2)
  in connection with any sale or other disposition of Capital Stock of that Subsidiary Guarantor to a Person that is not (either before or after giving effect to such transaction) Parent or a Restricted Subsidiary of Parent, if the sale or other disposition does not violate the "Asset Sale" provisions of the indenture and the Subsidiary Guarantor ceases to be a Restricted Subsidiary of Parent as a result of the sale or other disposition;

  (3)
  if Parent designates any of its Restricted Subsidiaries that is a Subsidiary Guarantor to be an Unrestricted Subsidiary in accordance with the applicable provisions of the indenture; or

  (4)
  upon legal defeasance, covenant defeasance or satisfaction and discharge of the indenture as provided below under the captions "—Legal Defeasance and Covenant Defeasance" and "—Satisfaction and Discharge." See "—Repurchase at the Option of Holders—Asset Sales."

Additional Amounts

        All payments made by or on behalf of an Issuer or any Guarantor (each a "Payor") under or with respect to the notes or any Note Guarantee will be made free and clear of and without withholding or deduction for or on account of any present or future tax, duty, levy, impost, assessment or other governmental charge (including penalties, interest and other similar liabilities related thereto) (collectively, "Taxes") imposed or levied by or on behalf of any jurisdiction in which such Payor is organized, resident or doing business for tax purposes or from or through which such Payor (or its agents) makes any payment on the notes or any Note Guarantee or any department or political subdivision thereof (each, a "Relevant Taxing Jurisdiction"), unless such Payor is required to withhold or deduct Taxes by law or by the interpretation or administration thereof. If a Payor is so required to withhold or deduct any amount for or on account of Taxes from any payment made under or with respect to the notes or any Note Guarantee, such Payor, subject to the exceptions stated below, will pay such additional amounts ("Additional Amounts") as may be necessary such that the net amount received in respect of such payment by each holder and beneficial owner after such withholding or deduction (including withholding or deduction attributable to Additional Amounts payable hereunder) will not be less than the amount the holder or beneficial owner would have received if such Taxes had not been required to be so withheld or deducted.

        A Payor will not, however, pay Additional Amounts to a holder or beneficial owner of notes:

  (i)
  for or on account of any Canadian withholding Taxes that are imposed by reason of the holder or beneficial owner of notes not dealing at arm's length (for the purpose of the Income Tax Act (Canada)) with the Payor at the time of making such payment,

  (ii)
  to the extent that the Additional Amounts are in respect of the application of the thin capitalization rules in subsections 18(4) to (6) of the Income Tax Act(Canada), along with proposed amendments to subsections 18(6) and (6.1) of the Income Tax Act(Canada), other than by reason of an interest or right in property that secures payment of a debt or other obligation which interest or right was provided directly or indirectly by Parent or a non-resident of Canada that is a Subsidiary of the Payor or that is otherwise related to the Payor for purposes of the Income Tax Act(Canada);

  (iii)
  to the extent the Taxes giving rise to such Additional Amounts would not have been imposed but for the existence of any present or former connection between a holder of notes (or the beneficial owner of, or person ultimately entitled to obtain an interest in, such notes, including a fiduciary, settler, beneficiary, member, partner, shareholder or other equity interest owner of, or possessor of power over, such holder or beneficial owner, if such holder or beneficial owner is an estate, trust, partnership, limited liability company, corporation or other entity) and the Relevant Taxing Jurisdiction (including being a citizen or resident or national of, or carrying on a business or maintaining a permanent establishment in, the Relevant Taxing Jurisdiction) other than any connection resulting solely from the acquisition, ownership, or disposition of notes, the receipt of payments thereunder and/or the exercise or enforcement of rights under any notes or any Note Guarantee;

  (iv)
  to the extent the Taxes giving rise to such Additional Amounts would not have been imposed but for the failure of the holder or beneficial owner of notes, to the extent such holder or beneficial owner is legally eligible to do so, to satisfy any certification, identification, information, documentation or other reporting requirements concerning the nationality, residence, identity or connection with the Relevant Taxing Jurisdiction or arm's length-relationship with the Payor and the holder or beneficial owner or otherwise establishing the right to the benefit of an exemption from, or reduction in the rate of, withholding or deduction, if (a) such compliance is required by statute, treaty, regulation or administrative practice of a Relevant Taxing Jurisdiction as a precondition to exemption from, or reduction in the rate of deduction or withholding of, such Taxes imposed by the Relevant Taxing Jurisdiction (including, without limitation, a certification that the holder or beneficial owner is not resident in the Relevant Taxing Jurisdiction) and (b) the Payor has provided the trustee with 30 days' prior written notice of such requirement;

  (v)
  with respect to any estate, inheritance, gift, sales or any similar Taxes;

  (vi)
  if such holder is a fiduciary or partnership or person other than the sole beneficial owner of such payment and the Taxes giving rise to such Additional Amounts would not have been imposed on such payment had the holder been the beneficiary, partner or sole beneficial owner, as the case may be, of such note;

  (vii)
  to the extent the Taxes giving rise to such Additional Amounts would not have been imposed but for the presentation by the holder of any note, where presentation is required, for payment on a date more than 30 days after the date on which payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later;

  (viii)
  with respect to (a) any Tax imposed or levied by, or on behalf of, the United States of America or any State thereof or the District of Columbia (or any political subdivision of the foregoing) or (b) any Taxes that are imposed or withheld pursuant to Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended (the "Code"), as of the issue date (or any amended or successor version of such sections), any regulations promulgated thereunder, any official interpretations thereof, and any similar law or regulation adopted pursuant to an intergovernmental agreement between a non-U.S. jurisdiction and the United Sates with respect to the foregoing or any agreements entered into pursuant to Section 1471(b)(1) of the Code;

  (ix)
  with respect to any Taxes imposed on a payment to an individual and required to be made pursuant to the European Union Directive on the taxation of savings income which was adopted by the ECOFIN Council (the Council of the EU Finance and Economic Ministers), or any law implementing or complying with, or introduced to conform to, such directive, or pursuant to related measures entered into on a reciprocal basis between member states of the European Union and certain non-European countries and dependent or associated territories;

  (x)
  with respect to any Tax which is payable otherwise than by withholding from payments on or in respect of the notes or any Note Guarantee; or

  (xi)
  any combination of items (i) through (x).

        At least 30 calendar days prior to each date on which any payment under or with respect to the notes or any Note Guarantee is due and payable, if a Payor will be obligated to pay Additional Amounts with respect to such payment (unless such obligation to pay Additional Amounts arises after the 35th day prior to the date on which such payment is due and payable, in which case it will be promptly thereafter), the Payor will deliver to the trustee an Officers' Certificate stating that such Additional Amounts will be payable and the amounts so payable and will set forth such other information necessary to enable the trustee to pay such Additional Amounts to holders on the payment date. The Payor will promptly publish a notice in accordance with the provisions set forth in "—Notices" stating that such Additional Amounts will be payable and describing the obligation to pay such amounts.

        Each holder entitled to any Additional Amounts shall cooperate with the Issuers and the trustee in providing any information or documentation reasonably requested by the Issuers or the trustee to confirm the identity and/or tax status of such holder and any affected beneficial owner (to the extent necessary to establish such holder's entitlement to Additional Amounts) and to assist the Issuers or the trustee in determining the applicable withholding tax rate and the amount of Additional Amounts payable in respect thereof.

        In addition, the Payor will pay, and indemnify the holders and beneficial owners of the notes for, any stamp, issue, registration, court, documentation, excise or other similar taxes, charges and duties, including any interest, penalties and any similar liabilities with respect thereto, imposed by any Relevant Taxing Jurisdiction at any time in respect of the execution, issuance, registration or delivery of the notes, any Note Guarantee or any other document or instrument referred to thereunder and any such taxes, charges or duties imposed by any Relevant Taxing Jurisdiction as a result of, or in connection with, any payments made pursuant to the notes or any Note Guarantee and/or the enforcement of the notes or any Note Guarantee and/or any other such document or instrument; provided, however, that the indemnification or reimbursement obligations provided for in this paragraph shall not extend to Taxes for which the holder or beneficial owner of the notes would not have been eligible to receive payment of Additional Amounts hereunder by virtue of clauses (i) through (xi) above or to the extent such holder or beneficial owner received Additional Amounts with respect to such payments.

        The obligations described under this heading will survive any termination, defeasance or discharge of the Indenture and will apply mutatis mutandis to any successor Person to any Payor and to any jurisdiction in which such successor is organized or is otherwise resident or doing business for tax purposes or any jurisdiction from or through which payment is made by such successor or its respective agents. Whenever the Indenture or this "Description of the Notes" refers to, in any context, the payment of principal, premium, if any, interest or any other amount payable under or with respect to any note, such reference shall include the payment of Additional Amounts or indemnification payments as described hereunder, if applicable.

Optional Redemption

        At any time prior to October 1, 2016, the Issuers may, at their joint option, on any one or more occasions redeem up to 35% of the aggregate principal amount of the notes issued under the indenture, upon not less than 30 nor more than 60 days' notice, at a redemption price equal to 106.500% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest, if any, to the date of redemption (subject to the rights of holders of notes on the relevant record date to receive interest on the relevant interest payment date), with an amount equal to the net cash proceeds of one or more Equity Offerings; provided that:

  (1)
  at least 65% of the aggregate principal amount of notes originally issued under the indenture (excluding notes held by Parent and its Subsidiaries) remains outstanding immediately after the occurrence of such redemption; and

  (2)
  the redemption occurs within 180 days of the date of the closing of such Equity Offering.

        At any time prior to October 1, 2016, the Issuers may, at their joint option, on any one or more occasions redeem all or a part of the notes, upon not less than 30 nor more than 60 days' notice, at a redemption price equal to 100% of the principal amount of the notes redeemed, plus the Applicable Premium as of, and accrued and unpaid interest, if any, to the date of redemption, subject to the rights of holders of notes on the relevant record date to receive interest due on an interest payment date occurring on or prior to the redemption date.

        Except pursuant to the preceding paragraphs and as set forth below under "—Redemption for Changes in Withholding Taxes," the notes will not be redeemable at the Issuers' joint option prior to October 1, 2016.

        On or after October 1, 2016, the Issuers may, at their joint option, on any one or more occasions redeem all or a part of the notes, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest, if any, on the notes to be redeemed, to the applicable date of redemption, if redeemed during the twelve-month period beginning on October 1 of the years indicated below, subject to the rights of holders of notes on the relevant record date to receive interest on an interest payment date occurring on or prior to the redemption date:

Year	Percentage
2016	103.250%
2017	101.625%
2018 and thereafter	100.000%

        Unless an Issuer defaults in the payment of the redemption price, interest will cease to accrue on the notes or portions thereof called for redemption on the applicable redemption date.

Mandatory Redemption

        The Issuers are not required to make mandatory redemption or sinking fund payments with respect to the notes.

Redemption for Changes in Withholding Taxes

        If, as a result of:

  (a)
  any amendment to, or change in, the laws (or regulations or rulings promulgated thereunder) of any Relevant Taxing Jurisdiction which is announced and becomes effective after the date hereof (or, where a jurisdiction in question does not become a Relevant Taxing Jurisdiction until a later date, such later date); or

  (b)
  any amendment to, or change in, the official application, official interpretation, official administration or official assessing practices of the laws, regulations or rulings of any Relevant Taxing Jurisdiction which is announced and becomes effective after the date hereof (or, where a jurisdiction in question does not become a Relevant Taxing Jurisdiction until a later date, such later date), an Issuer or a Guarantor would be obligated to pay, on the next date for any payment and as a result of that amendment or change, Additional Amounts or indemnification payments as described above under "—Additional Amounts" with respect to the Relevant Taxing Jurisdiction, then the Issuers may redeem all, but not less than all, of the notes, at any time thereafter, upon not less than 30 nor more than 60 days' notice, at a redemption price of 100% of their principal amount, plus accrued and unpaid interest, if any, to the redemption date. Prior to the giving of any notice of redemption described in this paragraph, an Issuer will deliver to the trustee a written opinion of independent legal counsel to such Issuer of recognized standing to the effect that such Issuer or Guarantor has or will become obligated to pay such Additional Amounts or indemnification payments as a result of a change, amendment, official application, official interpretation, official administration or official assessing practices described above.

        An Issuer will issue a notice of any optional redemption of the notes described above in accordance with the provisions of the indenture described under "—Notices." No notice of redemption pursuant to the preceding paragraph may be given more than 60 days before or 365 days after the applicable Issuer first becomes liable to pay any Additional Amount or indemnification payments.

Repurchase at the Option of Holders

Change of Control

        If a Change of Control occurs, each holder of notes will have the right to require the Issuers to jointly repurchase all or any part of that holder's notes (equal to $2,000 or an integral multiple of $1,000 in excess thereof) pursuant to a Change of Control Offer on the terms set forth in the indenture. In the Change of Control Offer, the Issuers will jointly offer a Change of Control Payment in cash equal to 101% of the aggregate principal amount of notes to be repurchased, plus accrued and unpaid interest, if any, on the notes repurchased to the date of purchase, subject to the rights of holders of notes on the relevant record date to receive interest due on an interest payment date occurring on or prior to the date of purchase. Within 30 days following any Change of Control, the Issuers will mail a notice to each holder describing the transaction or transactions that constitute the Change of Control and jointly offering to repurchase notes on the Change of Control Payment Date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures required by the indenture and described in such notice. The Issuers will comply with the requirements of

        Rule 14e-1 under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the indenture, the Issuers will comply with the applicable securities laws and regulations and will not be deemed to have breached their obligations under the Change of Control provisions of the indenture by virtue of such compliance.

        On the Change of Control Payment Date, the Issuers will jointly, to the extent lawful:

  (1)
  accept for payment all notes or portions of notes properly tendered pursuant to the Change of Control Offer;

  (2)
  deposit with the paying agent an amount equal to the Change of Control Payment in respect of all notes or portions of notes properly tendered; and

  (3)
  deliver or cause to be delivered to the trustee the notes properly accepted together with an officers' certificate stating the aggregate principal amount of notes or portions of notes being purchased by the Issuers.

        The paying agent will promptly mail to each holder of notes properly tendered the Change of Control Payment for such notes, and the trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each holder a new note equal in principal amount to any unpurchased portion of the notes surrendered, if any. The Issuers will jointly announce the results of the Change of Control Offer to the holders of the notes on or as soon as practicable after the Change of Control Payment Date.

        The provisions described above that require the Issuers to make a Change of Control Offer following a Change of Control will be applicable whether or not any other provisions of the indenture are applicable. Except as described above with respect to a Change of Control, the indenture does not contain provisions that permit the holders of the notes to require that the Issuers repurchase or redeem the notes in the event of a takeover, recapitalization or similar transaction.

        The Issuers will not be required to make a Change of Control Offer upon a Change of Control if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the indenture applicable to a Change of Control Offer made by the Issuers and purchases all notes properly tendered and not withdrawn under the Change of Control Offer, (2) notice of redemption with respect to all notes has been given pursuant to the indenture as described above under the caption "—Optional Redemption," unless and until there is a default in payment of the applicable redemption price, or (3) in connection with or in contemplation of any Change of Control, the Issuers have made an offer to purchase (an "Alternate Offer") any and all notes validly tendered at a cash price equal to or higher than the Change of Control Payment and have purchased all notes properly tendered and not properly withdrawn in accordance with the terms of such Alternate Offer.

        Notwithstanding anything to the contrary contained in the indenture, a Change of Control Offer or Alternate Offer may be made in advance of a Change of Control, conditioned upon the consummation of such Change of Control, if a definitive agreement is in place for the Change of Control at the time the Change of Control Offer or Alternate Offer is made.

        The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of "all or substantially all" of the properties or assets of Parent and its Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of notes to require the Issuers to repurchase its notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of Parent and its Subsidiaries taken as a whole to another Person or group may be uncertain.

Asset Sales

        Parent will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

  (1)
  Parent (or the Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the Fair Market Value (measured as of the date of the definitive agreement with respect to such Asset Sale) of the assets or Equity Interests issued or sold or otherwise disposed of; and

  (2)
  except in the case of a Permitted Asset Swap, at least 75% of the consideration received in the Asset Sale by Parent or such Restricted Subsidiary is in the form of cash or Cash Equivalents.

        For purposes of this provision, each of the following will be deemed to be cash:

  (a)
  any liabilities, as shown on the most recent consolidated balance sheet of Parent or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the notes or any Note Guarantee) that are assumed by the transferee of any such assets pursuant to a customary novation or indemnity agreement that releases Parent or such Restricted Subsidiary from or indemnifies against further liability;

  (b)
  any securities, notes or other obligations received by Parent or any such Restricted Subsidiary from such transferee that are converted by Parent or such Restricted Subsidiary into cash within 180 days after such Asset Sale, to the extent of the cash received in that conversion;

  (c)
  any Designated Non-cash Consideration received by Parent or any of its Restricted Subsidiaries in such Asset Sale; provided that the aggregate Fair Market Value of such Designated Non-cash Consideration, taken together with the Fair Market Value at the time of receipt of all other Designated Non-cash Consideration received pursuant to this clause (c) less the amount of Net Proceeds previously realized in cash from prior Designated Non-cash Consideration is less than the greater of $5.0 million; and

  (d)
  any property, stock or assets of the kind referred to in clauses (1), (3) or (4) of the next paragraph of this covenant.

        Within 365 days after the receipt of any Net Proceeds from an Asset Sale, Parent (or the applicable Restricted Subsidiary, as the case may be) may apply an amount equal to such Net Proceeds, at its option:

  (1)
  to acquire all or substantially all of the assets of, or any Capital Stock of, another Permitted Business (provided that in the case of any such acquisition of Capital Stock, after giving effect thereto, the Permitted Business is or becomes a Restricted Subsidiary of Parent);

  (2)
  to repay Indebtedness that is secured by a Permitted Lien on any assets that were sold in such Asset Sale;

  (3)
  to make a capital expenditure;

  (4)
  to acquire other assets that are not classified as current assets under GAAP and that are used or useful in a Permitted Business;

  (5)
  in the case of an Asset Sale by a Restricted Subsidiary that is not a Guarantor, to repay, repurchase or redeem Indebtedness of Parent or any Restricted Subsidiary that is not contractually subordinated in right of payment to the notes;

  (6)
  to repay other Indebtedness of Parent or a Subsidiary Guarantor that ranks pari passu in right of payment with the notes or any Note Guarantee, as applicable ("Pari Passu Indebtedness"); provided that Parent shall also equally and ratably offer to reduce Indebtedness under the notes by making an offer (in accordance with the procedures set forth below for an Asset Sale Offer) to the holders of the notes at an offer price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase, in accordance with the procedures set forth in the indenture; or

  (7)
  any combination of the foregoing clauses (1) through (6).

        In the case of clauses (1), (3) and (4) of the immediately preceding paragraph, Parent (or the applicable Restricted Subsidiary, as the case may be) will be deemed to have complied with its obligations in the preceding paragraphs if it enters into a binding commitment to acquire such assets or Capital Stock or make such capital expenditure prior to 365 days after the receipt of the applicable Net Proceeds; provided that such binding commitment will be subject only to customary conditions and such acquisition or expenditure is completed within 180 days following the expiration of the aforementioned 365-day period.

        Pending the final application of any Net Proceeds of an Asset Sale, Parent (or the applicable Restricted Subsidiary) may temporarily reduce revolving credit borrowings or otherwise invest the Net Proceeds in any manner that is not prohibited by the indenture.

        Any Net Proceeds from Asset Sales that are not applied or invested as provided in the second or third paragraph of this covenant (or any applicable Net Proceeds not applied on or before the 180th day following the binding commitment contemplated by the fourth paragraph of this covenant) will constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $25.0 million, within 45 days thereof, the Issuers will make a joint offer (an "Asset Sale Offer") to all holders of notes and all holders of other Indebtedness ranking pari passu with the notes containing provisions similar to those set forth in the indenture with respect to offers to purchase, prepay or redeem with the proceeds of sales of assets to purchase, prepay or redeem the maximum principal amount of notes and such other pari passu Indebtedness (plus all accrued interest on the Indebtedness and the amount of all fees and expenses, including premiums, incurred in connection therewith) that may be purchased, prepaid or redeemed out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of the principal amount, plus accrued and unpaid interest, if any, to the date of purchase, prepayment or redemption, subject to the rights of holders of notes on the relevant record date to receive interest due on an interest payment date occurring on or prior to the redemption date, prepayment date or purchase date, and will be payable in cash. If any Excess

Proceeds remain after consummation of an Asset Sale Offer, Parent and its Restricted Subsidiaries may use those Excess Proceeds for any purpose not otherwise prohibited by the indenture. If the aggregate principal amount of notes and other pari passu Indebtedness tendered into (or required to be prepaid or redeemed in connection with) such Asset Sale Offer exceeds the amount of Excess Proceeds, Parent will select the notes and such other pari passu Indebtedness to be purchased, prepaid or redeemed on a pro rata basis, based on the amounts tendered (with such adjustments as may be deemed appropriate by Parent so that only notes in denominations of $2,000, or an integral multiple of $1,000 in excess thereof, will be purchased, prepaid or redeemed), and with respect to the notes, the trustee shall select the tendered notes for purchase, prepayment or redemption by such method as it shall deem fair and appropriate (provided that if the notes are in global form, interests in such global notes will be selected for purchase, prepayment or redemption by DTC in accordance with its standard procedures therefor). Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.

        The Issuers will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of notes pursuant to a Change of Control Offer or an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control or Asset Sale provisions of the indenture, the Issuers will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control or Asset Sale provisions of the indenture by virtue of such compliance.

        The agreements governing the Parent's and its Subsidiaries' other Indebtedness contain, and future agreements may contain, prohibitions of certain events, including events that would constitute a Change of Control or an Asset Sale and including repurchase of or other prepayments in respect of the notes. The exercise by the holders of notes of their right to require the Issuers to repurchase the notes upon a Change of Control or an Asset Sale could cause a default under these other agreements, even if the Change of Control or Asset Sale itself does not, due to the financial effect of such repurchases on Parent or its Subsidiaries. In the event a Change of Control or Asset Sale occurs at a time when the Issuers are prohibited from purchasing notes, the Issuers could seek the consent of the lenders or counterparties under the agreements to the purchase of notes or could attempt to refinance the borrowings that contain such prohibition. If the Issuers do not obtain a consent or repay those borrowings, the Issuers will remain prohibited from purchasing notes. In that case, the Issuers' failure to purchase tendered notes would constitute an Event of Default under the indenture which could, in turn, constitute a default under the other indebtedness. Finally, the Issuers' ability to pay cash to the holders of notes upon a repurchase may be limited by the Issuers' then existing financial resources. See "Risk Factors—Risks Related to the Notes—We may not be able to repurchase the notes upon a change of control or if we do not properly apply the proceeds of certain asset sales."

Selection and Notice

        If less than all of the notes are to be redeemed at any time, the trustee will select notes for redemption by such method as it shall deem fair and appropriate, provided, that if the notes are in global form, interests in such global notes will be selected for redemption by DTC in accordance with its standard procedures therefor.

        No notes of $2,000 or less can be redeemed in part. Notices of redemption will be mailed by first class mail (or in the case of notes held in Book Entry form, by electronic transmission) at least 30 but not more than 60 days before the redemption date to each holder of notes to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the notes or a satisfaction and discharge of the indenture. Any redemption notice may, at the Issuers' discretion, be subject to one or more conditions precedent, and if so conditioned, the redemption date for such notes may be extended by the Issuers pending achievement of such condition precedent.

        If any note is to be redeemed in part only, the notice of redemption that relates to that note will state the portion of the principal amount of that note that is to be redeemed. A new note in principal amount equal to the unredeemed portion of the original note will be issued in the name of the holder of notes upon cancellation of the original note. Notes called for redemption become due on the date fixed for redemption, subject to the satisfaction of any applicable condition as set forth in the preceding paragraph. On and after the redemption date, interest ceases to accrue on notes or portions of notes called for redemption.

Certain Covenants

Restricted Payments

        Parent will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

  (1)
  declare or pay any dividend or make any other payment or distribution on account of Parent's or any of its Restricted Subsidiaries' Equity Interests (including, without limitation, any such payment in connection with any merger or consolidation involving Parent or any of its Restricted Subsidiaries) or to the direct or indirect holders of the Parent's or any of its Restricted Subsidiaries' Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of Parent or payable to Parent or a Restricted Subsidiary of Parent);

  (2)
  purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving Parent) any Equity Interests of Parent or any direct or indirect parent of Parent;

  (3)
  make any principal payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is contractually subordinated to the notes or the Note Guarantees (excluding any intercompany Indebtedness between or among Parent and any of its Restricted Subsidiaries), in each case prior to any scheduled sinking fund payment, principal installment or Stated Maturity thereof (other than (x) Indebtedness permitted under clauses (6) and (12) of the definition of "Permitted Debt" or (y) the purchase, repurchase or other acquisition or retirement of Indebtedness purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of the purchase, repurchase, acquisition or retirement); or

  (4)
  make any Restricted Investment

(all such payments and other actions set forth in these clauses (1) through (4) above being collectively referred to as "Restricted Payments")

unless, at the time of and after giving effect to such Restricted Payment, no Default (except a Reporting Default) or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment and either:

  (I)
  if the Fixed Charge Coverage Ratio for Parent's most recently ended four full fiscal quarters for which internal financial statements are available at the time of such Restricted Payment is not less than 1.75 to 1.0, such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by Parent and its Restricted Subsidiaries during the quarter in which the Restricted Payment is made (excluding Restricted Payments permitted by clauses (2), (3), (4) (to the extent, in the case of clause (4), payments are made to Parent or a Restricted Subsidiary), (5), (6), (7), (8), (9) and (11) of the next succeeding paragraph), is less than the sum, without duplication, of:

  (a)
  Available Cash as of the end of the Parent's preceding fiscal quarter, plus

    (b)
    100% of the aggregate net cash proceeds received by Parent (including the Fair Market Value of any Permitted Business or long-term assets that are used or useful in a Permitted Business to the extent acquired in consideration of Equity Interests of Parent (other than Disqualified Stock)) after the Measurement Date as a contribution to its common equity capital or from the issue or sale of Equity Interests of Parent (other than Disqualified Stock) or from the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities of Parent that have been converted into or exchanged for such Equity Interests (other than Equity Interests (or Disqualified Stock or debt securities) sold to a Restricted Subsidiary of Parent), plus

    (c)
    to the extent that any Restricted Investment that was made after the Measurement Date is sold for cash or Cash Equivalents or otherwise liquidated or repaid for cash, the lesser of (i) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (ii) the initial amount of such Restricted Investment, plus

    (d)
    the net reduction in Restricted Investments made after the Measurement Date resulting from dividends, repayments of loans or advances, or other transfers of assets in each case to Parent or any of its Restricted Subsidiaries from any Person (including, without limitation, Unrestricted Subsidiaries) or from redesignations of Unrestricted Subsidiaries as Restricted Subsidiaries (items (b), (c) and (d) being referred to as "Incremental Funds"), minus

    (e)
    the aggregate amount of Incremental Funds previously expended pursuant to clause (I) and clause (II) below; or

  (II)
  if the Fixed Charge Coverage Ratio for Parent's most recently ended four full fiscal quarters for which internal financial statements are available at the time of such Restricted Payment is less than 1.75 to 1.00, such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by Parent and its Restricted Subsidiaries during the quarter in which such distribution is made (excluding Restricted Payments permitted by clauses (2), (3), (4) (to the extent, in the case of clause (4), payments are made to Parent or a Restricted Subsidiary), (5), (6), (7), (8), (9) and (11) of the next succeeding paragraph), is less than the sum, without duplication, of:

  (a)
  $75.0 million less the aggregate amount of all Restricted Payments made by Parent and its Restricted Subsidiaries pursuant to this clause (II)(a) during the period ending on the last day of the fiscal quarter immediately preceding the date of such Restricted Payment and beginning on the Measurement Date, plus

  (b)
  Incremental Funds to the extent not previously expended pursuant to this clause (II) or clause (I) above.

        We estimate that the amount of available Incremental Funds as of December 31, 2013 was approximately $342 million.

        The preceding provisions will not prohibit:

  (1)
  the payment of any dividend or distribution or the consummation of any irrevocable redemption within 60 days after the date of its declaration or giving of the redemption notice, as the case may be, if at the date of declaration or notice, the dividend, distribution or redemption payment would have complied with the provisions of the indenture;

  (2)
  the making of any Restricted Payment out of the net cash proceeds of a substantially concurrent (a) capital contribution (other than from a Restricted Subsidiary of Parent) to the equity capital of Parent or (b) sale (other than to a Restricted Subsidiary of Parent) of, Equity Interests of Parent (other than Disqualified Stock), with a sale being deemed substantially concurrent if such Restricted Payment occurs not more than 120 days after such sale; provided, however, that the amount of any such net cash proceeds that are utilized for any such Restricted Payment will, to the extent included therein, be excluded or deducted from the calculation of Available Cash, as applicable;

  (3)
  the defeasance, redemption, repurchase, retirement or other acquisition of subordinated Indebtedness of Parent, an Issuer or any Subsidiary Guarantor, or any Disqualified Stock of Parent, an Issuer or any Subsidiary Guarantor, with the net cash proceeds from an incurrence of, or in exchange for, Permitted Refinancing Indebtedness;

  (4)
  the payment of any dividend or distribution by a Restricted Subsidiary of Parent to the holders of its Equity Interests on a pro rata basis;

  (5)
  so long as no Default (other than Reporting Default) has occurred and is continuing or would be caused thereby, the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of Parent or any Restricted Subsidiary held by any current or former officer, director or employee of Parent or any Affiliate of Parent pursuant to any equity subscription agreement or plan, stock or unit option agreement, shareholders' agreement or similar agreement; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests may not exceed $2.5 million in any calendar year; provided further that such amount in any calendar year may be increased by an amount not to exceed (a) the cash proceeds received by Parent or any of its Restricted Subsidiaries from the sale of Equity Interests of Parent to members of management or directors of Parent or its Affiliates that occurs after the Measurement Date (to the extent the cash proceeds from the sale of such Equity Interests have not otherwise been applied to the payment of Restricted Payments by virtue of clause (1)(b) or (2)(b) of the preceding paragraph, plus (b) the cash proceeds of key man life insurance policies received by Parent or any of its Restricted Subsidiaries after the Measurement Date;

  (6)
  so long as no Default (other than a Reporting Default) has occurred or is continuing or would be caused thereby, other Restricted Payments in an aggregate amount since the date of the indenture not to exceed $75.0 million;

  (7)
  so long as no Default (other than Reporting Default) has occurred and is continuing or would be caused thereby, payments of dividends or other distributions on Disqualified Stock issued pursuant to the covenant described under "—Incurrence of Indebtedness and Issuance of Disqualified Stock";

  (8)
  repurchases of Capital Stock deemed to occur upon exercise of stock options, warrants or other convertible securities if such Capital Stock represents a portion of the exercise price of such options, warrants or convertible securities;

  (9)
  cash payments in lieu of the issuance of fractional shares in connection with the exercise of warrants, options or other securities convertible or exchangeable for Capital Stock of Parent;

  (10)
  so long as no Default (other than a Reporting Default) has occurred and is continuing or would be caused thereby, the repurchase, redemption or other acquisition or retirement for value of any subordinated indebtedness pursuant to provisions similar to those described under the captions "Repurchase at the Option of Holders—Change of Control" or "Repurchase at the Option of Holders—Asset Sales"; provided that all notes tendered by holders in connection with a Change of Control Offer or Asset Sale Offer, as applicable, have been repurchased in accordance with the applicable provisions of the indenture; or

  (11)
  any payments in connection with a consolidation, merger or transfer of assets in connection with a transaction that is not prohibited by the indenture not to exceed $5.0 million in the aggregate after the date of the indenture.

        The amount of all Restricted Payments (other than cash) will be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by Parent or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. For purposes of determining compliance with this "Restricted Payments" covenant, (x) in the event that a Restricted Payment meets the criteria of more than one of the categories of Restricted Payments described in the preceding clauses (1) through (11), Parent will be permitted to classify (or later classify or reclassify in whole or in part in its sole discretion) such Restricted Payment in any manner that complies with this covenant and (y) in the event a Restricted Payment is made pursuant to clause (I) or (II) of the first paragraph of this covenant, Parent will be permitted to classify whether all or any portion thereof is being (and in the absence of such classification shall be deemed to have classified the minimum amount possible as having been) made with Incremental Funds.

Incurrence of Indebtedness and Issuance of Disqualified Stock

        Parent will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Debt) and Parent will not, and will not permit its Restricted Subsidiaries to, issue any Disqualified Stock; provided, however, that Parent and any of its Restricted Subsidiaries may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock, if the Fixed Charge Coverage Ratio for the Parent's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock is issued would have been at least 2.0 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or Disqualified Stock had been issued, as the case may be, at the beginning of such four-quarter period.

        The first paragraph of this covenant will not prohibit the incurrence of any of the following items of Indebtedness or issuances of Disqualified Stock (collectively, "Permitted Debt"):

  (1)
  the incurrence by Parent or any Restricted Subsidiary of additional Indebtedness (including letters of credit) under one or more Credit Facilities in an aggregate principal amount at any one time outstanding under this clause (1), including all Permitted Refinancing Indebtedness incurred to renew, refinance or replace, defease or discharge any Indebtedness incurred pursuant to this clause (1) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of Parent and its Subsidiaries thereunder), not to exceed the greater of (a) $550.0 million or (b) $100.0 million plus 35% of the Consolidated Net Tangible Assets of Parent determined at the date of such incurrence;

  (2)
  the incurrence by Parent or its Restricted Subsidiaries of the Existing Indebtedness;

  (3)
  the incurrence by the Issuers and the Guarantors of Indebtedness represented by the notes issued and sold in this offering and the related Note Guarantees and the exchange notes and the related Note Guarantees to be issued pursuant to the registration rights agreement;

  (4)
  the incurrence by Parent or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of design, construction, installation, development, repair or improvement of property, plant or equipment used in the business of Parent or a Restricted Subsidiary (together with improvements, additions, accessions and contractual rights relating primarily thereto), in an aggregate principal amount at any time outstanding, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance or replace, defease or discharge any Indebtedness incurred pursuant to this clause (4), not to exceed the greater of (a) $35.0 million and

    (b) 2.75% of the Consolidated Net Tangible Assets of Parent determined at the date of such incurrence;

  (5)
  the incurrence by Parent or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness that was permitted by the indenture to be incurred under the first paragraph of this covenant or clause (1)(b), (2), (3), (4)(b), (13), (18), (19) or (21)(b) of this paragraph or this clause (5), in the case of clauses (1)(b), (4)(b) or (21)(b), the refinancing of such amount (if lower) as would have been permitted on the date of initial incurrence;

  (6)
  the incurrence by Parent or any of its Restricted Subsidiaries of intercompany Indebtedness between or among Parent and any of the Parent's Restricted Subsidiaries; provided, however, that:

  (a)
  if an Issuer is the obligor on such Indebtedness and a Guarantor is not the obligee, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations with respect to the notes, or if a Guarantor is the obligor on such Indebtedness and neither an Issuer nor another Guarantor is the obligee, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Notes Guarantee of such Guarantor; and

  (b)
  (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than Parent or a Restricted Subsidiary of Parent and (ii) any sale or other transfer of any such Indebtedness to a Person that is neither Parent nor a Restricted Subsidiary of Parent will be deemed, in each case, to constitute an incurrence of such Indebtedness by Parent or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (6);

  (7)
  the incurrence by Parent or any of its Restricted Subsidiaries of Hedging Obligations;

  (8)
  the guarantee by Parent or any Restricted Subsidiary of Indebtedness of Parent or any Restricted Subsidiary that was permitted to be incurred by another provision of this covenant;

  (9)
  the incurrence by Parent or any of its Restricted Subsidiaries of obligations relating to net gas balancing positions arising in the ordinary course of business and consistent with past practice;

  (10)
  the incurrence by Parent or any of its Restricted Subsidiaries of Permitted Hedged Inventory Obligations and Permitted Operating Obligations;

  (11)
  the incurrence by Parent or any of its Restricted Subsidiaries of, to the extent such obligations constitute Indebtedness, self-insurance obligations, bid, performance, surety, appeal, performance and similar bonds and completion guarantees issued or provided by, or for the account of, Parent or any of its Restricted Subsidiaries in the ordinary course of business, including guarantees and obligations of Parent or any of its Restricted Subsidiaries with respect to letters of credit supporting such obligations (in each case other than an obligation for money borrowed);

  (12)
  the issuance by any Restricted Subsidiary of Parent to Parent or to any Restricted Subsidiary of Parent of any Disqualified Stock; provided, however, that:

  (a)
  any subsequent issuance or transfer of Equity Interests that results in any such preferred securities being held by a Person other than Parent or a Restricted Subsidiary of Parent; and

  (b)
  any sale or other transfer of any such preferred securities to a Person that is not either Parent or a Restricted Subsidiary of Parent,

    shall be deemed, in each case, to constitute an issuance of such preferred securities by such Restricted Subsidiary that was not permitted by this clause (12);

  (13)
  Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is promptly extinguished;

  (14)
  Indebtedness arising in connection with endorsement of instruments for deposit in the ordinary course of business;

  (15)
  Indebtedness arising from indemnification, guarantees (other than guarantees of Indebtedness), adjustment of purchase price, earn-out or similar obligations, in each case, incurred or assumed in connection with the acquisition or disposition of any business or assets of Parent or any Restricted Subsidiary or Equity Interests of a Restricted Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Equity Interests for the purpose of financing or in contemplation of any such acquisition;

  (16)
  Indebtedness owed on a short-term basis to banks and other financial institutions incurred in the ordinary course of business of Parent and any Restricted Subsidiary with such banks or financial institutions that arises in connection with ordinary banking arrangements to manage cash balances of Parent and any Restricted Subsidiary;

  (17)
  Indebtedness of Parent or any Restricted Subsidiary consisting of the financing of insurance premiums, in each case, in the ordinary course of business;

  (18)
  Indebtedness or Disqualified Stock of (a) Parent or any Restricted Subsidiary incurred or issued to finance an acquisition or (b) Persons that are acquired by Parent or any Restricted Subsidiary or merged, consolidated or amalgamated with or into Parent or any Restricted Subsidiary in accordance with the terms of the indenture; provided that after giving effect to such acquisition or merger, consolidation or amalgamation, either: (i) Parent would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of this covenant; or (ii) the Fixed Charge Coverage Ratio of Parent would be no less than immediately prior to such acquisition or merger, consolidation or amalgamation;

  (19)
  the incurrence by Parent or any of its Restricted Subsidiaries of Contribution Indebtedness;

  (20)
  the incurrence by Parent or any of its Restricted Subsidiaries of liability in respect of Indebtedness of any Unrestricted Subsidiary of Parent or any Joint Venture but only to the extent that such liability is the result of (a) Parent's or any such Restricted Subsidiary's being a general partner or member of, or owner of an Equity Interest in, such Unrestricted Subsidiary and not as guarantor of such Indebtedness and provided that after giving effect to any such incurrence, the aggregate principal amount of all Indebtedness incurred under this clause (20) and then outstanding does not exceed $25.0 million or (b) the pledge of (or a guarantee limited in recourse solely to) Equity Interests in such Unrestricted Subsidiary or Joint Venture held by Parent or such Restricted Subsidiary to secure such Indebtedness and solely to the extent such Indebtedness constitutes Non-Recourse Debt; and

  (21)
  the incurrence by Parent or any of its Restricted Subsidiaries of additional Indebtedness in an aggregate principal amount at any time outstanding, including all Permitted Refinancing Indebtedness incurred to renew, refinance or replace, defease or discharge any Indebtedness incurred pursuant to this clause (21), not to exceed the greater of (a) $50.0 million and

    (b) 4.0% of the Consolidated Net Tangible Assets of Parent determined at the date of such incurrence.

        For purposes of determining compliance with this "Incurrence of Indebtedness and Issuance of Disqualified Stock" covenant, in the event that an item of Indebtedness (including Acquired Debt) meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (21) above, or is entitled to be incurred pursuant to the first paragraph of this covenant, Parent will be permitted to divide, classify and reclassify such item of Indebtedness on the date of its incurrence, or later redivide or reclassify in whole or in part in its sole discretion in any manner that complies with this covenant. Any Indebtedness under Credit Facilities on the date of the indenture shall initially be considered incurred under clause (1) of the second paragraph of this covenant.

        The accrual of interest or preferred stock dividends or distributions, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, the reclassification of preferred stock as Indebtedness due to a change in accounting principles and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this covenant; provided, in each such case, that the amount thereof is included in Fixed Charges of Parent as accrued.

        For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a currency other than U.S. dollars will be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred; provided that if such Indebtedness is incurred to extend, replace, refund, refinance, renew or defease, or that is exchanged for, other Indebtedness denominated in a currency other than U.S. dollars, and such extension, replacement, refunding, refinancing, renewal, defeasance or exchange would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such extension, replacement, refunding, refinancing, renewal, defeasance or exchange, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being extended, replaced, refunded, refinanced, renewed, defeased or exchanged. Notwithstanding any other provision of this covenant, the maximum amount of Indebtedness that Parent or any of its Restricted Subsidiaries may incur pursuant to this covenant shall not be deemed to be exceeded solely as a result of fluctuations in exchange rates or currency values.

Liens

        Parent will not and will not permit any of its Restricted Subsidiaries to, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind (other than Permitted Liens) securing Indebtedness upon any of their property or assets, now owned or hereafter acquired, unless the notes or any Note Guarantee of such Restricted Subsidiary, as applicable, is secured on an equal and ratable basis (or on a senior basis to, in the case of Indebtedness subordinated in right of payment to the notes or such Note Guarantee, as the case may be) with the Indebtedness so secured until such time as such Indebtedness is no longer secured by a Lien.

Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

        Parent will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

  (1)
  pay dividends or make any other distributions on its Capital Stock to Parent or any of its Restricted Subsidiaries, or pay any Indebtedness or other obligations owed to Parent or any of its Restricted Subsidiaries; provided that (i) the priority that any series of preferred stock of a Restricted Subsidiary has in receiving dividends or liquidating distributions before dividends or liquidating distributions are paid in respect of common stock of such Restricted Subsidiary shall not constitute a restriction on the ability to pay or make dividends or distributions on Capital Stock for purposes of this covenant and (ii) the subordination of indebtedness owed to Parent or any Restricted Subsidiary to other indebtedness incurred by any Restricted Subsidiary shall not be deemed a restriction on the ability to pay indebtedness;

  (2)
  make loans or advances to Parent or any of its Restricted Subsidiaries (it being understood that the subordination of loans or advances made to Parent or any Restricted Subsidiary to other Indebtedness incurred by Parent or any Restricted Subsidiary shall not be deemed a restriction on the ability to make loans or advances); or

  (3)
  transfer any of its properties or assets to Parent or any of its Restricted Subsidiaries.

        However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

  (1)
  agreements as in effect on the date of the indenture and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of those agreements or the Indebtedness to which they relate; provided that the encumbrances or restrictions contained in the amendments, modifications, restatements, renewals, increases, supplements, refundings, replacement or refinancings are not materially more restrictive, taken as a whole, with respect to such dividend, distribution and other payment restrictions than those contained in those agreements on the date of the indenture as determined in good faith by Parent;

  (2)
  the indenture, the notes and the Note Guarantees;

  (3)
  agreements governing other Indebtedness permitted to be incurred under the provisions of the covenant described above under the caption "—Incurrence of Indebtedness and Issuance of Disqualified Stock" and any amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings of those agreements; provided that the encumbrances or restrictions contained therein are not materially more restrictive, taken as a whole, than those contained in the indenture, the notes and the Note Guarantees or the Credit Agreement in effect on the date of the indenture, as determined in good faith by Parent;

  (4)
  applicable law, rule, regulation, order, approval, license, permit or similar restrictions;

  (5)
  any instrument governing Indebtedness or Capital Stock of a Person acquired by Parent or any of its Restricted Subsidiaries as in effect at the time of such acquisition, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that, in the case of Indebtedness, such Indebtedness was otherwise permitted by the terms of the indenture to be incurred, and any amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings of those agreements; provided that the amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings are not materially more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in those agreements on the date of such acquisition as determined in good faith by Parent;

  (6)
  customary non-assignment provisions in Hydrocarbon purchase and sale or exchange agreements or similar operational agreements or in licenses, sublicenses, leases or subleases, in each case entered into in the ordinary course of business and consistent with past practices;

  (7)
  Capital Lease Obligations, mortgage financings or purchase money obligations, in each case for property acquired in the ordinary course of business that impose restrictions on that property of the nature described in clause (3) of the preceding paragraph;

  (8)
  any agreement for the sale or other disposition of a Restricted Subsidiary of Parent that restricts distributions by that Restricted Subsidiary pending its sale or other disposition;

  (9)
  Permitted Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are not materially more restrictive (as determined in good faith by Parent), taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

  (10)
  Liens permitted to be incurred under the provisions of the covenant described above under the caption "—Liens" that limit the right of the debtor to dispose of the assets subject to such Liens;

  (11)
  provisions with respect to the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, stock sale agreements and other similar agreements entered into in the ordinary course of business;

  (12)
  any agreement or instrument relating to any property or assets acquired after the date of the indenture, so long as such encumbrance or restriction relates only to the property or assets so acquired and is not and was not created in anticipation of such acquisitions;

  (13)
  restrictions on cash or other deposits or net worth imposed by customers, suppliers or landlords under contracts entered into in the ordinary course of business;

  (14)
  encumbrances and restrictions contained in the terms of any Indebtedness or any agreement pursuant to which such Indebtedness was issued if the encumbrance or restriction applies only in the event of a payment default or default with respect to a financial covenant contained in such Indebtedness or agreement and such encumbrance or restriction is not materially more disadvantageous to the holders of the notes than is customary in comparable financings (as determined in good faith by Parent) and Parent determines that any such encumbrance or restriction will not materially affect any Issuer's ability to make principal or interest payments on the notes;

  (15)
  restrictions on the sale, lease or transfer of property or assets arising or agreed to in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, detract from the value of property or assets of Parent or any Restricted Subsidiary in any manner material to or any Restricted Subsidiary;

  (16)
  encumbrances and restrictions contained in contracts entered into in the ordinary course of business, not relating to any Indebtedness, and that do not, taken as a whole, detract from the value of, or from the ability Parent and its Restricted Subsidiaries to realize the value of, property or assets of Parent or any Restricted Subsidiary in any manner material to Parent or any Restricted Subsidiary, as determined in good faith by Parent; provided that such encumbrances or restrictions will not materially affect Parent's ability to make principal or interest payments on the notes, as determined in good faith by Parent; and

  (17)
  any Permitted Investment.

Merger, Consolidation or Sale of Assets

        Parent will not, directly or indirectly: (1) consolidate, merge or amalgamate with or into another Person (whether or not Parent is the surviving entity), or (2) sell, assign, transfer, convey or otherwise dispose of (or permit its Restricted Subsidiaries to sell, assign, transfer, convey or otherwise dispose of)

all or substantially all of the properties or assets of Parent and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person, unless:

  (1)
  either: (a) Parent is the surviving entity; or (b) the Person formed by or surviving any such consolidation or merger (if other than Parent) or to which such sale, assignment, transfer, conveyance or other disposition has been made (the "Successor Person") is an entity organized or existing under the laws of the United States, any state of the United States or the District of Columbia or Canada or any political subdivision thereof; and, if such entity is not a corporation, a co-obligor of the notes is a corporation organized or existing under any such laws;

  (2)
  the Person formed by or surviving any such consolidation, merger or amalgamation (if other than Parent) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all the obligations of Parent under the notes, Parent's Notes Guarantee and the indenture pursuant to a supplemental indenture in form reasonably satisfactory to the trustee;

  (3)
  immediately after such transaction, no Default or Event of Default exists; and

  (4)
  Parent or the Person formed by or surviving any such consolidation, merger or amalgamation (if other than Parent) or to which such sale, assignment, transfer, conveyance or other disposition has been made would, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period either (a) be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption "—Incurrence of Indebtedness and Issuance of Disqualified Stock" or (b) have a Fixed Charge Coverage Ratio that is equal to or greater than the Fixed Charge Coverage Ratio of Parent immediately prior to such consolidation, merger, sale, assignment, transfer, conveyance or other disposition.

        This "Merger, Consolidation or Sale of Assets" covenant will not apply to any sale, assignment, transfer, conveyance, lease or other disposition of assets between or among Parent and Parent's Restricted Subsidiaries. Clauses (3) and (4) of the first paragraph of this covenant will not apply to any merger, consolidation or amalgamation of Parent (1) with or into one of its Restricted Subsidiaries for any purpose or (2) with or into an Affiliate solely for the purpose of reincorporating Parent in another jurisdiction. Parent shall be deemed to be the surviving entity in the event of an amalgamation of either that is governed by the laws of Canada or a province thereof.

        Neither Issuer will, directly or indirectly: (1) consolidate, merge or amalgamate with or into another Person (whether or not such Issuer is the surviving entity), or (2) sell, assign, transfer, convey or otherwise dispose of (or permit its Restricted Subsidiaries to sell, assign, transfer, convey or otherwise dispose of) all or substantially all of the properties or assets of such Issuer and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person, unless:

  (1)
  either: (a) such Issuer is the surviving entity; or (b) the Person formed by or surviving any such consolidation or merger (if other than such Issuer) or to which such sale, assignment, transfer, conveyance or other disposition has been made (the "Successor Person") is an entity organized or existing under the laws of the United States, any state of the United States or the District of Columbia or Canada or any political subdivision thereof; and, if such entity is not a corporation, a co-obligor of the notes is a corporation organized or existing under any such laws;

  (2)
  the Person formed by or surviving any such consolidation, merger or amalgamation (if other than such Issuer) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all the obligations of such Issuer under the notes and the indenture pursuant to a supplemental indenture in form reasonably satisfactory to the trustee;

  (3)
  immediately after such transaction, no Default or Event of Default exists; and

  (4)
  Parent would, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period either (a) be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption "—Incurrence of Indebtedness and Issuance of Disqualified Stock" or (b) have a Fixed Charge Coverage Ratio that is equal to or greater than the Fixed Charge Coverage Ratio of Parent immediately prior to such consolidation, merger, sale, assignment, transfer, conveyance or other disposition.

  Transactions with Affiliates

        Parent will not, and will not permit any of its Restricted Subsidiaries to, make any payment to or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of Parent (other than transactions with entities on an arms-length basis existing on the date of the indenture) (each, an "Affiliate Transaction"), involving aggregate payments or consideration in excess of $2.0 million for any Affiliate Transaction or series of related transactions unless:

  (1)
  the Affiliate Transaction is on terms that are no less favorable to Parent or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by Parent or such Restricted Subsidiary with an unrelated Person or, if in the good faith judgment of the Board of Directors of Parent, no comparable transaction is available with which to compare such Affiliate Transaction, such Affiliate Transaction is otherwise fair to Parent or the relevant Restricted Subsidiary from a financial point of view; and

  (2)
  Parent delivers to the trustee:

  (a)
  with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $25.0 million, an officers' certificate certifying that such Affiliate Transaction or series of related Affiliate Transactions complies with this covenant; and

  (b)
  with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $50.0 million, an officers' certificate certifying that such Affiliate Transaction or series of related Affiliate Transactions complies with this covenant and that such Affiliate Transaction or series of related Affiliate Transactions has been approved by either the conflicts committee (or other committee serving a similar function) of the Board of Directors of Parent (so long as the members of the conflicts committee (or other such committee) approving the Affiliate Transaction or series of related Affiliate Transactions are disinterested) or a majority of the disinterested members of the Board of Directors of Parent, if any.

        The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

  (1)
  any employment or consulting agreement, employee benefit plan, stock option or stock ownership plan, officer or director indemnification agreement or any similar arrangement entered into by Parent or any of its Restricted Subsidiaries in the ordinary course of business and payments pursuant thereto and issuances of Capital Stock, options, warrants or other rights to acquire Capital Stock, in each case, pursuant thereto;

  (2)
  transactions between or among Parent and/or Parent's Restricted Subsidiaries;

  (3)
  transactions with a Person (other than an Unrestricted Subsidiary of Parent) that is an Affiliate of Parent solely because Parent owns, directly or through a Restricted Subsidiary, an Equity Interest in, or controls, such Person;

  (4)
  payment of reasonable and customary compensation (including bonuses) fees and reimbursements of expenses (pursuant to indemnity arrangements or otherwise) of officers, directors, employees or consultants of Parent or any of its Restricted Subsidiaries;

  (5)
  any issuance of Equity Interests (other than Disqualified Stock) of Parent to Affiliates of Parent;

  (6)
  Restricted Payments that do not violate the provisions of the indenture described above under the caption "Restricted Payments" and Permitted Investments;

  (7)
  loans or advances to employees in the ordinary course of business not to exceed $2.0 million in the aggregate at any one time outstanding;

  (8)
  transactions with Affiliates relating to the purchase or sale of Hydrocarbons, the lease of storage capacity or the transportation of Hydrocarbons that are entered into in the ordinary course of business on terms substantially similar to those contained in similar contracts entered into by Parent or any of its Restricted Subsidiaries with unrelated third parties, or if neither Parent nor any Restricted Subsidiary has entered into a similar contract with a third party, then the terms are no less favorable than those available from third parties on an arm's length basis;

  (9)
  all transactions described under the "Certain Relationships and Related Party Transactions" section of the offering memorandum under which the old notes were initially offered;

  (10)
  transactions with Unrestricted Subsidiaries, customers, clients, suppliers or purchasers or sellers of goods or services, or lessors or lessees of property, in each case in the ordinary course of business and otherwise in compliance with the terms of the indenture which are, in the aggregate (taking into account all the costs and benefits associated with such transactions), not materially less favorable to Parent and its Restricted Subsidiaries than those that would have been obtained in a comparable transaction by Parent or such Restricted Subsidiary with an unrelated person, in the good faith determination of any officer of Parent involved in or otherwise familiar with such transaction, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party;

  (11)
  the payments to Affiliates made in accordance with the terms of, and in an amount not to exceed that required by, the Partnership Agreement in effect as of the date of the indenture; and

  (12)
  transactions with Persons solely in their capacity as holders of Indebtedness or Capital Stock of Parent or any of its Restricted Subsidiaries, where such Persons are treated no more favorably than holders of such Indebtedness or such Capital Stock of Parent or such Restricted Subsidiary; and

  (13)
  any transaction in which Parent or any of its Restricted Subsidiaries, as the case may be, delivers to the trustee a letter from an accounting, appraisal, advisory or investment banking firm of national standing stating that such transaction is fair to Parent or such Restricted Subsidiary from a financial point of view or that such transaction meets the requirements of clause (1) of the preceding paragraph.

Additional Note Guarantees

        If, after the date of the indenture, any Restricted Subsidiary of Parent that is not already a Subsidiary Guarantor Guarantees or otherwise becomes an obligor with respect to any other Indebtedness of either of the Issuers or any Guarantor in excess of the De Minimis Guaranteed Amount, then such Restricted Subsidiary will become a Guarantor by executing a supplemental indenture and delivering it to the trustee within 20 Business Days of the date on which it Guaranteed or became an obligor with respect to such Indebtedness. The preceding sentence shall not apply to Subsidiaries of Parent that have properly been designated as Unrestricted Subsidiaries in accordance with the indenture for so long as they continue to constitute Unrestricted Subsidiaries. Any Note Guarantee of a Restricted Subsidiary that was incurred pursuant to this paragraph shall provide by its terms that it shall be automatically and unconditionally released at such time as such Guarantor ceases to Guarantee or otherwise be an obligor with respect to any other Indebtedness of either of the Issuers or any other Guarantor in excess of the De Minimis Guaranteed Amount.

Designation of Restricted and Unrestricted Subsidiaries

        The Board of Directors of Parent may designate any Restricted Subsidiary (other than an Issuer) to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate Fair Market Value of all outstanding Investments owned by Parent and its Restricted Subsidiaries in the Subsidiary designated as Unrestricted will be deemed to be an Investment made as of the time of the designation and will reduce the amount available for Restricted Payments under the covenant described above under the caption "—Restricted Payments" or under one or more clauses of the definition of Permitted Investments, as determined by Parent. That designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The Board of Directors of Parent may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if that redesignation would not cause a Default.

        Any designation of a Subsidiary of Parent as an Unrestricted Subsidiary will be evidenced to the trustee by filing with the trustee a certified copy of a resolution of the Board of Directors of Parent giving effect to such designation and an officers' certificate of the Issuers certifying that such designation complied with the preceding conditions and was permitted by the covenant described above under the caption "—Restricted Payments." If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of the indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of Parent as of such date and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under the caption "—Incurrence of Indebtedness and Issuance of Disqualified Stock," Parent will be in default of such covenant. The Board of Directors of Parent may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary of Parent; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of Parent of any outstanding Indebtedness of such Unrestricted Subsidiary, and such designation will only be permitted if (1) such Indebtedness is permitted under the covenant described under the caption "—Incurrence of Indebtedness and Issuance of Disqualified Stock," calculated on a pro forma basis as if such designation had occurred at the beginning of the applicable reference period; and (2) no Default or Event of Default would be in existence following such designation.

Reports

        So long as any notes are outstanding, Parent will furnish to the trustee:

  (1)
  within 90 days after the end of each fiscal year, annual reports of Parent containing substantially all of the information that would have been required to be contained in an Annual Report on Form 10-K under the Exchange Act if Parent had been a reporting company under the Exchange Act, including (A) "Management's Discussion and Analysis of Financial Condition and Results of Operations," (B) audited financial statements prepared in accordance with GAAP and (C) a presentation of Adjusted EBITDA of Parent consistent with the presentation thereof in the offering memorandum under which the old notes were initially offered and derived from such financial statements;

  (2)
  within 45 days after the end of each of the first three fiscal quarters of each fiscal year, quarterly reports of Parent containing substantially all of the information that would have been required to be contained in a Quarterly Report on Form 10-Q under the Exchange Act if Parent had been a reporting company under the Exchange Act, including (A) "Management's Discussion and Analysis of Financial Condition and Results of Operations," (B) unaudited quarterly financial statements prepared in accordance with GAAP and reviewed pursuant to Statement on Auditing Standards No. 100 (or any successor provision) and (C) a presentation of Adjusted EBITDA of Parent consistent with the presentation thereof in the offering memorandum under which the old notes were initially offered and derived from such financial statements; and

  (3)
  within 10 business days after the occurrence of each event that would have been required to be reported in a Current Report on Form 8-K under the Exchange Act if Parent had been a reporting company under the Exchange Act, current reports containing substantially all of the information that would have been required to be contained in a Current Report on Form 8-K under the Exchange Act if Parent had been a reporting company under the Exchange Act; provided, however, that no such current report will be required to be furnished if Parent determines in its good faith judgment that such event is not material to noteholders or the business, assets, operations, financial positions or prospects of Parent and its Restricted Subsidiaries, taken as a whole.

        At any time that any of Parent's Subsidiaries are Unrestricted Subsidiaries, then the quarterly and annual reports required by the preceding paragraph will include (or Parent will separately furnish to the trustee) a reasonably detailed presentation of the financial condition and results of operations of Parent and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of Parent.

        Notwithstanding the foregoing, such reports (A) will not be required to comply with Section 302 or Section 404 of the Sarbanes-Oxley Act of 2002, or related Items 307 and 308 of Regulation S-K promulgated by the SEC, or Item 10(e) of Regulation S-K (with respect to any non-GAAP financial measures contained therein) and (B) will not be required to contain the separate financial information for Guarantors or Subsidiaries whose securities are pledged to secure the notes contemplated by Rule 3-09, Rule 3-10 or Rule 3-16 of Regulation S-X promulgated by the SEC; provided, however, Parent shall not be required to comply with Rule 3-05 of Regulation S-X if Parent determines in its good faith judgment that such event giving rise to the application of Rule 3-05 is not material to holders of the notes or the business, assets, operations or financial positions of Parent and its Restricted Subsidiaries, taken as a whole. The availability of any of the foregoing reports (or equivalent information in a registration statement on Form S-1 or other form or report) on the SEC's EDGAR filing system (or other successor electronic filing system) shall be deemed to satisfy Parent's delivery obligations with respect thereto.

        So long as any notes are outstanding, (1) within 10 business days after furnishing to the trustee annual reports required by clause (1) of the first paragraph of this "Reports" covenant (or within 10 business days after such reports becoming available on the SEC's EDGAR filing system (or other successor electronic filing system)), Parent will hold a conference call to discuss such reports and the results of operations for the relevant reporting period and (2) if reports required by clauses (1), (2) and (3) above are not available on the SEC's EDGAR filing system (or other successor electronic filing system) Parent will also maintain a password protected website via an Intralinks site or other similar password protected website to which noteholders and prospective purchasers of notes are given access upon request to Parent and to which all of the reports required by this "Reports" covenant are posted.

        Notwithstanding anything herein to the contrary, for purposes of clause (4) under "Events of Default" below, (1) Parent will be deemed not to have failed to comply with any of its obligations under clause (1) of the first paragraph of this "Reports" covenant until 15 days after the date any financial statements or reports thereunder are due, and (2) Parent will be deemed not to have failed to comply with any of its obligations under clause (2) of the first paragraph of this "Reports" covenant until 5 days after the date any financial statements or reports thereunder are due.

Changes in Covenants When Notes Rated Investment Grade

        If at any time the notes are assigned an Investment Grade Rating by both Rating Agencies and no Default or Event of Default has occurred and is continuing under the indenture, Parent and its Restricted Subsidiaries will no longer be subject to the provisions of the indenture described above under the caption "—Repurchase at the Option of Holders—Asset Sales" and the following provisions of the indenture described above under the caption "—Certain Covenants" (collectively the "Suspended Covenants"):

  •
  "—Restricted Payments,"

  •
  "—Incurrence of Indebtedness and Issuance of Disqualified Stock,"

  •
  "—Dividend and Other Payment Restrictions Affecting Subsidiaries,"

  •
  "—Transactions with Affiliates,"

  •
  "—Designation of Restricted and Unrestricted Subsidiaries," and

  •
  Clause (4)(a) of the covenant described above under the caption "—Merger, Consolidation or Sale of Assets."

        During the period that the foregoing covenants have been suspended, Parent may not designate any of its Subsidiaries as Unrestricted Subsidiaries pursuant to the definition of Unrestricted Subsidiary.

        Thereafter, if either of the Rating Agencies withdraws its ratings or downgrades the ratings assigned to the notes below the Investment Grade Ratings so that the notes do not have an Investment Grade Rating from both Rating Agencies, we and our Restricted Subsidiaries will thereafter again be subject to the Suspended Covenants, subject to the terms, conditions and obligations set forth in the Indenture (each such date of reinstatement being the "Reinstatement Date"). Compliance with the Suspended Covenants with respect to Restricted Payments made after the Reinstatement Date will be calculated in accordance with the terms of the covenant described under "—Restricted payments" as though such covenants had been in effect during the entire period of time from which the notes are issued. As a result, during any period in which we and our Restricted Subsidiaries are not subject to the Suspended Covenants, the notes will be entitled to substantially reduced covenant protection.

Events of Default and Remedies

        Each of the following is an "Event of Default":

  (1)
  default for 30 days in the payment when due of interest on the notes;

  (2)
  default in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on, the notes;

  (3)
  failure by Parent or any of its Restricted Subsidiaries for 30 days after written notice has been given, by certified mail (1) to Parent by the trustee or (2) to Parent and the trustee by the holders of at least 25% in aggregate principal amount of the notes then outstanding to comply with the provisions described under the captions "—Repurchase at the Option of Holders—Change of Control," "—Repurchase at the Option of Holders—Asset Sales" or "—Certain Covenants—Merger, Consolidation or Sale of Assets";

  (4)
  failure by Parent or any of its Restricted Subsidiaries for 60 days (or such greater period as is specified herein) after written notice has been given, by certified mail, (1) to Parent by the trustee or (2) to Parent and the trustee by the holders of at least 25% in aggregate principal amount of the notes then outstanding to comply with any of the other agreements in the indenture;

  (5)
  default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by Parent or any of its Restricted Subsidiaries (or the payment of which is guaranteed by Parent or any of its Restricted Subsidiaries), whether such Indebtedness or Guarantee now exists, or is created after the date of the indenture, if that default:

  (a)
  is caused by a failure to pay principal of, or interest or premium, if any, on, such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default"); or

  (b)
  results in the acceleration of such Indebtedness prior to its express maturity,

    and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates in excess of an amount equal to 2.0% of Parent's Consolidated Net Tangible Assets;

  (6)
  failure by Parent or any of its Restricted Subsidiaries to pay final judgments (other than those covered by insurance for which the insurer has not disclaimed liability) entered by a court or courts of competent jurisdiction aggregating in excess of an amount equal to 2.0% of Parent's Consolidated Net Tangible Assets, which judgments are not paid, discharged or stayed for a period of 60 days;

  (7)
  except as permitted by the indenture, any Note Guarantee of a Significant Subsidiary is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect, or any Guarantor, or any Person acting on behalf of any Guarantor, denies or disaffirms its obligations under its Note Guarantee (other than by reason of release of a Guarantor from its Note Guarantee in accordance with the terms of the indenture); and

  (8)
  certain events of bankruptcy or insolvency described in the indenture with respect to Parent or any of its Restricted Subsidiaries that is a Significant Subsidiary of Parent, or any group of its Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary of Parent.

        In the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to Parent, any Restricted Subsidiary of Parent that is a Significant Subsidiary or any group of Restricted Subsidiaries of Parent that, taken together, would constitute a Significant Subsidiary of Parent, all outstanding notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the then outstanding notes may declare all the notes to be due and payable immediately.

        In the event of a declaration of acceleration of the notes because an Event of Default has occurred and is continuing as a result of the acceleration of any Indebtedness described in clause (5) of the first paragraph of this "Events of Default" covenant, the declaration of acceleration of the notes shall be automatically annulled if the holders of any Indebtedness described in clause (5) have rescinded the declaration of acceleration in respect of such Indebtedness within 30 days of the date of such declaration; provided that (1) the annulment of the acceleration of the notes would not conflict with any judgment or decree of a court of competent jurisdiction, (2) all existing Defaults or Events of Default, except nonpayment of principal, premium or interest on the notes that became due solely because of the acceleration of the notes, have been cured or waived and (3) remedies have not been taken with respect to collateral securing such Indebtedness.

        Subject to certain limitations, holders of a majority in aggregate principal amount of the then outstanding notes may direct the trustee in its exercise of any trust or power. The trustee may withhold from holders of the notes notice of any continuing Default or Event of Default if it determines that withholding notice is in their interest, except a Default or Event of Default relating to the payment of principal, interest or premium, if any.

        Subject to the provisions of the indenture relating to the duties of the trustee, in case an Event of Default occurs and is continuing, the trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any holders of notes unless such holders have offered to the trustee indemnity or security satisfactory to it against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium, if any, or interest when due, no holder of a note may pursue any remedy with respect to the indenture or the notes unless:

  (1)
  such holder has previously given the trustee notice that an Event of Default is continuing;

  (2)
  holders of at least 25% in aggregate principal amount of the then outstanding notes have requested the trustee to pursue the remedy;

  (3)
  such holders have offered the trustee security or indemnity satisfactory to it against any loss, liability or expense;

  (4)
  the trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and

  (5)
  holders of a majority in aggregate principal amount of the then outstanding notes have not given the trustee a direction inconsistent with such request within such 60-day period.

        The holders of a majority in aggregate principal amount of the then outstanding notes by notice to the trustee may, on behalf of the holders of all of the notes, rescind an acceleration or waive any existing Default or Event of Default and its consequences under the indenture except a continuing Default or Event of Default in the payment of interest or premium, if any, on, or the principal of, the notes.

        Parent is required to deliver to the trustee annually a statement regarding compliance with the indenture. Upon becoming aware of any Default or Event of Default, Parent is required to deliver to the trustee a statement specifying such Default or Event of Default.

No Personal Liability of Directors, Officers, Employees and Stockholders

        No director, officer, employee, member, incorporator, partner or stockholder of any Issuer or any Guarantor, as such, will have any liability for any obligations of the Issuers or the Guarantors under the notes, the indenture or the Note Guarantees, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. The waiver may not be effective to waive liabilities under the federal securities laws, and it is the view of the SEC that such waiver is against public policy.

Legal Defeasance and Covenant Defeasance

        The Issuers may, at their joint option and at any time, at the option of their Boards of Directors evidenced by a resolution set forth in an officers' certificate, elect to have all of their obligations discharged with respect to the indenture and the outstanding notes and all obligations of the Guarantors discharged with respect to their Note Guarantees ("Legal Defeasance") except for:

  (1)
  the rights of holders of outstanding notes to receive payments in respect of the principal of, or interest or premium, if any, on, such notes when such payments are due from the trust referred to below;

  (2)
  the Issuers' obligations with respect to the notes concerning issuing temporary notes, registration of notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payment and money for security payments held in trust;

  (3)
  the rights, powers, trusts, duties and immunities of the trustee, and the Issuers' and the Guarantors' obligations in connection therewith; and

  (4)
  the Legal Defeasance and Covenant Defeasance provisions of the indenture.

        In addition, the Issuers may, at their joint option and at any time, elect to have the obligations of the Issuers and the Guarantors released with respect to certain covenants (including their obligation to make Change of Control Offers and Asset Sale Offers) that are described in the indenture ("Covenant Defeasance") and thereafter any omission to comply with those covenants will not constitute a Default or Event of Default with respect to the notes. In the event Covenant Defeasance occurs, all Events of Default described under "—Events of Default and Remedies" (except those relating to payments on the notes or bankruptcy, receivership, rehabilitation or insolvency events or covenants that have not otherwise been defeased) will no longer constitute an Event of Default with respect to the notes.

        In order to exercise either Legal Defeasance or Covenant Defeasance:

  (1)
  the Issuers must irrevocably deposit with the trustee, in trust, for the benefit of the holders of the notes, cash in U.S. dollars sufficient, non-callable U.S. government securities, the scheduled payments of principal of and interest thereon will be sufficient, or a combination of cash in U.S. dollars and non-callable U.S. government securities, in amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants, without consideration of any reinvestment of interest, to pay the principal of, or interest and premium, if any, on, the outstanding notes to the stated date for payment thereof or to the applicable redemption date, as the case may be, and the Issuers must specify whether the notes are being defeased to such stated date for payment or to a particular redemption date;

  (2)
  in the case of Legal Defeasance, the Issuers must deliver to the trustee (a) an opinion of counsel in the United States reasonably acceptable to the trustee confirming that (a) the Issuers have received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the date of the indenture, there has been a change in the applicable U.S. federal income tax law to the effect that, and based thereon such opinion of counsel will confirm that, the holders of the outstanding notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred and (b) an opinion of counsel in Canada reasonably acceptable to the trustee or an advance tax ruling from Canada Revenue Agency (or successor agency) to the effect that the holders and beneficial owners of the outstanding notes will not recognize income, gain or loss for Canadian income tax purposes as a result of such Legal Defeasance and will be subject to Canadian income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

  (3)
  in the case of Covenant Defeasance, the Issuers must deliver to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that the holders and beneficial owners of the outstanding notes will not recognize income, gain or loss for U.S. federal or Canadian income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal and Canadian income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

  (4)
  no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit (and any similar concurrent deposit relating to other Indebtedness), and the granting of Liens to secure such borrowings);

  (5)
  such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the indenture and the agreements governing any other Indebtedness being defeased, discharged or replaced) to which any Issuer or any of the Guarantors is a party or by which any Issuer or any of the Guarantors is bound;

  (6)
  the Issuers must deliver to the trustee an officers' certificate stating that the deposit was not made by the Issuers with the intent of preferring the holders of notes over the other creditors of the Issuers with the intent of defeating, hindering, delaying or defrauding any creditors of the Issuers or others; and

  (7)
  the Issuers must deliver to the trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Amendment, Supplement and Waiver

        Except as provided in the next three succeeding paragraphs, the indenture, the notes or the Note Guarantees may be amended or supplemented for the purpose of adding any provisions to or changing in any manner or eliminating any provisions of such documents or of modifying in any manner the rights of the holders of the notes under such documents with the consent of the holders of at least a majority in aggregate principal amount of the notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes), and any existing Default or Event of Default or compliance with any provision of the indenture, the notes or the Note Guarantees may be waived with the consent of the holders of a majority in aggregate principal amount of the then outstanding notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes).

        Without the consent of each holder of notes affected, an amendment, supplement or waiver may not (with respect to any notes held by a non-consenting holder):

  (1)
  reduce the principal amount of notes whose holders must consent to an amendment, supplement or waiver;

  (2)
  reduce the principal of or change the fixed maturity of any note or alter or waive the provisions with respect to the redemption of the notes (other than provisions relating to the covenants described above under the caption "—Repurchase at the Option of Holders");

  (3)
  reduce the rate of or change the time for payment of interest, including default interest, on any note;

  (4)
  waive a Default or Event of Default in the payment of principal of, or interest or premium, if any, on, the notes (except a rescission of acceleration of the notes by the holders of at least a majority in aggregate principal amount of the then outstanding notes or a waiver of the payment default that resulted from such acceleration);

  (5)
  make any note payable in money other than that stated in the notes;

  (6)
  make any change in the provisions of the indenture relating to waivers of past Defaults or the rights of holders of notes to receive payments of principal of, or interest or premium, if any, on, the notes;

  (7)
  waive a redemption payment with respect to any note (other than a payment required by one of the covenants described above under the caption "—Repurchase at the Option of Holders");

  (8)
  release any Guarantor from any of its obligations under its Note Guarantee or the indenture, except in accordance with the terms of the indenture;

  (9)
  adversely affect the ranking of the notes or any Note Guarantee; or

  (10)
  make any change in the preceding amendment and waiver provisions.

        Notwithstanding the preceding, without the consent of any holder of notes, the Issuers, the Guarantors and the trustee may amend or supplement the indenture, the notes and the Note Guarantees:

  (1)
  to cure any ambiguity, defect or inconsistency;

  (2)
  to provide for uncertificated notes in addition to or in place of certificated notes;

  (3)
  to provide for the assumption of an Issuer's or a Guarantor's obligations to holders of notes and Note Guarantees in the case of a merger, amalgamation or consolidation or sale of all or substantially all of such Issuer's or such Guarantor's assets, as applicable;

  (4)
  to make any change that would provide any additional rights or benefits to the holders of notes or that does not adversely affect the legal rights under the indenture of any such holder;

  (5)
  to conform the text of the indenture, the Note Guarantees or the notes to any provision of this Description of the Notes to the extent that such provision in this Description of the Notes was intended to be a verbatim recitation of a provision of the indenture, the Note Guarantees or the notes, which intent may be evidenced by an officers' certificate to that effect;

  (6)
  to provide for the issuance of additional notes in accordance with the limitations set forth in the indenture as of the date of the indenture;

  (7)
  to allow any Guarantor to execute a supplemental indenture and/or a Note Guarantee with respect to the notes;

  (8)
  to evidence and provide for the acceptance of appointment hereunder by a successor trustee pursuant to the requirements of the indenture;

  (9)
  to provide for the release of a Guarantee of the notes which release is otherwise permitted under the indenture and would not result in a Default or Event of Default; or

  (10)
  to comply with the requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act.

Satisfaction and Discharge

        The indenture will be discharged and will cease to be of further effect as to all notes issued thereunder when:

  (1)
  either:

  (a)
  all notes that have been authenticated, except lost, stolen or destroyed notes that have been replaced or paid and notes for whose payment money has been deposited in trust and thereafter repaid to the Issuers, have been delivered to the trustee for cancellation; or

  (b)
  all such notes that have not been delivered to the trustee for cancellation (i) have become due and payable by reason of the mailing of a notice of redemption or otherwise, (ii) will become due and payable within one year or (iii) are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee in the name, and at the expense, of the Issuers, and an Issuer or any Guarantor has irrevocably deposited or caused to be deposited with the trustee as trust funds in trust solely for the benefit of the holders, cash in U.S. dollars sufficient, non-callable U.S. government securities, the scheduled payments or principal of and interest thereon will be sufficient, or a combination of cash in U.S. dollars and non-callable U.S. government securities, in amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants (which opinion need only be given if U.S. government securities have been so deposited), without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the notes not delivered to the trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption;

  (2)
  in respect of clause 1(b), no Default or Event of Default has occurred and is continuing on the date of the deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit and any similar deposit relating to other Indebtedness and, in each case, the granting of Liens to secure such borrowings) and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which an Issuer or any Guarantor is a party or by which an Issuer or any Guarantor is bound (other than with respect to the borrowing of funds to be applied concurrently to make the deposit required to effect such satisfaction and discharge and any similar concurrent deposit relating to other Indebtedness, and in each case the granting of Liens to secure such borrowings);

  (3)
  any Issuer or any Guarantor has paid or caused to be paid all sums payable by it under the indenture; and

  (4)
  the Issuers have delivered irrevocable instructions to the trustee under the indenture to apply the deposited money toward the payment of the notes at maturity or on the redemption date, as the case may be.

        In addition, the Issuers must deliver an officers' certificate and an opinion of counsel to the trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Concerning the Trustee

        If the trustee becomes a creditor of an Issuer or any Guarantor, the indenture limits the right of the trustee to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions; however, if the trustee acquires any conflicting interest, it must eliminate such conflict within 90 days, or resign.

        The holders of a majority in aggregate principal amount of the then outstanding notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee, subject to certain exceptions. The indenture provides that in case an Event of Default occurs and is continuing, the trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of notes, unless such holder has offered to the trustee security and indemnity satisfactory to it against any loss, liability or expense.

Additional Information

        Anyone who receives this prospectus may obtain a copy of the indenture without charge by writing to Niska Gas Storage Partners LLC, 170 Radnor Chester Road, Suite 150, Radnor, Pennsylvania 19087, Attention: Corporate Secretary.

Book-Entry, Delivery and Form

        The notes initially will be represented by one or more permanent global notes in registered form, without interest coupons, in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof (the "Global Notes"). The Global Notes will be deposited upon issuance with the trustee as custodian for The Depository Trust Company ("DTC"), in New York, New York, and registered in the name of DTC or its nominee, in each case, for credit to an account of a direct or indirect participant in DTC as described below. Beneficial interests in the Global Notes may be held through the Euroclear System ("Euroclear") and Clearstream Banking, S.A. ("Clearstream") (as indirect participants in DTC).

        Except as set forth below, the Global Notes may be transferred, in whole and not in part, only to DTC, to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for definitive notes in registered certificated form ("Certificated Notes") except in the limited circumstances described below. See "—Exchange of Global Notes for Certificated Notes." Except in the limited circumstances described below, owners of beneficial interests in the Global Notes will not be entitled to receive physical delivery of notes in certificated form.

Depository Procedures

        The following description of the operations and procedures of DTC, Euroclear and Clearstream are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. The Issuers take no responsibility for these operations and procedures and urge investors to contact the system or their participants directly to discuss these matters.

        DTC has advised the Issuers that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the "Participants") and to facilitate the clearance and settlement of transactions in those securities between the Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the initial purchasers), banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the "Indirect Participants"). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

        DTC has also advised the Issuers that, pursuant to procedures established by it:

  (1)
  upon deposit of the Global Notes, DTC will credit the accounts of the Participants designated by the initial purchasers with portions of the principal amount of the Global Notes; and

  (2)
  ownership of these interests in the Global Notes will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interests in the Global Notes).

        Investors in the Global Notes who are Participants may hold their interests therein directly through DTC. Investors in the Global Notes who are not Participants may hold their interests therein indirectly through organizations (including, without limitation, Euroclear and Clearstream) which are Participants. Euroclear and Clearstream will hold interests in the Global Notes on behalf of their participants through customers' securities accounts in their respective names on the books of their respective depositaries, which are Euroclear Bank S.A./N.V., as operator of Euroclear, and Citibank, N.A., as operator of Clearstream. All interests in a Global Note, including, without limitation, those held through Euroclear or Clearstream, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of such systems. The laws of some jurisdictions may require that certain Persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such Persons will be limited to that extent. Because DTC can act only on behalf of the Participants, which in turn act on behalf of the Indirect Participants, the ability of a Person having beneficial interests in a Global Note to pledge such interests to Persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

        Except as described below, owners of interests in the Global Notes will not have notes registered in their names, will not receive physical delivery of definitive notes in registered certificated form and will not be considered the registered owners or "holders" thereof under the indenture for any purpose.

        Payments in respect of the principal of, premium, if any, on, and interest, if any, on, a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered holder under the indenture. Under the terms of the indenture, the Issuers and the trustee will treat the Persons in whose names the notes, including the Global Notes, are registered as the owners of the notes for the purpose of receiving payments and for all other purposes. Consequently, neither Parent, the trustee nor any agent of Parent or the trustee has or will have any responsibility or liability for:

  (1)
  any aspect of DTC's records or any Participant's or Indirect Participant's records relating to or payments made on account of beneficial ownership interests in the Global Notes or for maintaining, supervising or reviewing any of DTC's records or any Participant's or Indirect Participant's records relating to the beneficial ownership interests in the Global Notes; or

  (2)
  any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

        DTC has advised the Issuers that its current practice, upon receipt of any payment in respect of securities such as the notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe that it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the trustee or the Issuers. None of the Issuers, the Guarantors or the trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the notes, and the Issuers, the Guarantors and the trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

        Transfers between the Participants will be effected in accordance with DTC's procedures, and will be settled in same-day funds, and transfers between participants in Euroclear and Clearstream will be effected in accordance with their respective rules and operating procedures.

        Cross-market transfers between the Participants, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC's rules on behalf of Euroclear or Clearstream, as the case may be, by their respective depositaries; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream.

        DTC has advised the Issuers that it will take any action permitted to be taken by a holder of notes only at the direction of one or more Participants to whose account DTC has credited the interests in the Global Notes and only in respect of such portion of the aggregate principal amount of the notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the notes, DTC reserves the right to exchange the Global Notes for Certificated Notes, and to distribute such notes to its Participants.

Exchange of Global Notes for Certificated Notes

        A Global Note is exchangeable for Certificated Notes only if:

  (1)
  DTC (a) notifies the Issuers that it is unwilling or unable to continue as depositary for the Global Notes or (b) has ceased to be a clearing agency registered under the Exchange Act and, in either case, the Issuers fail to jointly appoint a successor depositary within 90 days after the Issuers receive such notice or become aware of such cessation;

  (2)
  the Issuers, at their joint option and subject to the procedures of DTC, notify the trustee in writing that they elect to cause the issuance of the Certificated Notes; or

  (3)
  there has occurred and is continuing an Event of Default with respect to the notes, and DTC notifies the trustee of its decision to exchange such Global Note for Certificated Notes.

        In all cases, Certificated Notes delivered in exchange for any Global Notes or beneficial interests in Global Notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures) and will bear the applicable restrictive legend referred to in "Notice to Investors," unless that legend is not required by applicable law.

Exchange of Certificated Notes for Global Notes

        Certificated Notes may not be exchanged for beneficial interests in any Global Notes unless the transferor first delivers to the trustee a written certificate (in the form provided in the indenture) to the effect that such transfer will comply with the appropriate transfer restrictions applicable to such notes. See "Notice to Investors."

Same-Day Settlement and Payment

        The Issuers will make payments in respect of the notes represented by the Global Note (including principal, premium, if any, and interest, if any) by wire transfer of immediately available funds to the accounts specified by DTC or its nominee. The Issuers will make all payments of principal, premium, if any, and interest, if any, with respect to Certificated Notes by wire transfer of immediately available funds to the accounts specified by the holders of the Certificated Notes or, if no such account is specified, by mailing a check to each such holder's registered address. The notes represented by the Global Notes are expected to be eligible to trade in DTC's Same-Day Funds Settlement System, and any permitted secondary market trading activity in such notes will, therefore, be required by DTC to be settled in immediately available funds. The Issuers expect that secondary trading in any Certificated Notes will also be settled in immediately available funds.

        Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a Global Note from a Participant will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC. DTC has advised the Issuers that cash received in Euroclear or Clearstream as a result of sales of interests in a Global Note by or through a Euroclear or Clearstream participant to a Participant will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC's settlement date.

Certain Definitions

        Set forth below are certain defined terms used in the indenture. Reference is made to the indenture for a full disclosure of all defined terms used therein, as well as any other capitalized terms used herein for which no definition is provided.

        "Acquired Debt" means, with respect to any specified Person:

  (1)
  Indebtedness of any other Person existing at the time such other Person is merged or amalgamated with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging or amalgamating with or into, or becoming a Restricted Subsidiary of, such specified Person; provided, however, that Indebtedness of such acquired Person which is redeemed, defeased, retired or otherwise repaid at the time of or immediately upon consummation of the transactions by which such Person merges or amalgamates with or into or becomes a Subsidiary of such Person shall not be Acquired Debt; and

  (2)
  Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

        "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control," as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms "controlling," "controlled by" and "under common control with" have correlative meanings.

        "Applicable Premium" means, with respect to any note on any redemption date, the greater of:

  (1)
  1.0% of the principal amount of the note; and

  (2)
  the excess of:

  (a)
  the present value at such redemption date of (i) the redemption price of the note at October 1, 2016, (such redemption price being set forth in the table appearing above under the caption "—Optional Redemption") plus (ii) all required interest payments due on the note through October 1, 2016, (excluding accrued but unpaid interest, if any, to the redemption date), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over

  (b)
  the principal amount of the note.

        "Asset Sale" means:

  (1)
  the sale, lease, conveyance or other disposition of any assets or rights by Parent or any of its Restricted Subsidiaries; provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of Parent and Parent's Restricted Subsidiaries taken as a whole will be governed by the provisions of the indenture described above under the caption "—Repurchase at the Option of Holders—Change of Control" and/or the provisions described above under the caption "—Certain Covenants—Merger, Consolidation or Sale of Assets" and not by the provisions of the Asset Sale covenant; and

  (2)
  the issuance of Equity Interests by any of Parent's Restricted Subsidiaries or the sale by Parent or any of Parent's Restricted Subsidiaries of Equity Interests in any of Parent's Restricted Subsidiaries (other than directors' qualifying shares or shares required by applicable law to be held by a Person other than Parent or a Restricted Subsidiary).

        Notwithstanding the preceding, none of the following items will be deemed to be an Asset Sale:

  (1)
  any single transaction or series of related transactions that involve assets having a Fair Market Value of less than $15.0 million and not exceeding $30.0 million in any fiscal year;

  (2)
  a transfer of assets between or among Parent and Parent's Restricted Subsidiaries;

  (3)
  an issuance of Equity Interests by a Restricted Subsidiary of Parent to Parent or to a Restricted Subsidiary of Parent;

  (4)
  the sale, lease or other transfer or discount of products, services or accounts receivable in the ordinary course of business and any sale or other disposition of damaged, worn-out or obsolete assets in the ordinary course of business (including the assignment, cancellation or abandonment or other disposition of intellectual property that is, in the reasonable judgment of Parent, no longer economically practicable to maintain or useful in any material respect in the conduct of the business of Parent and Parent's Restricted Subsidiaries taken as whole);

  (5)
  grants of leases, subleases, licenses and sublicenses in the ordinary course of business;

  (6)
  any surrender or waiver of contract rights or settlement, release, recovery on or surrender of contract, tort or other claims in the ordinary course of business;

  (7)
  the granting of Liens not prohibited by the covenant described above under the caption "—Certain Covenants—Liens";

  (8)
  the sale or other disposition of cash or Cash Equivalents;

  (9)
  a Restricted Payment that does not violate the covenant described above under the caption "—Certain Covenants—Restricted Payments" or a Permitted Investment;

  (10)
  dispositions of Investments or receivables in connection with the compromise, settlement or collection thereof in the ordinary course of business or in bankruptcy or similar proceeds and exclusive of factoring or similar arrangements;

  (11)
  the sale of an Unrestricted Subsidiary;

  (12)
  the sale or other disposition of Equity Interests of, or an issuance of Equity Interests by, an Unrestricted Subsidiary;

  (13)
  the sale of Permitted Investments (other than sales of Equity Interests of any of Parent's Restricted Subsidiaries) made by Parent or any Restricted Subsidiary after the date of the indenture, if such Permitted Investments were (a) received in exchange for, or purchased out of the net cash proceeds of the sale (other than to a Subsidiary of Parent) of, Equity Interests of Parent (other than Disqualified Stock) or (b) received in the form of, or were purchased from the proceeds of, a contribution of common equity capital to Parent;

  (14)
  grants of Capital Stock of Restricted Subsidiaries or options or other rights to acquire shares of Capital Stock of Restricted Subsidiaries (or issuances of Capital Stock of Restricted Subsidiaries upon the exercise of such options or other rights) made to employees or directors as described in clause (1) of the second paragraph of the covenant described above under the caption "—Certain Covenants—Transactions with Affiliates" having an aggregate Fair Market Value of $10.0 million in any fiscal year;

  (15)
  licenses and sublicenses by Parent or any of its Restricted Subsidiaries of software or intellectual property in the ordinary course of business;

  (16)
  foreclosure or similar action with respect to any property or other asset;

  (17)
  condemnations on or the taking by eminent domain of property or assets; and

  (18)
  the lease, assignment or sub-lease of any real or personal property in the ordinary course of business.

        "Asset Sale Offer" has the meaning assigned to that term in the indenture governing the notes.

        "Available Cash" means with respect to any quarter:

  (a)
  the sum of (i) all cash and cash equivalents of the Parent and its Subsidiaries on hand at the end of such quarter, and (ii) if the Board of Directors of the Parent so determines, all or any portion of any additional cash and cash equivalents of the Parent and its Subsidiaries on hand on the date the Parent makes Restricted Payments with respect to such period (including any borrowings made subsequent to the end of such period), less

  (b)
  the amount of any cash reserves established by the Parent to (i) provide for the proper conduct of the business of the Parent and of its Subsidiaries (including reserves for future capital expenditures and for anticipated future credit needs) subsequent to such period,

    (ii) comply with applicable law or any loan agreement, security agreement, mortgage, debt instrument or other agreement or obligation to which the Parent or any of its Subsidiaries is a party or by which it is bound or its assets are subject or (iii) provide funds for Restricted Payments in respect of future periods.

        "Beneficial Owner" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "person" (as that term is used in Section 13(d)(3) of the Exchange Act), such "person" will be deemed to have beneficial ownership of all securities that such "person" has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time (other than any right conditioned upon the occurrence of events or circumstances outside such person's control). The terms "Beneficially Owns" and "Beneficially Owned" have a corresponding meaning.

        "Board of Directors" means:

  (1)
  with respect to a corporation (including an unlimited liability company), the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;

  (2)
  with respect to a partnership, the Board of Directors of the general partner of the partnership (or the board of the partnership or Persons performing similar functions);

  (3)
  with respect to a limited liability company, the Board of Directors of the managing member, if the managing member is an entity (or the board of the limited liability company or Persons performing similar functions), or the managing member or members or any controlling committee of managing members thereof, if the managing members are individuals; and

  (4)
  with respect to any other Person, the board or committee of such Person serving a similar function.

        "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the applicable Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the trustee.

        "Capital Lease Obligation" means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet prepared in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

        "Capital Stock" means:

  (1)
  in the case of a corporation (including an unlimited liability company), corporate stock;

  (2)
  in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

  (3)
  in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

  (4)
  any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

        "Cash Equivalents" means:

  (1)
  United States dollars or Canadian dollars;

  (2)
  securities issued or directly and fully guaranteed or insured by the United States or Canadian government or any agency or instrumentality of the United States or Canadian government (provided that the full faith and credit of the United States or Canada is pledged in support of those securities) having maturities of not more than six months from the date of acquisition;

  (3)
  certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case, with any lender party to the Credit Agreement or with any domestic United States or Canadian commercial bank;

  (4)
  repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

  (5)
  commercial paper having one of the two highest ratings obtainable from Moody's or S&P and, in each case, maturing within six months after the date of acquisition;

  (6)
  security deposits or cash collateral posted with a counterparty that is in excess of the minimum securitization required by the counterparty;

  (7)
  preferred stock that is less than three months away from the redemption date;

  (8)
  money market funds the assets of which primarily constitute Cash Equivalents of the kinds described in clauses (1) through (7) of this definition.

        "Change of Control" means the occurrence of any of the following:

  (1)
  the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of Parent and Parent's Subsidiaries taken as a whole, to any Person (including any "person" (as that term is used in Section 13(d)(3) of the Exchange Act)) that is not a Permitted Holder, which occurrence is followed by a Ratings Decline within 90 days; provided that a transaction where the holders of all classes of Voting Stock of Parent immediately prior to such transaction own, directly or indirectly, a majority of the aggregate voting power of all classes of Voting Stock of such Person immediately after such transaction will not be a Change of Control;

  (2)
  the adoption of a plan relating to the liquidation or dissolution of Parent;

  (3)
  the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any Person (including any "person" (as defined above) that is not a Permitted Holder becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of Parent, measured by voting power rather than number of shares, which occurrence is followed by a Ratings Decline within 90 days; or

  (4)
  Parent consolidates with, or merges with or into, any Person that is not a Permitted Holder, or any Person that is not a Permitted Holder consolidates with, or merges with or into, Parent, in any such event pursuant to a transaction in which any of the outstanding, Voting Stock of Parent or such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where the Voting Stock of Parent outstanding immediately prior to such transaction constitutes or is converted into or exchanged for a majority of the outstanding shares of the Voting Stock of such surviving or transferee Person (immediately after giving effect to such transaction), which occurrence is followed by a Ratings Decline within 90 days.

        Notwithstanding the preceding, a conversion of Parent or any of its Restricted Subsidiaries from a limited partnership, corporation, limited liability company or other form of entity to a limited liability company, corporation, limited partnership or other form of entity or an exchange of all of the outstanding Equity Interests in one form of entity for Equity Interests in another form of entity shall not constitute a Change of Control, so long as following such conversion or exchange the "persons" (as that term is used in Section 13(d)(3) of the Exchange Act) who Beneficially Owned the Capital Stock of Parent immediately prior to such transactions continue to Beneficially Own in the aggregate more than 50% of the Voting Stock of such entity, or continue to Beneficially Own sufficient Equity Interests in such entity or its general partner, as applicable, to elect a majority of its directors, managers, trustees or other persons serving in a similar capacity for such entity or its general partner, as applicable, and, in either case no "person," other than any Permitted Holder, Beneficially Owns more than 50% of the Voting Stock of such entity or its general partner, as applicable.

        "Change of Control Offer" has the meaning assigned to that term in the indenture governing the notes.

        "Change of Control Payment" has the meaning assigned to that term in the indenture governing the notes.

        "Change of Control Payment Date" has the meaning assigned to that term in the indenture governing the notes.

        "Consolidated Cash Flow" means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus:

  (1)
  an amount equal to any net loss realized by such Person or any of its Restricted Subsidiaries in connection with an Asset Sale, to the extent such losses were deducted in computing such Consolidated Net Income; plus

  (2)
  provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

  (3)
  Fixed Charges to the extent deducted in computing such Consolidated Net Income; plus

  (4)
  depreciation and amortization (including amortization of intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period), impairment and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation and amortization, impairment and other non-cash expenses were deducted in computing such Consolidated Net Income; plus

  (5)
  non-cash losses resulting from foreign currency balance sheet adjustments required by GAAP to the extent such losses were deducted in computing such Consolidated Net Income; plus

  (6)
  all extraordinary, unusual or non-recurring items of gain or loss, or revenue or expense; minus

  (7)
  non-cash items increasing such Consolidated Net Income for such period, other than items that were accrued in the ordinary course of business,

in each case, on a consolidated basis and determined in accordance with GAAP.

        "Consolidated Net Income" means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP, provided that:

  (1)
  the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting will be included, but only to the extent of the amount of dividends or distributions paid in cash to the specified Person or a Restricted

    Subsidiary of the Person; provided that with respect to any Joint Venture, the aggregate Net Income of such Joint Venture will be included to the extent of Parent's and a Restricted Subsidiary's percent ownership of such Joint Venture so long as the declaration or payment of dividends or similar distributions by such Joint Venture of that Net Income is at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Joint Venture or its stockholders, partners or members;

  (2)
  the Net Income of any Restricted Subsidiary (other than an Issuer) that is not a Guarantor will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, partners or members;

  (3)
  the cumulative effect of a change in accounting principles will be excluded;

  (4)
  unrealized losses and gains under derivative instruments included in the determination of Consolidated Net Income, including, without limitation those resulting from the application of FASB ASC 815 will be excluded;

  (5)
  any nonrecurring charges relating to any premium or penalty paid, write off of deferred finance costs or other charges in connection with redeeming or retiring any Indebtedness prior to its Stated Maturity will be excluded; and

  (6)
  any impairment charge or asset write-off or write-down, including those pursuant to Financial Accounting Standards Board Statement No. 142 will be excluded.

        "Consolidated Net Tangible Assets" means, with respect to any Person at any date of determination, the aggregate amount of total assets included in such Person's most recent quarterly or annual consolidated balance sheet prepared in accordance with GAAP less applicable reserves reflected in such balance sheet, after deducting all goodwill, trademarks, patents, unamortized debt discounts and expenses and other like intangibles reflected in such balance sheet.

        "Contribution Indebtedness" means Indebtedness of Parent or any of its Restricted Subsidiaries in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to renew, refinance or replace, defease or discharge any Indebtedness incurred pursuant to clause (19) of the covenant described under "Certain Covenants—Incurrence of Indebtedness and Issuance of Disqualified Stock," not to exceed two times the aggregate amount of cash received by the Issuer after the date of the Indenture from the sale of its Equity Interests (other than Disqualified Stock) or as a contribution to its common equity capital (in each case, other than to or from a Subsidiary of the Issuer); provided that such Indebtedness (a) is incurred within 180 days after the sale of such Equity Interests or the making of such capital contribution and (b) is designated as "Contribution Indebtedness" pursuant to an Officer's Certificate on the date of its incurrence. Any sale of Equity Interests or capital contribution that forms the basis for an incurrence of Contribution Indebtedness will not be considered to be a sale of Equity Interests and will be disregarded for purposes of the "Restricted Payments" covenant and will not be considered to be an Equity Offering for purposes of the "Optional Redemption" provisions of the Indenture.

        "Credit Agreement" means that certain amended and restated credit agreement dated as of June 29, 2012 among Niska Gas Storage US, LLC, as US borrower, AECO Gas Storage Partnership, as Canadian borrower, Niska Gas Storage Partners LLC, as holdings, Royal Bank Of Canada, as administrative agent and collateral agent, and the financial institutions party thereto, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, restated, modified, renewed, refunded, replaced or refinanced (including refinancing in whole or in part with any capital markets transaction) from time to time.

        "Credit Facilities" means, one or more debt facilities (including, without limitation, any Credit Agreement), indentures or commercial paper facilities, in each case, with banks or other institutional lenders, accredited investors or institutional investors providing for revolving credit loans, term loans, term debt, debt securities, capital markets transactions, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, extended, increased, refunded, replaced in any manner (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time.

        "Customary Recourse Exceptions" means, with respect to any Non-Recourse Debt of an Unrestricted Subsidiary, exclusions from the exculpation provisions with respect to such Non-Recourse Debt for the voluntary bankruptcy of such Unrestricted Subsidiary, fraud, misapplication of cash, environmental claims, waste, willful destruction and other circumstances customarily excluded by lenders from exculpation provisions or included in separate indemnification agreements in non-recourse financings.

        "Deemed Capitalized Leases" means obligations of Parent or any of its Restricted Subsidiaries that are classified as "capital lease obligations" under GAAP due to the application of ASC Topic 840 or any subsequent pronouncement having similar effect and, except for such regulation or pronouncement, such obligation would not constitute a Capital Lease Obligation.

        "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

        "De Minimis Guaranteed Amount" means a principal amount of Indebtedness that does not exceed $5.0 million.

        "Designated Non-cash Consideration" means the Fair Market Value of non-cash consideration received by Parent or one of its Restricted Subsidiaries in connection with an Asset Sale that is so designated as "Designated Non-cash Consideration" pursuant to an Officer's Certificate, setting forth the basis of such valuation, less the amount of cash or Cash Equivalents received in connection with a subsequent sale of such Designated Non-cash Consideration.

        "Disqualified Stock" means (a) in the case of Parent or any of its Restricted Subsidiaries, any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case, at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable for cash, pursuant to a sinking fund obligation or otherwise, or redeemable for cash at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the notes mature and (b) in the case of any Restricted Subsidiary of Parent, any other Capital Stock other than any common equity with no preferences, privileges, and no cash redemption or repayment provisions. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require the issuer thereof to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if (x) the terms of such Capital Stock provide that the issuer thereof may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the covenant described above under the caption "—Certain Covenants—Restricted Payments" or (y) the terms of such Capital Stock provide that the issuer thereof may not repurchase or redeem any such Capital Stock prior to Parent's purchase of the notes as is required to be purchased pursuant to the provisions of the indenture and incentive distribution rights shall not constitute Disqualified Stock solely by virtue of the right of the holder thereof to require repurchase thereof upon removal of the managing member of Parent without cause. The amount of Disqualified Stock deemed to be outstanding at any time for purposes of the indenture will be the maximum amount that Parent and its Restricted Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock, exclusive of accrued dividends.

        "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

        "Equity Offering" means a sale either (1) of Equity Interests of Parent by Parent (other than Disqualified Stock and other than to a Subsidiary of Parent) or (2) of Equity Interests of a direct or indirect parent entity of Parent (other than to Parent or a Subsidiary of Parent).

        "Existing Indebtedness" means all Indebtedness of Parent and its Subsidiaries in existence on the date of the indenture, until such amounts are repaid.

        "Fair Market Value" means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, determined in good faith by Parent (unless otherwise provided in the indenture).

        "FASB ASC 815" means Financial Accounting Standards Board Accounting Standards Codification Topic No. 815, Derivatives and Hedging.

        "Fixed Charge Coverage Ratio" means with respect to any specified Person for any four-quarter reference period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, guarantees, re-pays, repurchases, defeases or otherwise discharges or redeems any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems preferred stock subsequent to the commencement of the applicable four-quarter reference period and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio will be calculated giving pro forma effect to such incurrence, assumption, guarantee, repayment, repurchase, redemption, defeasance of other discharge of Indebtedness, or such issuance, repurchase or redemption of preferred stock, and the use of the proceeds therefrom as if the same had occurred at the beginning of such period.

        In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

  (1)
  acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries of by any Person or any of its Restricted Subsidiaries acquired by the specified Person or any of its Restricted Subsidiaries, including through mergers, consolidations or otherwise (including acquisitions of assets used in a Permitted Business and increases in ownership of Restricted Subsidiaries), and including in each case any related financing transactions (including repayment of Indebtedness) during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date, will be given pro forma effect as if they had occurred on the first day of the four-quarter reference period, including any Consolidated Cash Flow and any pro forma expense and cost reductions that have occurred or are reasonably expected to occur, in the reasonable judgment of the chief financial or accounting officer of Parent (regardless of whether those cost savings or operating improvements could then be reflected in pro forma financial statements in accordance with Regulation S-X promulgated under the Securities Act or any other regulation or policy of the Commission related thereto);

  (2)
  the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, will be excluded;

  (3)
  the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, will be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date; and

  (5)
  interest income reasonably anticipated by such Person to be received during the applicable four-quarter period from cash or Cash Equivalents held by such Person or any Restricted Subsidiary of such Person, which cash or Cash Equivalents exist on the Calculation Date or will exist as a result of the transaction giving rise to the need to calculate the Fixed Charge Coverage Ratio, will be included.

        "Fixed Charges" means, with respect to any specified Person for any period, the sum, without duplication, of:

  (1)
  the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings), and net of the effect of all payments made or received pursuant to interest rate Hedging Obligations; plus

  (2)
  the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period; plus

  (3)
  any interest expense on Indebtedness of another Person that is guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such guarantee or Lien is called upon; plus

  (4)
  all dividends, whether paid or accrued and whether or not in cash, on any series of Disqualified Stock of such Person or any of its Restricted Subsidiaries, other than dividends on Equity Interests payable solely in Equity Interests of Parent (other than Disqualified Stock) or to Parent or a Restricted Subsidiary of Parent,

in each case, on a consolidated basis and in accordance with GAAP.

        "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.

        "Guarantee" means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise).

        "Guarantors" means Parent and any Subsidiary of Parent that Guarantees the notes in accordance with the provisions of the indenture, and their respective successors and assigns, in each case, until the Note Guarantee of such Person has been released in accordance with the provisions of the indenture.

        "Hedged Inventory Transaction" means a transaction in which Parent or any of its Restricted Subsidiaries purchases Hydrocarbons or establishes a position using New York Mercantile Exchange or over-the-counter contracts to purchase Hydrocarbons, and within one business day of such purchase transactions, either (1) establishes one or more positions using New York Mercantile Exchange or over-the-counter futures contracts to resell at a date after the delivery date of Hydrocarbons as so purchased, or (2) enters into a contract with that Person or another Person to resell at a date after such delivery date, a similar aggregate quantity and quality of Hydrocarbons as so purchased, and at an aggregate price equal to or greater than the Indebtedness incurred for the Hydrocarbons so purchased by Parent or such Restricted Subsidiary.

        "Hedging Obligations" of any Person means the obligations of such Person under futures, swap, option, cap, collar, forward purchase or similar agreements or arrangements dealing with interest rates, currency exchange rates or commodity prices, either generally or under specific contingencies.

        "Hydrocarbons" means crude oil, natural gas, casinghead gas, drip gasoline, natural gasoline, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons and all constituents, elements or compounds thereof and products refined or processed therefrom.

        "Indebtedness" means, with respect to any specified Person, any indebtedness of such Person (excluding accrued expenses and trade payables), whether or not contingent:

  (1)
  in respect of borrowed money;

  (2)
  evidenced by bonds, notes, debentures or similar instruments;

  (3)
  in respect of banker's acceptances or letters of credit (other than obligations in respect of letters of credit securing obligations (other than obligations described in (1) or (2) above or (4) below) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the tenth business day following receipt by such Person or a demand for reimbursement);

  (4)
  representing Capital Lease Obligations;

  (5)
  representing the balance deferred and unpaid of the purchase price of any property or services due more than six months after such property is acquired or such services are completed; or

  (6)
  representing any Hedging Obligations,

if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP, but excluding Deemed Capitalized Leases. In addition, the term "Indebtedness" includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person), but only to the extent of the lesser of (x) the Fair Market Value of the assets subject to such Lien, or (y) the amount of Indebtedness secured by such Lien and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person. Indebtedness shall be calculated without giving effect to the effects of FASB ASC 815 and related interpretations to the extent such effects would otherwise increase or decrease an amount of Indebtedness for any purpose under the indenture as a result of accounting for any embedded derivatives created by the terms of such Indebtedness.

        Notwithstanding the preceding, "Indebtedness" of a Person shall not include:

  (1)
  any indebtedness that has been defeased in accordance with GAAP or defeased pursuant to the deposit of cash or Cash Equivalents (in an amount sufficient to satisfy all such indebtedness obligations at maturity or redemption, as applicable, and all payments of interest and premium, if any) in a trust or account created or pledged for the sole benefit of the holders of such indebtedness, and subject to no other Liens;

  (2)
  any obligation of such Person in respect of a farm-in agreement or similar arrangement whereby such Person agrees to pay all or a share of the drilling, completion or other expenses of an exploratory or development well (which agreement may be subject to a maximum payment obligation, after which expenses are shared in accordance with the working or participation interest therein or in accordance with the agreement of the parties) or perform the drilling, completion or other operation on such well in exchange for an ownership interest in an oil or gas property; and

  (3)
  any repayment or reimbursement obligation of such Person or any of its Restricted Subsidiaries with respect to Customary Recourse Exceptions, unless and until an event or circumstance occurs that triggers the Person's or such Restricted Subsidiary's direct repayment or reimbursement obligation (as opposed to contingent or performance obligations) to the lender or other Person to whom such obligation is actually owed, in which case the amount of such direct payment or reimbursement obligation shall constitute Indebtedness.

        "Investment Grade Rating" means a rating equal to or higher than Baa3 (or the equivalent) by Moody's and BBB- (or the equivalent) by S&P.

        "Investments" means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. Except as otherwise provided in the indenture, the amount of an Investment will be determined at the time the Investment is made and without giving effect to subsequent changes in value.

        "Joint Venture" means (i) any Person that is not a direct or indirect Subsidiary of Parent in which Parent or any of its Restricted Subsidiaries makes any Investment (provided that, for purposes of the proviso to clause (1) of the definition of Consolidated Net Income, Parent and its Restricted Subsidiaries own at least 20% of the Equity Interests of such Person on a fully diluted basis or control the management of such Person pursuant to a contractual agreement) or (ii) an Unrestricted Subsidiary of Parent that (a) has no Indebtedness and (b) was an Affiliate of Parent as of the date of the indenture.

        "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement relating to a lien on an asset under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

        "Measurement Date" means March 5, 2010.

        "Net Income" means, with respect to any specified Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however:

  (1)
  any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with: (a) any Asset Sale; or (b) the disposition of any securities by such Person or any of its Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Subsidiaries; and

  (2)
  any extraordinary gain (but not loss), together with any related provision for taxes on such extraordinary gain (but not loss).

        "Net Proceeds" means the aggregate cash proceeds and Cash Equivalents received by Parent or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash or Cash Equivalents received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of (1) the costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees and discounts, and sales commissions, and any other fees and expenses, including relocation expenses incurred as a result of the Asset Sale, taxes paid or payable as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, (2) distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Sale, (3) any relocation expenses and severance and associated costs, expenses and charges of personnel relating to the assets subject to or incurred as a result of the Asset Sale, (4) amounts required to be applied to the repayment of Indebtedness, other than Indebtedness under a Credit Facility, secured by a Lien on the asset or assets that were the subject of such Asset Sale and (5) any reserve for adjustment or indemnification obligations in respect of the sale price of any asset or assets that were the subject of such Asset Sale established in accordance with GAAP.

        "Non-Recourse Debt" means Indebtedness:

  (1)
  as to which neither Parent nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) is the lender, except for Customary Recourse Exceptions and except by the pledge of (or a Guaranty limited in recourse solely to) the Equity Interests of such Unrestricted Subsidiary or Joint Venture; and

  (2)
  as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of Parent or any of its Restricted Subsidiaries (other than the Equity Interests of an Unrestricted Subsidiary or a Joint Venture), except for Customary Recourse Exceptions.

        For purposes of determining compliance with the covenant described under "Certain Covenants—Incurrence of Indebtedness and Issuance of Disqualified Stock" above, in the event that any Non-Recourse Debt of any Company's Unrestricted Subsidiaries ceases to be Non-Recourse Debt of such Unrestricted Subsidiary, such event will be deemed to constitute an incurrence of Indebtedness by a Restricted Subsidiary of Parent.

        "Note Guarantee" means the Guarantee by each Guarantor of an Issuer's obligations under the indenture and the notes, executed pursuant to the provisions of the indenture.

        "Obligations" means any principal, premium, if any, interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization, whether or not a claim for post-filing interest is allowed in such proceeding), penalties, fees, charges, expenses, indemnifications, reimbursement obligations, damages, guarantees, and other liabilities or amounts payable under the documentation governing any Indebtedness or in respect thereto.

        "Permitted Asset Swap" means any disposition of assets by Parent or any of its Restricted Subsidiaries to any Person (other than Parent or any Subsidiary of Parent) in which at least 95% of the consideration received by Parent and Parent's Restricted Subsidiary consists of:

  (1)
  all or substantially all of the assets of, or any Capital Stock of, another Permitted Business, if, after giving effect to any such acquisition of Capital Stock, the Permitted Business is or becomes a Restricted Subsidiary or is merged into or consolidated with Parent or any Restricted Subsidiary; and/or

  (2)
  other assets that are not classified as current assets under GAAP and that are used or useful in a Permitted Business;

provided that any consideration not constituting assets or property of a kind usable by Parent or its Restricted Subsidiaries in the Permitted Business received by Parent or any of its Restricted Subsidiaries in connection with any Asset Sale that constitutes a Permitted Asset Swap shall constitute Net Proceeds from an Asset Sale pursuant to the covenant described above under the caption "—Repurchase at the Option of Holders—Asset Sales."

        "Permitted Business" means either (1) purchasing, gathering, transporting, marketing, selling, distributing, storing or otherwise handling Hydrocarbons or activities or services reasonably related or ancillary thereto, including entering into Hedging Obligations to support these businesses or (2) any other business that generates gross income that constitutes "qualifying income" under Section 7704(d) of the Code.

        "Permitted Business Investments" means Investments by Parent or any of its Restricted Subsidiaries in any Unrestricted Subsidiary of Parent or in any Joint Venture; provided that:

  (1)
  at the time of such Investment and immediately thereafter, Parent could incur $1.00 of additional Indebtedness under the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described under "—Certain Covenants—Incurrence of Indebtedness and Issuance of Disqualified Stock" above;

  (2)
  if such Unrestricted Subsidiary or Joint Venture has outstanding Indebtedness at the time of such Investment, either (a) all such Indebtedness is Non-Recourse Debt or (b) any such Indebtedness of such Unrestricted Subsidiary or Joint Venture that is recourse to Parent or any of its Restricted Subsidiaries (which shall include, without limitation, all Indebtedness of such Unrestricted Subsidiary or Joint Venture for which Parent or any of its Restricted Subsidiaries may be directly or indirectly, contingently or otherwise, obligated to pay, whether pursuant to the terms of such Indebtedness, by law or pursuant to any guarantee, including, without limitation, any "claw-back," "make-well" or "keep-well" arrangement) could, at the time such Investment is made, be incurred at that time by Parent and its Restricted Subsidiaries under the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described under "—Certain Covenants—Incurrence of Indebtedness and Issuance of Disqualified Stock"; and

  (3)
  such Unrestricted Subsidiary's or Joint Venture's activities are not outside the scope of the Permitted Business.

        "Permitted Hedged Inventory Obligations" means Indebtedness of Parent or any of its Restricted Subsidiaries under letters of credit, bankers' acceptances or borrowed money obligations, or in lieu of or in addition to such letters of credit or borrowed money, guarantees of such Indebtedness or other obligations of Parent or any Restricted Subsidiary of Parent by Parent or any other Restricted Subsidiary of Parent, as applicable, related to a Hedged Inventory Transaction, provided that, (1) if Parent or such Restricted Subsidiary has entered into such a contract to resell at a subsequent date, as distinguished from establishing a position using New York Mercantile Exchange or over-the-counter future contracts to resell at a subsequent date, (a) the Person with which Parent or such Restricted Subsidiary has such contract to sell has an Investment Grade Rating, or in lieu thereof, a Person guaranteeing the payment of such obligated Person has an Investment Grade Rating, or (b) such Person posts a letter of credit in favor of Parent or such Restricted Subsidiary with respect to such contract and (2) for the period commencing on the date Parent or such Restricted Subsidiary is obligated to take delivery of such Hydrocarbons so purchased by it and until and including the date on which delivery to the purchaser is fulfilled, Parent or such Restricted Subsidiary has the right and ability to store such quantity and quality of Hydro-carbons in storage facilities or storage capacity owned, leased, operated or otherwise controlled by Parent or any Restricted Subsidiary of Parent or in pipelines, or such Hydrocarbons are in transit to such facilities.

        "Permitted Holder" means the Sponsors and any group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision) of which any of the Sponsors are members; provided that, in the case of such group and without giving effect to the existence of such group or any other group, such Sponsors, collectively, have beneficial ownership of more than 50% of the total voting power of the Voting Stock of Parent or any of its direct or indirect parent companies.

        "Permitted Investments" means:

  (1)
  any Investment in Parent or in a Restricted Subsidiary of Parent;

  (2)
  any Investment in Cash Equivalents;

  (3)
  any Investment by Parent or any Restricted Subsidiary of Parent in a Person, if as a result of such Investment:

  (a)
  such Person becomes a Restricted Subsidiary of Parent; or

  (b)
  such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its properties or assets to, or is liquidated into, Parent or a Restricted Subsidiary of Parent;

  (4)
  any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption "—Repurchase at the Option of Holders—Asset Sales";

  (5)
  any Investment in any Person solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of Parent;

  (6)
  any Investments received in compromise of obligations of trade creditors or customers that were incurred in the ordinary course of business, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer, or as a result of a foreclosure by Parent or any of its Restricted Subsidiaries with respect to any secured Investment in default;

  (7)
  Hedging Obligations permitted to be incurred under the "Incurrence of Indebtedness and Issuance of Disqualified Stock" covenant;

  (8)
  Permitted Business Investments;

  (9)
  any Investment by Parent or any of its Restricted Subsidiaries in any Person that was previously a Subsidiary of Parent but ceases to be such as a result of a reduction in Parent's direct or indirect ownership interests in such Person in connection with a public offering of Capital Stock of such Person; provided, that at the time such Person ceases to be a Subsidiary of Parent and immediately after giving effect thereto, no "person" (as that term is used in Section 13(d)(3) of the Exchange Act) is or becomes the Beneficial Owner, directly or indirectly, of a percentage of the total Voting Stock of such Person, measured by voting power rather than number of shares, greater than the percentage of the total Voting Stock of such Person, measured by voting power rather than number of shares, owned by Parent at such time;

  (10)
  any Investment existing on, or made pursuant to binding commitments existing on, the date of the indenture and any Investment consisting of an extension, modification or renewal of any Investment existing on, or made pursuant to a binding commitment existing on, the date of the indenture; provided that the amount of any such Investment may be increased (a) as required by the terms of such Investment as in existence on the date of the indenture or (b) as otherwise permitted under the indenture;

  (11)
  Investments acquired after the date of the indenture as a result of the acquisition by Parent or any Restricted Subsidiary of Parent of another Person, including by way of a merger or consolidation with or into Parent or any of its Restricted Subsidiaries in a transaction that is not prohibited by the covenant described above under the caption "—Certain Covenants—Merger, Consolidation or Sale of Assets" after the date of the indenture to the extent that such Investments were not made in contemplation of such acquisition, merger or consolidation and were in existence on the date of such acquisition, merger or consolidation; and

  (12)
  other Investments in any Person having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (12) that are at the time outstanding, not to exceed the greater of (a) $50.0 million and (b) 4.0% of the Consolidated Net Tangible Assets of Parent at the time such Investment is made; provided, however, that if any Investment pursuant to this clause (12) is made in any Person that is not a Restricted Subsidiary of Parent at the date of the making of such Investment and such Person becomes a Restricted Subsidiary of Parent after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (1) above and shall cease to have been made pursuant to this clause (12) for so long as such Person continues to be a Restricted Subsidiary of Parent (unless Parent otherwise classifies such Investment in compliance with the indenture).

        "Permitted Liens" means:

  (1)
  Liens securing any Indebtedness under any Credit Facilities and all Obligations and Hedging Obligations relating thereto;

  (2)
  Liens in favor of an Issuer or a Guarantor;

  (3)
  Liens on property of a Person existing at the time such Person is merged or amalgamated with or into or consolidated with Parent or any Restricted Subsidiary of Parent; provided that such Liens were in existence prior to the contemplation of such merger, amalgamation or consolidation and do not extend to any assets other than those of the Person merged or amalgamated into or consolidated with Parent or the Restricted Subsidiary;

  (4)
  Liens on property (including Capital Stock) existing at the time of acquisition of the property by Parent or any Restricted Subsidiary of Parent; provided that such Liens were in existence prior to the contemplation of such acquisition;

  (5)
  any interest or title of a lessor to the property subject to a Capital Lease Obligation or an operating lease;

  (6)
  Liens on any property or asset acquired, designed, constructed, installed, developed, repaired or improved by Parent or any of its Restricted Subsidiaries (a "Purchase Money Lien"), which (a) are in favor of the seller of such property or assets, in favor of the Person developing, constructing, repairing or improving such asset or property, or in favor of the Person that provided the funding for the acquisition, development, construction, repair or improvement cost, as the case may be, of such asset or property, (b) are created within 360 days after the acquisition, development, construction, repair or improvement, (c) secure the Indebtedness not exceeding the greater of (i) the purchase price or design, development, construction, installation, repair or improvement cost, as the case may be, of such asset or property and (ii) the Fair Market Value of such acquisition, construction or improvement of such asset or property, measured as of the date of such acquisition, or as the date of such design, construction, installation, development, repair or improvement and (d) are limited to the asset or property so acquired, constructed or improved (including the proceeds thereof, accessions thereto and upgrades thereof);

  (7)
  Liens existing on the date of the indenture other than Liens securing the Credit Facilities;

  (8)
  Liens to secure the performance of tenders, bids, statutory obligations, surety or appeal bonds, government contracts, trade contracts, leases, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

  (9)
  Liens on and pledges of the Equity Interests of any Unrestricted Subsidiary or any Joint Venture owned by Parent or any Restricted Subsidiary of Parent to the extent securing Non-Recourse Debt or other Indebtedness of such Unrestricted Subsidiary or Joint Venture;

  (10)
  Liens on pipelines or pipeline facilities or products shipped on such pipelines that arise by operation of law;

  (11)
  Liens arising under operating agreements, joint venture agreements, partnership agreements, construction agreements, oil and gas leases, farmout agreements, division orders, agreements for the purchase, gathering, processing, sale, transportation or exchange of Hydrocarbons, unitization and pooling declarations and agreements, area of mutual interest agreements and other agreements arising in the ordinary course of Parent's or any Restricted Subsidiary's business that are customary in the Permitted Business;

  (12)
  Liens upon specific items of inventory, receivables or other goods or proceeds of Parent or any of its Restricted Subsidiaries securing such Person's obligations in respect of letters of credit, bankers' acceptances or receivables securitizations issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory, receivables or other goods and permitted by the covenant "—Certain Covenants—Incurrence of Indebtedness and Issuance of Disqualified Stock";

  (13)
  Liens securing Obligations of an Issuer or any Guarantor under the notes or the Guarantees, as the case may be;

  (14)
  Liens securing any Indebtedness equally and ratably with all Obligations due under the notes or any Guarantee pursuant to a contractual covenant that limits Liens in a manner substantially similar to the covenant described above under "—Certain Covenants—Liens";

  (15)
  Liens to secure performance of Hedging Obligations of Parent or any of its Restricted Subsidiaries;

  (16)
  Liens securing reimbursement obligations with respect to commercial letters of credit entered into in the ordinary course of business;

  (17)
  survey exceptions, easements, restrictions, servitudes, permits, conditions, covenants, exceptions or reservations of, or rights of others for, licenses, rights-of-way, roads, pipelines, transmission lines, transportation lines, distribution lines for the removal of gas, oil, coal or other minerals or timber, sewers, electric lines, telegraph and telephone lines and other similar purposes, or for the joint or common use of real estate, rights of way, facilities and equipment, Liens related to surface leases and surface operations, or zoning or other restrictions as to the use of real property that were not incurred in connection with Indebtedness and that do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of Parent or any of its Restricted Subsidiaries;

  (18)
  Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into in the ordinary course of business;

  (19)
  Liens incurred in the ordinary course of business of Parent or any Restricted Subsidiary of Parent with respect to obligations that do not exceed 5.0% of the Consolidated Net Tangible Assets of Parent determined at the time such Lien is incurred;

  (20)
  Liens arising under the indenture in favor of the trustee for its own benefit and similar Liens in favor of other trustees, agents and representatives arising under instruments governing Indebtedness permitted to be incurred under the indenture; provided, however, that such Liens are solely for the benefit of the trustees, agents or representatives in their capacities as such and not for the benefit of the holders of such indebtedness; and

  (21)
  any Lien renewing, extending, refinancing or refunding a Lien permitted by clauses (1) through (20) above, provided that (a) the principal amount of the Indebtedness secured by such Lien is not increased except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection therewith and by an amount equal to any existing commitments unutilized thereunder and (b) no assets encumbered by any such Lien other than the assets permitted to be encumbered immediately prior to such renewal, extension, refinance or refund are encumbered thereby (other than improvements thereon, accessions thereto and proceeds thereof).

        "Permitted Operating Obligations" means Indebtedness of Parent or any Restricted Subsidiary of Parent in respect of one or more standby letters of credit, bid, performance or surety bonds, or other reimbursement obligations, issued for the account of, or entered into by, Parent or any Restricted Subsidiary of Parent in the ordinary course of business (excluding obligations related to the purchase by Parent or any Restricted Subsidiary of Parent of Hydrocarbons for which Parent or such Restricted Subsidiary has contracts to sell), or in lieu of any thereof or in addition to any thereto, guarantees and letters of credit supporting any such obligations and Indebtedness (in each case, other than for any obligations for borrowed money, other than borrowed money represented by any such letter of credit, bid, performance or surety bond, or reimbursement obligation itself, or any guarantee and letter of credit related thereto).

        "Permitted Refinancing Indebtedness" means any Indebtedness of Parent or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund or discharge other Indebtedness of Parent or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

  (1)
  the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded or discharged (plus all accrued interest on the Indebtedness and the amount of all expenses and premiums incurred in connection therewith);

  (2)
  such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

  (3)
  if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded or discharged is subordinated in right of payment to the notes or the Notes Guarantees, such Permitted Refinancing Indebtedness is subordinated in right of payment to the notes or the Notes Guarantees on terms at least as favorable to the Holders of notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded or discharged; and

  (4)
  such Indebtedness is incurred by Parent or a Guarantor if Parent or a Guarantor is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

        Notwithstanding the preceding, any Indebtedness incurred under Credit Facilities pursuant to the covenant "Incurrence of Indebtedness and Issuance of Disqualified Stock" shall be subject only to the refinancing provision in the definition of Credit Facilities and not pursuant to the requirements set forth in the definition of Permitted Refinancing Indebtedness.

        "Person" means any individual, corporation (including an unlimited liability company), partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

        "Rating Agencies" means Moody's and S&P.

        "Ratings Categories" means:

  (1)
  with respect to S&P, any of the following categories: AAA, AA, A, BBB, BB, B, CCC, CC, C and D (or equivalent successor categories); and

  (2)
  with respect to Moody's, any of the following categories: Aaa, Aa, A, Baa, Ba, B, Caa, Ca, C and D (or equivalent successor categories).

        "Ratings Decline" means a decrease in the rating of the notes by either Moody's or S&P by one or more gradations (including gradations within Rating Categories as well as between Rating Categories). In determining whether the rating of the notes has decreased by one or more gradations, gradations within Ratings Categories, namely + or - for S&P, and 1, 2 and 3 for Moody's, will be taken into account; for example, in the case of S&P, a ratings decline either from BB+ to BB or BB to BB- will constitute a decrease of one gradation.

        "Reporting Default" means a Default under the covenants described under "Certain Covenants Reports" after giving effect to the grace periods referred to therein.

        "Restricted Investment" means an Investment other than a Permitted Investment.

        "Restricted Subsidiary" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

        "Significant Subsidiary" means any Restricted Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date of the indenture.

        "Sponsors" means Carlyle/Riverstone Global Energy and Power Fund II, L.P. and Carlyle/ Riverstone Global Energy and Power Fund III, L.P. and their Affiliates.

        "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the documentation governing such Indebtedness as of the date of the indenture, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

        "Subsidiary" means, with respect to any specified Person:

  (1)
  any corporation (including an unlimited liability company), association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders' agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

  (2)
  any partnership or limited liability company of which (a) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general and limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, whether in the form of membership, general, special or limited partnership interests or otherwise, and (b) such Person or any Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

        "Subsidiary Guarantor" means, any Subsidiary of Parent that Guarantees the notes in accordance with the provisions of the indenture, and their respective successors and assigns, in each case, until the Note Guarantee of such Person has been released in accordance with the provisions of the indenture.

        "Treasury Rate" means, as of any redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two business days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to October 1, 2016; provided, however, that if the period from the redemption date to October 1, 2016, is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

        "Unrestricted Subsidiary" means any Subsidiary of Parent (other than an Issuer) that is designated by the Board of Directors of Parent as an Unrestricted Subsidiary pursuant to a resolution of the Board of Directors of Parent, but only to the extent that such Subsidiary:

  (1)
  has no Indebtedness other than Non-Recourse Debt;

  (2)
  except as permitted by the covenant described above under the caption "—Certain Covenants—Transactions with Affiliates," is not party to any agreement, contract, arrangement or understanding with Parent or any Restricted Subsidiary of Parent unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to Parent or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of Parent;

  (3)
  is a Person with respect to which neither Parent nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; and

  (4)
  has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of Parent or any of its Restricted Subsidiaries.

        "Voting Stock" of any specified Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

        "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

  (1)
  the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

  (2)
  the then outstanding principal amount of such Indebtedness.

PLAN OF DISTRIBUTION

        Based on interpretations by the staff of the Commission in no-action letters issued to third parties, we believe that you may transfer new notes issued under the exchange offer in exchange for the old notes if:

  •
  you acquire the new notes in the ordinary course of your business; and

  •
  you are not engaged in, and do not intend to engage in, and have no arrangement or understanding with any person to participate in, a distribution of such new notes.

        You may not participate in the exchange offer if you are:

  •
  an "affiliate" within the meaning of Rule 405 under the Securities Act of the Issuers or the guarantors; or

  •
  a broker-dealer that acquired old notes directly from us.

        Each broker-dealer that receives new notes for its own account pursuant to the exchange offer must acknowledge that it will deliver this prospectus in connection with any resale of such new notes. To date, the staff of the Commission has taken the position that broker-dealers may fulfill their prospectus delivery requirements with respect to transactions involving an exchange of securities such as this exchange offer, other than a resale of an unsold allotment from the original sale of the old notes, with the prospectus contained in the registration statement relating to the exchange offer. On this basis, this prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for old notes where such old notes were acquired as a result of market-making activities or other trading activities. We have agreed that, for a period of up to 180 days after the exchange date (as such period may be extended), we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until such date, all dealers effecting transactions in new notes may be required to deliver this prospectus.

        If you wish to exchange new notes for your old notes in the exchange offer, you will be required to make representations to us as described in "Exchange Offer—Procedures for Tendering—Your Representations to Us" in this prospectus. As indicated in the letter of transmittal, you will be deemed to have made these representations by tendering your old notes in the exchange offer. In addition, if you are a broker-dealer who receives new notes for your own account in exchange for old notes that were acquired by you as a result of market-making activities or other trading activities, you will be required to acknowledge, in the same manner, that you will deliver this prospectus in connection with any resale by you of such new notes.

        We will not receive any proceeds from any sale of new notes by broker-dealers. New notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions:

  •
  in the over-the-counter market;

  •
  in negotiated transactions;

  •
  through the writing of options on the new notes; or

  •
  a combination of such methods of resale;

  •
  at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices.

        Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such new notes. Any broker-dealer that resells new notes of any series that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such new notes may be deemed to be an "underwriter" within the meaning of the Securities Act.

        For a period of up to 180 days after the exchange date (as such period may be extended), we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the manner indicated in the letter of transmittal. We have agreed to pay all reasonable expenses incident to the exchange offer (including the expenses of one counsel for the holders of the old notes) other than commissions or concessions of any broker-dealers and will indemnify the holders of the old notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

 CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

        The following summary describes certain U.S. federal income tax consequences of the exchange of old notes for the new notes pursuant to this exchange offer. This summary does not discuss all of the aspects of U.S. federal income taxation which may be relevant to investors in light of their particular circumstances. In addition, this summary does not discuss any state or local income or foreign income or other tax consequences. This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations promulgated thereunder, rulings and judicial decisions, all as in effect as of the date of this prospectus and all of which are subject to change or differing interpretation, possibly with retroactive effect. The statements set forth below are not binding on the Internal Revenue Service or on any court. Thus, we can provide no assurance that the statements set forth below will not be challenged by the Internal Revenue Service, or that they would be sustained by a court if they were so challenged.

        The exchange of old notes for new notes will not be an exchange or otherwise a taxable event for United States federal income tax purposes. Consequently, you will not recognize gain or loss upon receipt of a new note in exchange for an old note in the exchange offer, your basis in the new note received in the exchange offer will be the same as your basis in the corresponding old note immediately before the exchange, and your holding period in the new note will include your holding period in the old note.

        You are urged to consult your tax advisor with respect to the application of the U.S. federal income tax laws to your particular situation as well as any tax consequences arising under the U.S. federal estate or gift tax rules or under the laws of any state, local, foreign or other taxing jurisdiction or under any applicable tax treaty in connection with the exchange of old notes for new notes.

 CERTAIN CANADIAN FEDERAL INCOME TAX CONSIDERATIONS

        The following summary describes the principal Canadian federal income tax considerations generally applicable, as of the date hereof, to a holder of the old notes who participates in the exchange offer and who, for purposes of the Income Tax Act (Canada), or the Tax Act, and at all relevant times, is not and is not deemed to be resident in Canada, does not use or hold and is not deemed to use or hold the old notes or the new notes in carrying on a business in Canada, holds the old notes and the new notes as capital property, deals at arm's length and is not affiliated with the Issuers, and deals at arm's length and is not affiliated with any transferee resident or deemed to be resident in Canada to whom the holder assigns, transfers or otherwise disposes of old notes or new notes, or a Holder. Generally, the old notes and the new notes will be capital property to a Holder provided the Holder does not acquire or hold such notes in the course of carrying on a business of trading or dealing in securities or as part of an adventure or concern in the nature of trade.

        This summary is not applicable to a Holder that is an insurer that carries on an insurance business in Canada and elsewhere within the meaning of the Tax Act. Any such holder should consult its own Canadian tax advisors with respect to the acquisition, holding or disposition of the old notes and new notes.

        This summary is based upon the provisions of the Tax Act and the regulations thereunder as of the date hereof, all specific proposals to amend the Tax Act and the regulations thereunder, or the Tax Proposals, which have been publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof and the administrative policies and assessing practices of the Canada Revenue Agency published in writing prior to the date hereof. Except for the Tax Proposals, this summary does not take into account or anticipate any changes in law or administrative policy and assessing practice, whether by way of judicial, regulatory, legislative or governmental decision or action, nor does it take into account other federal or provincial, territorial or foreign income tax legislation or considerations, which may differ from the Canadian federal income tax considerations discussed herein. No assurances can be given that the Tax Proposals will be enacted as proposed or at all.

        This summary is of a general nature only and is not intended to be, and should not be construed to be, legal or tax advice to any particular holder of the old notes. This summary is not exhaustive of all Canadian federal income tax considerations. Accordingly, prospective purchasers should consult their own Canadian tax advisors with respect to the Canadian income tax considerations associated with participating in the exchange offer.

        For the purposes of the Tax Act, the exchange of the old notes for the new notes should not constitute a taxable transaction.

 LEGAL MATTERS

        Certain legal matters relating to the new notes offered in this exchange offer and the guarantees were passed upon for us by Vinson & Elkins L.L.P. Certain matters of Canadian law were passed upon by Bennett Jones LLP, Calgary, Alberta, as our counsel. Certain matters of Dutch law were passed upon by De Brauw Blackstone Westbroek New York B.V., Amsterdam, the Netherlands, as our counsel.

EXPERTS

        The consolidated financial statements of Niska Gas Storage Partners LLC as of March 31, 2014 and 2013 and for each of the years in the three-year period ended March 31, 2014, and the effectiveness of internal control over financial reporting as of March 31, 2014, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        We have filed with the SEC a registration statement on Form S-4 under the Securities Act, covering the notes to be issued in the exchange offer (Registration No. 333-200218). This prospectus, which is a part of the registration statement, does not contain all of the information included in the registration statement. Any statement made in this prospectus concerning the contents of any contract, agreement or other document is not necessarily complete. For further information regarding our company and the notes to be issued in the exchange offer, please refer to the registration statement, including its exhibits. If we have filed any contract, agreement or other document as an exhibit to the registration statement, you should read the exhibit for a more complete understanding of the documents or matter involved.

        We are subject to the periodic reporting and other informational requirements of the Exchange Act. You may read and copy any reports or other information filed by us at the SEC's public reference room at 100 F Street, N.E., Washington, DC 20549. Copies of this material can be obtained from the Public Reference Section of the SEC upon payment of fees prescribed by the SEC. You may call the SEC at 800-SEC-0350 for further information on the operation of the public reference room. Our filings will also be available to the public from commercial document retrieval services and at the SEC's website at www.sec.gov.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        We "incorporate by reference" information into this prospectus, which means that we disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information contained expressly in this prospectus, and the information that we file later with the SEC will automatically supersede this information. You should not assume that the information in this prospectus is current as of any date other than the date on the front page of this prospectus.

        We incorporate by reference the documents listed below and any documents subsequently filed with the SEC by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, (excluding any information furnished and not filed with the SEC) from the date of this prospectus until we have sold all of the notes to which this prospectus relates or the offering is otherwise terminated:

  •
  Annual Report on Form 10-K for the fiscal year ended March 31, 2014;

  •
  Quarterly Reports on Form 10-Q for the quarters ended June 30, 2014 and September 30, 2014; and

  •
  Current Reports on Form 8-K filed April 7, 2014, May 13, 2014, June 20, 2014, June 30, 2014, August 6, 2014 and September 10, 2014.

        You may request a copy of any document incorporated by reference and copies of the indenture or other agreements referred to in this prospectus, at no cost, on our website, at www.niskapartners.com, or by writing or telephoning us at the following address or phone number:

Niska Gas Storage Partners LLC
400, 607—8th Avenue S.W.
Calgary Alberta, Canada T2P 0A7
(403) 513-8632
Attn: Investor Relations

 CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus includes forward-looking statements. Forward-looking statements are statements other than statements of historical facts or present facts, that address activities, events, outcomes, and other matters that Niska plans, expects, intends, assumes, believes, budgets, predicts, forecasts, projects, estimates, or anticipates (and other similar expressions) will, should, or may occur in the future. The words "believe," "may," "will," "estimate," "continue," "anticipate," "intend," "project," "expect," "predict" and similar expressions identify these forward-looking statements. Forward looking statements are based on management's current expectations and can be affected by assumptions used or by known or unknown risks or uncertainties. Consequently, no forward looking statements can be guaranteed. When considering these forward looking statements, you should keep in mind the risk factors and other cautionary statements in this document. Actual results may vary materially. You are cautioned not to place undue reliance on any forward looking statements. You should also understand that it is not possible to predict or identify all such factors and should not consider the following list to be a complete statement of all potential risks and uncertainties. Factors that could cause our actual results to differ materially from the results contemplated by such forward looking statements include:

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  changes in general economic conditions;

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  competitive conditions in our industry;

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  actions taken by third party operators, processors and transporters;

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  changes in the availability and cost of capital;

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  operating hazards, natural disasters, weather related delays, casualty losses and other matters beyond our control;

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  the effects of existing and future laws and governmental regulations;

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  the effects of future litigation; and

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  certain factors discussed elsewhere in this document.

        Should one or more of the risks or uncertainties described in this prospectus occur, or should underlying assumptions prove incorrect, our actual results and plans could differ materially from those expressed in any forward-looking statement.

        We caution you not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus, and we undertake no obligation to update this information to reflect events or circumstances after the date of this prospectus, except as required by law. All forward-looking statements, expressed or implied, included in this prospectus are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that we or persons acting on our behalf may issue.

ANNEX A

Letter Of Transmittal
to Tender
Outstanding 6.50% Senior Notes due 2019

of

NISKA GAS STORAGE CANADA ULC
NISKA GAS STORAGE CANADA FINANCE CORP.

        Pursuant to the Exchange Offer and Prospectus dated December 3, 2014

The Exchange Agent for the Exchange Offer is:
The Bank of New York Mellon, as Exchange Agent
c/o The Bank of New York Mellon Corporation
Corporate Trust Operations- Reorganization Unit
111 Sanders Creek Parkway
Attention: Dacia Brown-Jones
Telephone: (315) 414-3349
East Syracuse, NY 13057
Facsimile: (732) 667-9408

        IF YOU WISH TO EXCHANGE CURRENTLY OUTSTANDING UNREGISTERED 6.50% SENIOR NOTES DUE 2019 (THE "OLD NOTES") FOR AN EQUAL AGGREGATE PRINCIPAL AMOUNT OF REGISTERED 6.50% SENIOR NOTES DUE 2019 PURSUANT TO THE EXCHANGE OFFER, YOU MUST VALIDLY TENDER (AND NOT WITHDRAW) OLD NOTES TO THE EXCHANGE AGENT PRIOR TO 5:00 P.M. NEW YORK CITY TIME ON THE EXPIRATION DATE BY CAUSING AN AGENT'S MESSAGE TO BE RECEIVED BY THE EXCHANGE AGENT PRIOR TO SUCH TIME.

        The undersigned holder of Old Notes hereby acknowledges receipt of the prospectus, dated December 3, 2014 (the "Prospectus"), of Niska Gas Storage Canada ULC ("Niska Canada") and Niska Gas Storage Canada Finance Corp. ("Canada Finco" and, together with Niska Canada, the "Issuers"), and this Letter of Transmittal (the "Letter of Transmittal"), which together describe the offer (the "Exchange Offer") of the Issuers to exchange their 6.50% Senior Notes due 2019 (the "New Notes") that have been registered under the Securities Act of 1933, as amended (the "Securities Act"), for a like principal amount of the Issuers' issued and outstanding 6.50% Senior Notes due 2019 (the "Old Notes") that have not been registered under the Securities Act. Capitalized terms used but not defined herein have the respective meaning given to them in the Prospectus.

        The Issuers reserve the right, at any time or from time to time, to extend the Exchange Offer at their discretion, in which event the term "Expiration Date" shall mean the latest date to which the Exchange Offer is extended. The Issuers shall notify the Exchange Agent and each registered holder of the Old Notes of any extension by oral, promptly confirmed in writing, or written notice prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date.

        Tender of Old Notes is to be made according to the Automated Tender Offer Program ("ATOP") of The Depository Trust Company ("DTC") pursuant to the procedures set forth in the prospectus under the caption "Exchange Offer—Procedures for Tendering." DTC participants that are accepting the Exchange Offer must transmit their acceptance to DTC, which will verify the acceptance and execute a book-entry delivery to the Exchange Agent's DTC account. DTC will then send a computer-generated message known as an "agent's message" to the exchange agent for its acceptance. For you to validly tender your Old Notes in the Exchange Offer, the Exchange Agent must receive, prior to the Expiration Date, an agent's message under the ATOP procedures that confirms that:

        DTC has received your instructions to tender your Old Notes; and

        You agree to be bound by the terms of this Letter of Transmittal.

        By using the ATOP procedures to tender Old Notes, you will not be required to deliver this Letter of Transmittal to the Exchange Agent. However, you will be bound by its terms, and you will be deemed to have made the acknowledgments and the representations and warranties it contains, just as if you had signed it.

        PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY.

        Ladies and Gentlemen:

          1.     By tendering Old Notes in the Exchange Offer, you acknowledge receipt of the Prospectus and this Letter of Transmittal.

          2.     By tendering Old Notes in the Exchange Offer, you represent and warrant that you have full authority to tender, exchange, sell, assign and transfer the Old Notes described above and that, when the same are accepted for exchange, the Issuers will acquire good, marketable and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances, and that the Old Notes tendered hereby are not subject to any adverse claims or proxies, the undersigned will, upon request, execute and deliver any additional documents deemed by the Issuers or the Exchange Agent to be necessary or desirable to complete the exchange, assignment and transfer of the Old Notes tendered hereby, and the undersigned will comply with its obligations under the registration rights agreement. The undersigned agrees to all of the terms of the Exchange Offer.

          3.     The tender of the Old Notes pursuant to all of the procedures set forth in the Prospectus will constitute an agreement between you and the Issuers as to the terms and conditions set forth in the Prospectus. Subject to and effective upon the acceptance for exchange of all or any portion of the Old Notes tendered herewith in accordance with the terms and conditions of the Exchange Offer (including, if the Exchange Offer is extended or amended, the terms and conditions of any such extension or amendment), the undersigned hereby sells, assigns and transfers to or upon the order of the Issuers all right, title and interest in and to such Old Notes as are being tendered herewith. The undersigned hereby irrevocably constitutes and appoints the Exchange Agent as its agent and attorney-in-fact (with full knowledge that the Exchange Agent is also acting as agent of the Issuers in connection with the Exchange Offer) with respect to the tendered Old Notes, with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest), subject only to the right of withdrawal described in the Prospectus, to (i) deliver certificates for Old Notes to the Issuers together with all accompanying evidences of transfer and authenticity to, or upon the order of, the Issuers, upon receipt by the Exchange Agent, as the undersigned's agent, of the Notes to be issued in exchange for such Old Notes, (ii) present certificates for such Old Notes for transfer, and to transfer the Old Notes on the books of the Issuers, and (iii) receive for the account of the Issuers all benefits and otherwise exercise all rights of beneficial ownership of such Old Notes, all in accordance with the terms and conditions of the Exchange Offer.

          4.     The Exchange Offer is being made in reliance upon interpretations contained in no-action letters issued to third parties by the staff of the Securities and Exchange Commission (the "Commission"), including Exxon Capital Holdings Corp., Commission No-Action Letter (available May 13, 1988), Morgan Stanley & Co. Inc., Commission No-Action Letter (available June 5, 1991) and Shearman & Sterling, Commission No-Action Letter (available July 2, 1993), that the New

  Notes issued in exchange for the Old Notes pursuant to the Exchange Offer may be offered for resale, resold and otherwise transferred by holders thereof (other than a broker-dealer who purchased Old Notes exchanged for such New Notes directly from the Issuers to resell pursuant to Rule 144A or any other available exemption under the Securities Act, and any such holder that is an "affiliate" of Niska Canada or Canada Finco within the meaning of Rule 405 under the Securities Act), without compliance with the registration and prospectus delivery provisions of the Securities Act; provided that such New Notes are acquired in the ordinary course of such holders' business and such holders are not participating in, and have no arrangement with any person to participate in, the distribution of such New Notes.

          5.     By tendering Old Notes in the Exchange Offer, you represent and warrant that:

            a.     the New Notes acquired pursuant to the Exchange Offer are being obtained in the ordinary course of your business, whether or not you are the holder;

            b.     you have no arrangement or understanding with any person to participate in the distribution of such New Notes in violation of the provisions of the Securities Act;

            c.     you are not an "affiliate" (within the meaning of Rule 405 under the Securities Act) of Niska Canada, Canada Finco or the guarantors; and

            d.     if you are a broker-dealer that will receive New Notes for your own account in exchange for Old Notes that were acquired as a result of market-making or other trading activities, then you will deliver a prospectus (or, to the extent permitted by law, make available a prospectus to purchasers) in connection with any resale of the New Notes.

          6.     You may, if you are unable to make all of the representations and warranties contained in paragraph 5 above and as otherwise permitted in the Registration Rights Agreement (as defined below), elect to have your Old Notes registered in the shelf registration statement described in the Registration Rights Agreement, dated as of March 17, 2014, relating to the 6.50% Senior Notes due 2019 (the "Registration Rights Agreement"), by and among the Niska Canada, Canada Finco and the Guarantors (as defined therein) and the Purchasers (as defined therein). Such election may be made only by notifying the Issuers in writing at 170 Radnor Chester Road, Suite 150, Radnor, PA 19087, Attn: Corporate Secretary. By making such election, you agree, as a holder of Old Notes participating in a shelf registration, to indemnify and hold harmless Niska Canada, Canada Finco, each of the directors or members, as applicable, and officers of either Niska Canada or Canada Finco. who signs such shelf registration statement on behalf of Niska Canada or Canada Finco, each person who controls either of the Issuers within the meaning of either the Securities Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and each other holder of Old Notes, from and against any and all losses, claims, damages or liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in any shelf registration statement or prospectus, or in any supplement thereto or amendment thereof, or caused by the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, but only with respect to information relating to you furnished in writing by or on behalf of you expressly for use in a shelf registration statement, a prospectus or any amendments or supplements thereto. Any such indemnification shall be governed by the terms and subject to the conditions set forth in the Registration Rights Agreement, including, without limitation, the provisions regarding notice, retention of counsel, contribution and payment of expenses set forth therein. The above summary of the indemnification provision of the Registration Rights Agreement is not intended to be exhaustive and is qualified in its entirety by the Registration Rights Agreement.

          7.     If you are not a broker-dealer, you represent that you are not engaged in, and do not intend to engage in, a distribution of New Notes. If you are a broker-dealer that will receive New Notes for your own account in exchange for Old Notes that were acquired as a result of market-making activities or other trading activities, you acknowledge, by tendering Old Notes in the Exchange Offer, that you will deliver a prospectus in connection with any resale of such New Notes; however, by so acknowledging and by delivering a prospectus, you will not be deemed to admit that you are an "underwriter" within the meaning of the Securities Act. The Issuers will furnish you with copies of the Prospectus, as then amended or supplemented, for such purpose upon your written request to the Issuers at their address indicated in the preceding paragraph. If you are a broker-dealer and Old Notes held for your own account were not acquired as a result of market-making or other trading activities, such Old Notes cannot be exchanged pursuant to the Exchange Offer.

          8.     Any of your obligations hereunder shall be binding upon your successors, assigns, executors, administrators, trustees in bankruptcy and legal and personal representatives.

 INSTRUCTIONS
FORMING PART OF THE TERMS AND CONDITIONS OF THE EXCHANGE OFFER

  1.    Book-Entry Confirmations.

        Any confirmation of a book-entry transfer to the Exchange Agent's account at DTC of Old Notes tendered by book-entry transfer, as well as an agent's message, and any other documents required by this Letter of Transmittal, must be received by the Exchange Agent at its address set forth herein prior to 5:00 p.m., New York City time, on the Expiration Date.

  2.    Partial Tenders.

        Tenders of Old Notes will be accepted only in denominations of $2,000 or integral multiples of $1,000 in excess thereof, provided that the untendered portion of any old notes and the unaccepted portion of any tendered old notes must be in a minimum principal amount of $2,000. The entire aggregate principal amount of Old Notes delivered to the Exchange Agent will be deemed to have been tendered unless otherwise communicated to the Exchange Agent. If the entire aggregate principal amount of all Old Notes is not tendered, then Old Notes for the aggregate principal amount of Old Notes not tendered and New Notes issued in exchange for any Old Notes accepted will be delivered to the holder via the facilities of DTC promptly after the Old Notes are accepted for exchange.

  3.    Validity of Tenders.

        All questions as to the validity, form, eligibility (including time of receipt), acceptance, and withdrawal of tendered Old Notes will be determined by the Issuers, in their sole discretion, which determination will be final and binding. The Issuers reserve the absolute right to reject any or all tenders not in proper form or the acceptance for exchange of which may, in the opinion of counsel for the Issuers, be unlawful. The Issuers also reserve the absolute right to waive any of the conditions of the Exchange Offer or any defect or irregularity in the tender of any Old Notes. The Issuers' interpretation of the terms and conditions of the Exchange Offer (including the instructions on this Letter of Transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Old Notes must be cured within such time as the Issuers shall determine. Although the Issuers intend to notify holders of defects or irregularities with respect to tenders of Old Notes, neither the Issuers, the Exchange Agent, nor any other person shall be under any duty to give notification of any defects or irregularities in tenders or incur any liability for failure to give such notification. Tenders of Old Notes will not be deemed to have been made until such defects or irregularities have been cured or waived. Any Old Notes received by the Exchange Agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the Exchange Agent to the tendering holders via the facilities of DTC as soon as practicable following the Expiration Date.

        Until March 3, 2015 all dealers that effect transactions in the new notes, whether or not participating in this offering may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters with respect to their unsold allotments or subscriptions.